UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
 ____________________________

Filed by the Registrant	☒	Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12
EHEALTH, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Letter from our CEO

Dear Fellow Stockholder:
You are cordially invited to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of eHealth, Inc., a Delaware corporation (the “Company”), that will be held on June 18, 2025 at 9:00 a.m., Eastern Time, and any postponement, adjournment or continuation thereof. We will hold the Annual Meeting in a virtual format via live webcast at www.virtualshareholdermeeting.com/EHTH2025.
On or about April 28, 2025, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”). The Notice contains instructions on how to access the Company’s proxy statement and the annual report, how to vote online or by telephone, and how to receive a paper copy of the proxy materials by mail. If you requested to receive printed proxy materials, you may submit your proxy or voting instructions by completing, signing, dating and returning your proxy card or voting instruction form in the envelope provided.
We are confident that our director candidates have the professional achievements, skills, experiences and reputations that qualify each of them to oversee the Company’s management and the execution of our long-term strategic plan to realize stockholder value. The Board of Directors unanimously recommends that you vote “FOR” the election of A. John Hass, III, Francis S. Soistman and Aaron C. Tolson to the Board of Directors (Proposal 1), “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025 (Proposal 2), “FOR” the approval, on an advisory basis, of the compensation of our Named Executive Officers (Proposal 3), and “FOR” the approval of an amendment and restatement of the eHealth, Inc. 2024 Equity Incentive Plan to increase the maximum number of shares of common stock that may be issued thereunder by 1,500,000 shares (Proposal 4).
It is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. You may vote over the Internet, as well as by telephone, or by mailing a proxy card or voting instruction form. Returning the proxy or voting instruction form or voting by Internet or telephone does not deprive you of your right to attend the Annual Meeting virtually and to vote your shares at the Annual Meeting. Voting now will not limit your right to change your vote or to attend the Annual Meeting.
Thank you for your ongoing support of eHealth, Inc.

Sincerely yours,

Francis S. Soistman Chief Executive Officer and Director
April 28, 2025

Notice of 2025 Annual Meeting of Stockholders

To the Stockholders of eHealth, Inc.:
The 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of eHealth, Inc., a Delaware corporation (the “Company”), will be held solely via live webcast at www.virtualshareholdermeeting.com/EHTH2025, on June 18, 2025 at 9:00 a.m., Eastern Time, for the following purposes:
1.To elect the three Class I director nominees named in the accompanying proxy statement to serve for terms of three years and until their respective successors are duly elected and qualified, subject to earlier resignation or removal;
2.To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025;
3.To vote to approve, on an advisory basis, the compensation of our Named Executive Officers;
4.To vote to approve an amendment and restatement of the eHealth, Inc. 2024 Equity Incentive Plan to increase the maximum number of shares of common stock that may be issued thereunder by 1,500,000 shares; and
5.To transact such other business as may properly come before the Annual Meeting or at any postponement, adjournment or continuation thereof.
The foregoing items of business are more fully described in the proxy statement accompanying this notice or made available over the Internet. Only stockholders of the Company as of the close of business on April 21, 2025 (the “Record Date”) and their proxies are entitled to notice of, to attend and/or to vote at the Annual Meeting and any postponements, adjournments or continuations thereof.
All stockholders as of the Record Date are cordially invited to attend the Annual Meeting. You are urged to vote even if you sold your shares after the Record Date. You may vote over the Internet, as well as by telephone, or by mailing a proxy card or voting instruction form. Further instructions regarding voting rights and the matters to be voted upon are presented in the accompanying proxy statement.
IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING, REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. ACCORDINGLY, AFTER READING THE ACCOMPANYING PROXY STATEMENT, PLEASE PROMPTLY SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS BY FOLLOWING THE INSTRUCTIONS PROVIDED. PLEASE NOTE THAT EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, WE RECOMMEND THAT YOU VOTE PRIOR TO THE ANNUAL MEETING TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED.
Regardless of the number of shares of the Company that you own, your vote will be important. Thank you for your continued support, interest and investment in the Company.

By Order of the Board of Directors,

Gavin G. Galimi Senior Vice President, General Counsel and Corporate Secretary

Austin, Texas
April 28, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE 2025 ANNUAL MEETING TO BE HELD ON JUNE 18, 2025
The proxy statement, the accompanying proxy card and the annual report are available free of charge at www.proxyvote.com/EHTH. Information on this website, other than this proxy statement, is not a part of this proxy statement.
Please sign, date and promptly return the proxy card or voting instruction form or grant a proxy and give voting instructions by Internet or telephone, so that you may be represented at the Annual Meeting. Instructions are available on the Notice of Internet Availability of Proxy Materials, your proxy card or on the voting instruction form provided by your bank, broker or other nominee.
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The accompanying proxy statement provides a detailed description of the business to be conducted at the Annual Meeting. We urge you to read the accompanying proxy statement, including each appendix, carefully and in its entirety.

Forward-Looking Statements
This proxy statement contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding our expectations regarding our business, operations and strategy, including the following:

•our plans, strategies or objectives with respect to future operations;
•our expectations regarding our financial performance and profitability;
•our expectations regarding our operations and costs, including investment in enrollment growth and business diversification; and
•other statements regarding our future operations, financial condition, prospects and business strategies.

These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made, including the risks and uncertainties described in our most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the Securities and Exchange Commission and available on the Investor Relations page of our website at ir.ehealthinsurance.com and on the Securities and Exchange Commission’s website at www.sec.gov. In particular, we are required by Accounting Standards Codification 606 — Revenue from Contracts with Customers to make numerous assumptions that are based on historical trends and our management’s judgment. These assumptions may change over time and have a material impact on our revenue recognition, guidance, and results of operations. Please review the assumptions stated in this proxy statement carefully.

All forward-looking statements in this proxy statement are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

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PROXY STATEMENT FOR THE
2025 ANNUAL MEETING OF STOCKHOLDERS
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The Board of Directors (the “Board”) of eHealth, Inc., a Delaware corporation (“we,” “us,” “our,” the “Company” or “eHealth”), is soliciting proxies to be used at our Annual Meeting of Stockholders to be held solely via live webcast at www.virtualshareholdermeeting.com/EHTH2025 on June 18, 2025 at 9:00 a.m., Eastern Time, and for any postponement, adjournment or continuation thereof (the “Annual Meeting”).
On or about April 28, 2025, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement and our annual report, how to vote online or by telephone and how to receive a paper copy of the proxy materials by mail.
Questions and Answers About the Proxy Materials and the Annual Meeting
Why did I receive these proxy materials?
We are providing this proxy statement in connection with the solicitation by our Board of proxies to be voted at the Annual Meeting. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may vote your shares using one of the other voting methods described below. Whether or not you expect to attend the Annual Meeting, please vote your shares as soon as possible in order to ensure your representation at the Annual Meeting.
Your vote is very important. Please submit your vote via the Internet, telephone or mail as soon as possible by following the voting instructions on the proxy card or Notice, even if you plan to attend the Annual Meeting. If you hold your shares in an account at a bank, broker, dealer or other nominee, follow the instructions provided by your nominee on your voting instruction form or otherwise to vote your shares. Voting your shares by proxy ensures that if you are unable to attend the Annual Meeting, your shares will be voted at the Annual Meeting. Voting now will not limit your right to change your vote or to attend the Annual Meeting.
What proposals will be voted on at the Annual Meeting?
Four proposals are scheduled to be voted on at the Annual Meeting:
1.The election of the three Class I director nominees named in this proxy statement to serve for terms of three years and until their respective successors are duly elected and qualified, subject to earlier resignation or removal (Proposal 1);
2.The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025 (Proposal 2);
3.A vote to approve, on an advisory basis, the compensation of our Named Executive Officers (Proposal 3); and
4.A vote to approve an amendment and restatement of the eHealth, Inc. 2024 Equity Incentive Plan to increase the maximum number of shares of common stock that may be issued thereunder by 1,500,000 shares (Proposal 4).
What are the recommendations of the Board?
Our Board unanimously recommends that you vote:

1.“FOR” the election of the three Class I director nominees named in this proxy statement (Proposal 1);
2.“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025 (Proposal 2);
3.“FOR” the approval, on an advisory basis, of the compensation of our Named Executive Officers (Proposal 3); and
4.“FOR” the approval of an amendment and restatement of the eHealth, Inc. 2024 Equity Incentive Plan to increase the maximum number of shares of common stock that may be issued thereunder by 1,500,000 shares (Proposal 4).
Will there be any other items of business on the agenda?
We do not expect any other items of business beyond those described in this proxy statement because the deadline for stockholder proposals and nominations has already passed. Nonetheless, in case there is an unforeseen need, the proxy card gives discretionary authority to the persons named on the proxy with respect to any other matters that might be properly brought before the Annual Meeting. The proxy holders intend to vote that proxy in accordance with their judgment. If for any reason any of the nominees named in this proxy statement is not available as a candidate for director, and our Board has not reduced the authorized number of directors on our Board, then the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.
What constitutes a quorum?
As of the close of business on April 21, 2025 (the “Record Date”), there were 30,326,646 shares of our common stock and 2,250,000 shares of Series A preferred stock outstanding. Each holder of our common stock is entitled to one vote for each share of common stock held as of the Record Date, and each holder of our Series A preferred stock is entitled to that number of votes calculated in accordance with the Certificate of Designations of Series A Preferred Stock (“Certificate of Designations”) previously filed as an exhibit to our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 3, 2021. As of the close of business on the Record Date, the holder of all of our outstanding Series A preferred stock was entitled to 4,171,639 votes at the Annual Meeting. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the voting power of all of the shares of our capital stock outstanding on the Record Date will constitute a quorum. The holders of our capital stock were entitled to an aggregate of 34,498,285 votes as of the close of business on the Record Date. Abstentions, withheld votes and broker non-votes are counted as present for the purpose of determining the presence of a quorum.
Who is entitled to vote?
Stockholders holding shares of our common stock or Series A preferred stock at the close of business on the Record Date vote as a single class at the Annual Meeting. You may vote all shares owned by you as of the Record Date, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner in street name through a broker, bank or other nominee. Each holder of our common stock is entitled to one vote for each share of common stock held as of the Record Date. The holder of all of our outstanding Series A preferred stock was entitled to 4,171,639 votes as of the Record Date. For additional information regarding the voting rights of the Series A preferred stock, please see the Certificate of Designations.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the “stockholder of record.”
Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name.” Your broker, bank or nominee is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares.

How do I attend the Annual Meeting?
You will be able to attend the Annual Meeting online by visiting www.virtualshareholdermeeting.com/EHTH2025. To participate in the Annual Meeting, you will need the control number included on your Notice, proxy card or voting instruction form. The Annual Meeting webcast will begin promptly at 9:00 a.m., Eastern Time, on June 18, 2025. We encourage you to access the meeting prior to the start time.
Your vote is very important. Please submit your voting instructions or proxy card as soon as possible, even if you plan to attend the Annual Meeting.
How do I vote my shares?
Stockholders may vote on matters that are properly presented at the Annual Meeting in four ways:
    •    By completing the proxy card and returning it to the Company at the address noted;
    •    By submitting your vote telephonically;
    •    By submitting your vote electronically via the Internet; or
    •    By attending and voting your shares at the Annual Meeting.
The Company is offering registered stockholders the opportunity to vote their shares by telephone or electronically through the Internet, in addition to following the traditional method of completing a paper proxy card and returning it by mail. Stockholders may vote by telephone or via the Internet by following the procedures described on the proxy card. To vote via telephone or the Internet, please have the proxy card in hand and call the number or go to the website listed on the proxy card and follow the instructions. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions, and to confirm that stockholders’ instructions have been recorded properly.
If your shares are held in a stock brokerage account or by a bank or other nominee, follow the instructions provided by your broker, bank or other nominee for voting your shares prior to the Annual Meeting.
The instructions by which you may vote your shares at the Annual Meeting differ based on whether you hold shares in your name as the stockholder of record or beneficially in street name. Shares held beneficially in street name may be voted at the Annual Meeting only if you first obtain a legal proxy from the broker, bank or other nominee that holds your shares as of the Record Date. The Company is not involved in providing legal proxies from brokers to beneficial stockholders. If you either do not request a legal proxy prior to the Annual Meeting or your broker fails to provide you a legal proxy, then you will not be able to vote at the Annual Meeting.
Even if you plan to attend the virtual Annual Meeting, we recommend that you also submit your proxy or voting instructions by Internet, telephone or mail so that your vote will be counted if you later decide not to attend the Annual Meeting. Stockholders who vote by Internet or telephone need not return a proxy card or the voting instruction form sent by brokers, banks or other nominees.
Can I change my vote or revoke my proxy?
If you are a stockholder of record, you may revoke your proxy at any time prior to the vote at the Annual Meeting. If you submitted your proxy by mail, you must either (1) file with our Corporate Secretary a written notice of revocation, or (2) deliver, prior to the vote at the Annual Meeting, a valid, later-dated proxy. If you submitted your proxy by telephone or the Internet, you may revoke your proxy with a later telephone or Internet proxy, as the case may be. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to our Corporate Secretary before the proxy is exercised or you vote by ballot at the Annual Meeting. If you are a beneficial owner, you may vote by submitting new voting instructions to your broker, bank or nominee or by obtaining a legal proxy prior to the Annual Meeting and attending the meeting and voting.

How are votes counted?
In the election of the Class I directors (Proposal 1), you may vote “FOR” the Company’s nominees or your vote may be “WITHHELD” with respect to one or more of the Company’s nominees. With respect to the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025 (Proposal 2), the vote to approve, on an advisory basis, the compensation of our Named Executive Officers (Proposal 3) and the vote to approve an amendment and restatement of the eHealth, Inc. 2024 Equity Incentive Plan to increase the maximum number of shares that may be issued thereunder by 1,500,000 shares (Proposal 4), you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “WITHHOLD” or “ABSTAIN,” as applicable, such vote will have no effect on the voting results, although abstentions and withhold votes are considered for the purpose of determining the presence of a quorum. If you provide specific instructions, your shares will be voted as you instruct.
What vote is required to approve each item?
•Proposal 1. The election of the Class I directors requires a plurality, meaning that the three nominees receiving the highest number of “FOR” votes will be elected. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted “FOR” a particular nominee by choosing to “WITHHOLD” authority to vote will have no effect on the outcome of the election.
•Proposal 2. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025 requires the affirmative “FOR” vote of a majority of the votes cast affirmatively or negatively at the Annual Meeting in person or by proxy.
•Proposal 3. The vote to approve, on an advisory basis, the compensation of our Named Executive Officers requires the affirmative “FOR” vote of a majority of the votes cast affirmatively or negatively at the Annual Meeting in person or by proxy. As an advisory vote, this vote will not be binding on either the Company or the Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board. However, our Compensation Committee will consider the outcome of the vote when making future compensation decisions for our Named Executive Officers.
•Proposal 4. The vote to approve an amendment and restatement of the eHealth, Inc. 2024 Equity Incentive Plan to increase the maximum number of shares of common stock that may be issued thereunder by 1,500,000 shares requires the affirmative “FOR” vote of a majority of the votes cast affirmatively or negatively at the Annual Meeting in person or by proxy.
Abstentions or withhold votes, as applicable, will have no effect on the outcome of the vote on these proposals, although abstentions and withhold votes are considered for the purpose of determining the presence of a quorum. For a discussion of the impact of broker non-votes on the proposals, see “What are broker non-votes and what effect do they have on the proposals?” below.
What are broker non-votes and what effect do they have on the proposals?
If you hold your shares beneficially in street name and do not provide your broker, bank or nominee with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur when a broker (1) has not received voting instructions from the beneficial owner with respect to a particular proposal and (2) lacks discretionary voting power to vote those shares with respect to that particular proposal.
A broker is entitled to vote shares held for a beneficial owner on “routine” matters, such as our sole routine matter, the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025 (Proposal 2), without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters, such as the election of our Class I directors (Proposal 1), the vote to approve, on an advisory basis, the compensation of our Named Executive Officers (Proposal 3) and the vote to approve an amendment and restatement to the eHealth, Inc. 2024 Equity Incentive Plan to increase the maximum number of shares that may be issued thereunder by 1,500,000 shares (Proposal 4).

Broker non-votes are counted for purposes of determining whether a quorum exists for the transaction of business at the Annual Meeting, but will not be counted for purposes of determining the number of shares voted with respect to an individual proposal, and therefore will have no effect on the outcome of the vote on an individual proposal.
Is there a list of registered stockholders entitled to vote at the Annual Meeting?
A list of registered stockholders entitled to vote at the Annual Meeting will be made available for examination by any stockholder for any purpose germane to the meeting no later than the tenth day prior to the meeting between the hours of 10:00 a.m. and 6:00 p.m., Eastern Time, at our principal executive offices located at 13620 Ranch Road 620 N, Suite A250, Austin, TX 78717 by contacting our General Counsel and Corporate Secretary.
What does it mean if I receive more than one notice from the Company or proxy card?
You may receive more than one set of proxy materials, including multiple proxy cards, if you hold shares that are registered in more than one account — please vote the proxy card for every account you own. The latest dated proxy you submit will be counted.
Is cumulative voting permitted for the election of directors?
No. Neither our charter nor our bylaws permit cumulative voting for any election of directors.
Why are you holding a virtual meeting instead of a physical meeting?
We believe a virtual meeting format helps to facilitate stockholder attendance and participation by enabling stockholders to participate fully, and equally, from any location around the world.
I am a stockholder, and I only received a copy of the Notice in the mail. How may I obtain a full set of the proxy materials?
In accordance with the “notice and access” rules of the Securities and Exchange Commission, we may furnish proxy materials, including this proxy statement and our annual report, to our stockholders of record and beneficial owners of shares by providing access to such documents on the Internet instead of mailing printed copies. Stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. If you would like to receive a paper or electronic copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.
I share an address with another stockholder, and we received only one printed copy of the Notice and/or proxy materials. How may I obtain an additional copy of the Notice and, if applicable, the proxy materials?
We have adopted a procedure called “householding,” which the Securities and Exchange Commission has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, the proxy materials and our annual report to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, the proxy materials and our annual report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, these proxy materials or our annual report, stockholders may contact us at the following address and telephone number:

Attention: Investor Relations eHealth, Inc. 13620 Ranch Road 620 N, Suite A250 Austin, TX 78717	Telephone: (737) 248-2340

Stockholders who hold shares in street name (as described above) may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.
Who pays the cost of proxy solicitation?
The costs and expenses of soliciting the proxy accompanying this proxy statement from stockholders will be borne by the Company. In addition to directly soliciting stockholders by mail, the Company may request brokers, dealers, banks, trustees or other nominees to solicit their customers who have shares of the Company registered in the name of the nominee; if they do so, the Company will reimburse them for their reasonable out-of-pocket costs. Our employees, officers, directors and director nominees may solicit proxies in person, by telephone or by electronic communication following the original solicitation. None of these individuals will receive any additional or special compensation for doing this, but they may be reimbursed for reasonable out-of-pocket expenses. We may engage the services of proxy solicitors to assist us in the distribution of proxy materials and the solicitation of votes, for which we will pay customary fees plus reasonable out-of-pocket expenses. In addition, we may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the beneficial owners of our shares.
Who will tabulate the votes?
Our officers are authorized to designate an inspector of elections for the meeting. All votes will be tabulated as required by Delaware law (the state of our incorporation) by an appropriate inspector of elections appointed for the Annual Meeting.
What is the date of our fiscal year end?
This proxy statement provides information about the matters to be voted on at the Annual Meeting and additional information about us and our executive officers and directors. Some of the information is provided as of the end of our 2024 fiscal year and some information is provided as of a more current date. Our fiscal year ends on December 31.
About Our Company
We are a leading private health insurance marketplace with a technology and service platform that provides consumer engagement, education and health insurance enrollment solutions. Our mission is to expertly guide consumers through their health insurance enrollment and related options, when, where and how they prefer. Our platform leverages technology to solve a critical problem in a large and growing market by aiding consumers in what has traditionally been a complex, confusing and opaque health insurance purchasing process. Our omnichannel consumer engagement platform differentiates our offering from competitors and enables consumers to use our services online, by telephone with a licensed insurance agent, or benefit advisor, or through a hybrid online assisted interaction that includes live agent chat and co-browsing capabilities. We have created a consumer-centric marketplace that offers consumers a broad choice of insurance products that includes thousands of Medicare Advantage, Medicare Supplement, Medicare Part D prescription drug, individual, family, small business and other ancillary health insurance products from over 180 health insurance carriers nationwide. Our plan recommendation tool curates this broad plan selection by analyzing consumer health-related information against plan data for insurance coverage fit. This tool is supported by a unified data platform and is available to our ecommerce consumers and our benefit advisors. We strive to be the most trusted, unbiased, transparent partner to consumers in their journeys through the health insurance market.
Additional Information
Our principal executive offices are located at 13620 Ranch Road 620 N, Suite A250, Austin, TX 78717, and our telephone number is (737) 248-2340. Our website address is www.ehealthinsurance.com. References to our website or other publications are provided for convenience only. The information contained on our website or other publications is not a part of this proxy statement or any of our other filings with the Securities and Exchange Commission.

CORPORATE GOVERNANCE

PROPOSAL 1
ELECTION OF DIRECTORS
General
Our Board currently consists of nine directors. Our certificate of incorporation provides for a classified Board consisting of three classes of directors, each serving staggered three-year terms. As a result, a portion of our Board is elected each year.
Our Class I directors, whose term will expire at the Annual Meeting, are:

A. John Hass, III	Francis S. Soistman	Aaron C. Tolson
Our Board has nominated each of A. John Hass, III, Francis S. Soistman and Aaron C. Tolson for election as Class I directors at the Annual Meeting. Each of our director nominees has consented to (i) serve as a nominee, (ii) be named as a nominee in this proxy statement and (iii) serve as a director if elected. If elected, Messrs. Hass, Soistman and Tolson will serve as directors until the annual meeting of stockholders in 2028 and until their respective successors are elected and qualified, subject to earlier resignation or removal.
The names and certain information about each of the nominees for election as a director and for each of the continuing members of the Board are set forth below. There are no family relationships among any of our directors, director nominees or executive officers.
Required Vote and Board Recommendation
The three candidates receiving the highest number of affirmative votes cast in person or by proxy at the Annual Meeting will be elected as directors to serve until their respective successors have been duly elected and qualified, subject to earlier resignation or removal. Any shares not voted FOR a particular nominee, including as a result of a WITHHOLD vote or a broker non-vote, will have no effect on the outcome of the election.

The Board recommends a vote “FOR” election as directors each of the nominees set forth above.
Nominees for Class I Directors
This section provides information as of the date of this proxy statement about each of our nominees for director. The information presented includes information each nominee has given us about the nominee’s age, positions held, principal occupation and business experience for at least the past five years, and directorships of publicly-held companies for the past five years. We also describe the specific qualifications of each of our nominees that contribute to the Board’s effectiveness as a whole. We believe that each of our nominees possesses integrity, honesty, sound judgment, high ethical standards and a commitment of service to us.
The names of the nominees for Class I directors and certain biographical information about them as of the date of this proxy statement are set forth below:

Name	Age	Position and Office Held with the Company	Director Since
A. John Hass, III(1)	59	Director	2021
Francis S. Soistman(2)	68	Director & Chief Executive Officer	2021
Aaron C. Tolson(3)	47	Director	2021

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(1)Mr. Hass serves as Chairperson of the Government and Regulatory Affairs Committee and as a member of the Audit Committee of our Board.
(2)Mr. Soistman serves as a member of the Equity Incentive Committee of our Board and as Chief Executive Officer of the Company.
(3)Mr. Tolson serves as a member of the Compensation Committee, the Nominating and Corporate Governance Committee and the Government and Regulatory Affairs Committee of our Board.
A. John Hass, III. Director. John Hass has served as a director since March 2021. Mr. Hass served as chairman of the board and chief executive officer of Rosetta Stone Inc., a leading provider of technology-based learning solutions, from April 2016 to October 2020. Previously, Mr. Hass served as president of Rosetta Stone Inc. from April 2016 to January 2019 and as interim president and chief executive officer from April 2015 to April 2016. From September 2012 until November 2014, he was a senior advisor to Osmium Partners, LLC, an alternative asset management firm. Mr. Hass was a partner at PEAK6 Investments, L.P., a financial services company, from October 2008 through September 2012 and was the senior financial officer of PEAK6 Investments, L.P. from February 2009 through June 2010. Mr. Hass was the chief executive officer of OptionsHouse, a brokerage company and subsidiary of PEAK6 Investments, L.P., from October 2006 until September 2008. From 1988 to October 2006, he was employed at Goldman, Sachs & Co., a subsidiary of the financial services company, The Goldman Sachs Group, Inc., most recently as a managing director in the investment banking division. In addition, Mr. Hass serves on the board of directors of ARC Clean Technology, Inc., serves as a member of the Photography Committee of the Art Institute of Chicago and serves as a trustee of The Museum of Contemporary Photography. Mr. Hass received his B.S. in Finance from the University of Illinois at Urbana-Champaign. Mr. Hass brings to our Board significant experience in executing value-generative transformation and advancing profitable innovation, as well as deep finance and operational expertise, including with respect to direct-to-consumer, subscription-based business models.
Francis S. Soistman. Director and Chief Executive Officer. Fran Soistman has served as our Chief Executive Officer and member of our Board since November 2021. Mr. Soistman founded and previously served as president of Healthcare Management and Transformation Advisory Services LLC, an advisory services company operating in the healthcare space, from January 2020 to November 2021. From January 2013 to September 2019, Mr. Soistman was executive vice president at CVS Health, a health solutions company, and president of government services at Aetna, a managed care company. Prior to his tenure at Aetna, Mr. Soistman co-founded Jessamine Healthcare, having previously served in executive leadership across a number of healthcare and managed care companies, including Coventry Healthcare, Principal Health Care and Blue Cross Blue Shield of Maryland. Mr. Soistman holds a B.S. in accounting and finance from Towson University and is a graduate of the Stanford University executive program. Mr. Soistman has nearly four decades of diverse experience in healthcare and managed care and brings a demonstrated ability to lead operational transformations, financial turnarounds and accelerated profitable growth businesses in the insurance space.
Aaron C. Tolson. Director. Aaron Tolson has served as a director since August 2021. Mr. Tolson has served as a principal and managing director of H.I.G. Capital, an alternative asset manager, since April 2014. Mr. Tolson also serves on the private company boards of General Datatech L.P., Buck Global LLC, Lionbridge Technologies, Inc., Badger Maps, Inc., Mainline Information Systems LLC and Recorded Books, Inc. Prior to joining H.I.G. Capital, Mr. Tolson was an investment professional at the private equity firms Summit Partners and American Securities. Mr. Tolson was also previously the co-founder and chief executive officer of a mobile enterprise software company. Mr. Tolson holds a B.S. in systems engineering from the U.S. Military Academy at West Point and an M.B.A. from the Stanford Graduate School of Business. Mr. Tolson brings to our Board extensive experience as a private equity investor, focusing on investments in technology and business services.
Continuing Directors
This section provides information as of the date of this proxy statement about our directors who will not be standing for election at the Annual Meeting but who will continue to serve until their terms expire at the annual meetings to be held in the years set forth below. The information presented includes information each director has given us about his or her age, positions held, principal occupation and business experience for at least the past five years and directorships of publicly-held companies for at least the past five years. We also describe the specific qualifications of each of our directors that contribute to the Board’s effectiveness as a whole. We believe that all of our directors possess integrity, honesty, sound judgment, high ethical standards and a commitment of service to us.

Name	Age	Class	Position and Office Held with the Company	Year Term Expires
Prama Bhatt(1)	55	II	Director	2026
Andrea C. Brimmer(2)	59	II	Director	2026
Beth A. Brooke(3)	65	II	Chairperson of the Board	2026
Erin L. Russell(4)	51	III	Director	2027
Cesar M. Soriano(5)	57	III	Director	2027
Dale B. Wolf(6)	71	III	Director	2027
––––––––––––––
(1)Ms. Bhatt serves as a member of the Audit Committee and the Government and Regulatory Affairs Committee of our Board.
(2)    Ms. Brimmer serves as Chairperson of the Compensation Committee and as a member of the Nominating and Corporate Governance Committee of our Board.
(3)    Ms. Brooke serves as Chairperson of our Board and as a member of the Audit Committee and the Nominating and Corporate Governance Committee of our Board.
(4)    Ms. Russell serves as Chairperson of the Audit Committee and as a member of the Compensation Committee of our Board.
(5)    Mr. Soriano serves as a member of the Compensation Committee and the Government and Regulatory Affairs Committee of our Board.
(6)    Mr. Wolf serves as Chairperson of the Nominating and Corporate Governance Committee and as a member of the Compensation Committee of our Board.
Prama Bhatt. Director. Prama Bhatt has served as a director since September 2024. Ms. Bhatt currently serves as a non-executive director of the board of JD Sports Fashion Plc, a multinational sports-fashion retail company, and as a member of its Nominations and ESG committees since September 2024. Ms. Bhatt previously served on the board of directors of Hormel Foods Corporation, a multinational food processing company, from November 2019 through January 2025, including on its audit committee from November 2019 to February 2023 and its compensation committee from March 2023 to January 2025. From December 2019 through March 2024, Ms. Bhatt was chief digital officer of Ulta Beauty, Inc., a provider of retail beauty products and services. She served Ulta Beauty, Inc. as senior vice president, digital & ecommerce from April 2017 to December 2019 and vice president, digital & ecommerce, from 2014 to 2017. Ms. Bhatt was vice president, ecommerce of Kenneth Cole Productions, Inc., a fashion company, from 2011 to 2014. She held various management positions with Toys “R” Us, Inc. from 2002 to 2011, culminating with the position of vice president, general manager, ecommerce, US, from 2008 to 2011. Her prior experience includes the position of management consultant with Booz Allen Hamilton, Inc. and a tenure at Ford Motor Company, where she held various roles in product strategy, design and development. Ms. Bhatt holds a B.S. in electrical engineering from Oakland University, a Master of Science in electrical engineering from Wayne State University and an MBA from University of Michigan. Ms. Bhatt also serves on the board of advisors of UCLA Data Theory Major, the Executive Leadership Committee of the Retail AI Council and the emeritus advisory board of Shoptalk. Ms. Bhatt brings extensive expertise in digital commerce and consumer product marketing to our Board.
Andrea C. Brimmer. Director. Andrea Brimmer has served as a director since December 2018. Ms. Brimmer has served as enterprise chief marketing and public relations officer of Ally Financial Inc., a leading digital financial services company, since May 2015. Ms. Brimmer served as chief marketing officer of Ally Auto from 2010 to 2015 and as marketing executive from 2007 to 2010. From 1988 to 2007, Ms. Brimmer held various marketing, business development and public relations positions at an advertising agency, Campbell-Ewald Advertising, including as executive vice president and account director. Ms. Brimmer holds a B.A. in advertising from Michigan State University. Ms. Brimmer brings to our Board her expertise in marketing, public relations and business development acquired in the course of serving as the chief marketing officer of a leading digital financial services company and as an executive at an advertising agency.
Beth A. Brooke. Director and Chairperson of the Board. Beth Brooke has served as a director since August 2019 and as Chairperson of the Board since June 2024. In addition, Ms. Brooke serves as a member of the board of directors of the New York Times Company, a global media organization, since April 2021 and serves on various private and nonprofit boards, including on the private company board of SHEEX, Inc., a bed linen company, and the U.S. Olympic and Paralympic Committee. She served as the global vice chair of public policy for EY (formerly Ernst & Young), a global professional services network, from 2007 to June 2019, and as EY Americas’ vice chair of public policy, sustainability and stakeholder engagement from 2001 to 2007. She was the global sponsor for EY’s diversity and inclusion efforts. Ms. Brooke also held various roles in strategy, corporate development and tax practice management at EY from 1981 to

2001. During the Clinton administration, Ms. Brooke served in the U.S. Department of the Treasury and was responsible for tax policy matters related to insurance and managed care, including working on healthcare and superfund legislative reform efforts. Ms. Brooke brings to our Board extensive knowledge of accounting and policy matters including healthcare policy from over thirty years of service at EY and as a prominent, trusted voice on public policy matters for the accounting and auditing profession and has extensive strategy, corporate development and executive management expertise. She is a prominent LGBT+ corporate leader and also brings extensive experience around diversity, inclusion and social justice. Ms. Brooke holds a B.S. in Industrial Management/Computer Science with Highest Distinction from Purdue University, where she played intercollegiate basketball. She has received Honorary Doctorates from Purdue, Babson College and Indiana University. She is a Fellow in the Life Management Institute, a Henry Crown Fellow in the Aspen Institute and a Certified Public Accountant, licensed in Indiana, the District of Columbia and New York (inactive).
Erin L. Russell. Director. Erin Russell has served as a director since July 2021. Ms. Russell has served as a member of the board of directors of Kadant Inc., a global supplier of engineered systems, since January 2019. In addition, Ms. Russell was recently appointed in February 2025 to the board of directors of Modivcare Inc., a technology-enabled healthcare services company that provides a suite of integrated supportive care solutions for payors and their patients, and in March 2025, to the board of directors of Fortrea Holdings Inc., a leading global contract research organization in the life sciences industry. She previously served as a board member of Tivity Health Inc., a leading provider of healthy living, fitness and social engagement solutions, from March 2020 until it was acquired in June 2022 and ceased being a public company. She was also a principal of Vestar Capital Partners, L.P., a private equity firm specializing in management buyouts, recapitalizations and growth equity investments, from August 2001 until April 2017. While at Vestar, Ms. Russell served on the boards of directors of a number of companies, including most recently as a director of DeVilbiss Healthcare LLC, a company that designs, manufactures and markets respiratory medical products, from 2012 until July 2015 and as a director of 21st Century Oncology Inc., a provider of state-of-the-art radiation therapy and integrated cancer treatments, from 2008 until September 2016. She also served as a director of DynaVox Inc., a communications device manufacturer, from 2004 until 2014. Ms. Russell is currently chair of the board of St. Thomas Aquinas Catholic School, where she has served since June 2018, and chair of the advisory boards of McIntire School of Commerce and the Jefferson Scholars Foundation at the University of Virginia, where she has served since June 2016 and April 2008, respectively. Ms. Russell holds a B.S. in commerce, with a concentration in accounting, from the McIntire School of Commerce, University of Virginia and an M.B.A. from Harvard Business School. Ms. Russell brings to our Board a high level of financial literacy and experience with capital and credit markets gained through working with a variety of private equity portfolio companies and from serving on the boards of directors of companies in the healthcare sector.
Cesar M. Soriano. Director. Cesar Soriano has served as a director since May 2021. Mr. Soriano has served as chief executive officer of Confie Corporation, a leading national personal lines insurance distributor, since August 2017. Mr. Soriano joined Confie Corporation in September 2016 as its chief strategy officer and subsequently served as its chief operating officer from November 2016 to July 2017 where he defined and led Confie’s stabilization, integration, innovation and growth plan. Mr. Soriano also served as president and chief operating officer of Interstate National Corporation, a provider of finance and insurance products and services, from 2011 to 2016. Mr. Soriano’s background also includes roles as chief executive officer and president of RSM McGladrey Financial Process Outsourcing Solutions, leader of business transformation at TravelClick, Inc., senior vice president, global operations at Bowne Corporation, vice president, reengineering and strategy at Dun and Bradstreet, and leadership roles at Xerox Corporation. Mr. Soriano started his career having served worldwide, including in Southwest Asia, as a military intelligence officer in the United States Army. Mr. Soriano holds a B.S. in electrical engineering and a M.S. in management information systems from the Florida Institute of Technology. Mr. Soriano identifies as Filipino and Spanish and offers his diversity of experience and background. Mr. Soriano brings to our Board over 20 years of experience driving key, tangible outcomes in leadership roles within financial, insurance and business services industries, including transformational leadership for companies that rely on online, telephonic and in-person sales operations.
Dale B. Wolf. Director. Dale Wolf has served as a director since August 2019 and served as Chairperson of our Board from September 2021 through June 2024. Mr. Wolf served as president and chief executive officer of One Call Care Management, a provider of specialized solutions to the workers’ compensation industry, from January 2016 to February 2019 and as executive chairman from September 2015 to January 2016. Mr. Wolf also served as the president and chief executive officer of DBW Healthcare, Inc., a health care consulting company, from January 2014 to June 2018. Mr. Wolf served as the executive chairman of Correctional Healthcare Companies, Inc., a national provider of correctional healthcare solutions, from December 2012 to July 2014. From 2005 to 2009, Mr. Wolf served as chief executive officer of Coventry Health Care, Inc. (acquired by Aetna, which was acquired by CVS), a diversified national health care company and issuer of health insurance plans, including Medicare Advantage plans, and served as the executive vice president, chief financial officer and treasurer of Coventry Health Care, Inc. from 1996 to 2005. Mr. Wolf holds a B.A. in mathematics from Eastern Nazarene College, completed the MIT Sloan School senior executive program and is a Fellow of the Society of Actuaries. Mr. Wolf has also served as a member of the board of directors of AdaptHealth Corp., a national leader in providing patient-centered, healthcare-at-home solutions, since November 2019 and as a member of the board of directors of Molina Healthcare, Inc. a company that provides managed healthcare services under the Medicaid and Medicare programs, and through the state insurance marketplace, since 2013. Mr. Wolf brings to our Board extensive knowledge of the managed care and health insurance industry and expertise in executive management, business and financial strategies.
Board Composition and Director Selection
Overview of Our Board
The following table provides certain information regarding each of our directors as of April 28, 2025.

					Standing Committee Memberships
Name	Age	Director Since	Class	Independent	A	C	NCG	GRA
Prama Bhatt	55	2024	II	✓	R			R
Andrea C. Brimmer	59	2018	II	✓		T	R
Beth A. Brooke † ‡	65	2019	II	✓	R		R
A. John Hass, III	59	2021	I	✓	R			T
Erin L. Russell †	51	2021	III	✓	T	R
Francis S. Soistman	68	2021	I
Cesar M. Soriano	57	2021	III	✓		R		R
Aaron C. Tolson	47	2021	I	✓		R	R	R
Dale B. Wolf	71	2019	III	✓		R	T
––––––––––––––

Legend	†	Financial Expert	A	Audit
	‡	Board Chair	C	Compensation
	R	Committee Member	NCG	Nominating and Corporate Governance
	T	Committee Chair	GRA	Government and Regulatory Affairs
Board Independence
The Board currently is made up of nine members and has always included a majority of independent directors. The Board has determined that each of its current directors and director nominees, except Mr. Soistman, is independent within the meaning of the Nasdaq Stock Market director independence standards, as currently in effect.
Board Composition and Refreshment Process

The Nominating and Corporate Governance Committee considers the enhancement of the skill sets, perspectives and experiences of the Board when selecting candidates for board service, among other criteria. To that end, the Nominating and Corporate Governance Committee has strived to include individuals with a varied range of backgrounds, skills and perspectives on the Board that align with our business strategy. Our Board is committed to being constituted of highly qualified individuals with a broad spectrum of competencies and an appropriate mix of experience, expertise and perspectives. This commitment is key to enabling our Board to carry out its wide-ranging responsibilities and to enhancing stockholder value. Our Board recognizes the benefits of a variety of talents in its membership as a competitive advantage, which is in keeping with our commitment to belonging and inclusion at all levels of our workforce.

For purposes of board composition, in selecting candidates, our Nominating and Governance Committee considers individuals with a broad range of skills, perspectives, experience and personal qualities and attributes, including integrity, ethics, community involvement and commitment to the long-term interests of our stockholders. Our Nominating and Corporate Governance Committee will utilize these differences and distinctions among individuals to determine the composition of the Board in light of our business strategy, risks and opportunities. While knowledge and skills are important factors, our Nominating and Corporate Governance also considers how candidates will contribute to the overall balance of the Board and enhance the oversight of our strategic plan, so that the Company and our Board will benefit from directors with different perspectives, varying viewpoints, backgrounds and experiences.

Our Board has strong business experience, relevant leadership skills, perspectives, and backgrounds among its membership. The following list outlines the current skills, knowledge and other qualifications that the Nominating and Governance Committee considers important to be represented on our Board to provide effective oversight of our business and effective execution of the Company’s business strategy and the members which possess these critical skills:

Board Skills and Experience

Skills and Experience	Bhatt	Brimmer	Brooke	Hass	Russell	Soistman	Soriano	Tolson	Wolf

Healthcare or Insurance Industry			✓		✓	✓	✓		✓
•Experience with and understanding of healthcare or insurance operations and services
Regulatory Compliance		✓	✓	✓	✓	✓	✓	✓	✓
•Experience with and understanding of regulatory compliance in a highly regulated business
Technology and Digital Innovation	✓	✓	✓	✓		✓	✓	✓	✓
•Experience in and understanding of technology and digital innovation
Sales and Marketing	✓	✓	✓			✓	✓		✓
•Experience as product marketing, sales and/or e-commerce executive
Strategic Planning	✓	✓	✓	✓	✓	✓	✓	✓	✓
•Experience with and knowledge of corporate strategy and strategic planning.
Public Company Leadership	✓	✓		✓		✓	✓		✓
•Experience as public company CEO or other public company leadership executive
Financial / Accounting			✓		✓				✓
•Experience as public company CFO, auditor or audit committee financial expert
Corporate Governance	✓	✓	✓	✓	✓	✓	✓	✓	✓
•Experience as public company board, nominating committee, or corporate governance committee member
Risk Management / Compliance	✓	✓	✓	✓	✓	✓	✓		✓
•Experience overseeing business compliance function and/or public company audit/risk committee board member
Human Capital / Executive Compensation	✓	✓	✓	✓	✓		✓	✓	✓
•Experience as public company compensation committee member or human resources executive
The Nominating and Governance Committee continuously reviews the changing business and macroeconomic environment that the Company operates in, as well as the risks presented by changing business conditions in order to align the membership of the Board with our strategic plan, growth opportunities and challenges. The Nominating and Governance Committee evaluates the current Board skills, experience, expertise and other attributes outlined above when making decisions regarding the nomination of new and incumbent directors. The decision regarding the renomination of an incumbent director is determined based on the evaluation of contributions to the work of the Board and relevant committees, meeting attendance, skill set and overall contributions to the Company and the Board. When the Nominating and Governance Committee determines to add a new director, consideration is given to the skills, qualifications, and personal qualities outlined above. In addition, given the time commitment required for effective board service in our industry, the Nominating and Governance Committee also considers the professional obligations and other commitments of board candidates, as well as service on other boards, in order to ensure that a director has sufficient time to devote to the duties and responsibilities of service on our Board.

The Nominating and Governance Committee believes that it is critical to maintain an appropriate balance of tenure on the Board to enable our Company, its employees, and stockholders to benefit from the business, industry and other experiences of longer serving directors, as well as the fresh perspectives that new directors add, while acknowledging the value of continuity as Board composition evolves. As a result of this philosophy, the Nominating and Governance Committee strives to attain a measured rate of refreshment and new additions to our Board.
After the Annual Meeting, if our director nominees are elected as recommended by our Board, we expect eight of nine remaining directors will be independent.
Board Function and Leadership
Board Leadership Structure
Our Corporate Governance Guidelines provide that the Board should be free to choose a Chairperson of the Board and/or a lead independent director in any way it deems best for the Company at a given point in time. Our Board recognizes that no single leadership model is right for all companies at all times and periodically reviews its leadership structure as a result. Beth A. Brooke, an independent director, was appointed as Chairperson of the Board in June 2024. The Chairperson of our Board has the following responsibilities:
•develop the agendas for all meetings of the Board with the Chief Executive Officer; and
•call special meetings of the independent directors, develop agendas for such meetings and chair all meetings of independent directors.
Accordingly, the Chairperson of our Board has the ability to shape the work of our Board. Our Board believes that our current leadership structure promotes the independence of our Board in its oversight of our business affairs and facilitates information flow between management and our Board.
Board Meetings
Our Board held nine meetings during 2024. Each of our directors serving on the Board during 2024 attended at least 75% of the aggregate of (1) the total number of meetings of the Board held during the period during which he or she has been a director and (2) the total number of meetings held by all committees of our Board (“Committees”) on which he or she served during the periods that he or she served, except that Mr. Wolf, who became a member of the Compensation Committee in June 2024, attended one of the two meetings of the Compensation Committee that were held in 2024 following his appointment. The independent members of our Board meet in executive session without management present on a regular basis.
Board Attendance at Annual Meeting of Stockholders
Our Board encourages directors to attend our annual meetings of stockholders. Six of our eight then-serving directors attended the Annual Meeting of Stockholders held June 12, 2024.
Committees of the Board
Our Board has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, a Government and Regulatory Affairs Committee and an Equity Incentive Committee, each of which has the composition and responsibilities described below. Each Committee acts pursuant to a written charter or, in the case of the Equity Incentive Committee, a written policy, approved by the Board. From time to time, our Board also appoints ad hoc committees such as our Financing Committee to facilitate decision-making. The charters for the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available under “Governance” on the Investor Relations page of our website at ir.ehealthinsurance.com.
Audit Committee. The current members of our Audit Committee are Mses. Bhatt, Brooke and Russell and Mr. Hass. Ms. Russell is the Chairperson of the Audit Committee. Our Board has determined that each member of our Audit Committee meets the requirements for independence of the Nasdaq Stock Market and the Securities and Exchange Commission for audit committee membership. Our Board has also determined that each Audit Committee member meets the financial sophistication requirements of the Nasdaq Stock Market, and that each of Mses. Brooke and Russell is an “audit committee financial expert” as defined in Securities and Exchange Commission rules. The Audit Committee held 10 meetings, including three combined meetings with the Board, during 2024.
Among other duties, our Audit Committee:
•appoints an independent registered public accounting firm to serve as independent auditor to audit our financial statements and internal control over financial reporting;
•discusses the scope and results of the audit with the independent auditor and reviews with management and the independent auditor our interim and year-end operating results;
•reviews the adequacy of our internal accounting controls and audit procedures;
•pre-approves all audit and permissible non-audit and tax services to be performed by the independent auditor;
•prepares the report that the Securities and Exchange Commission requires in our annual proxy statement;
•reviews our enterprise risk management program, including discussing guidelines and policies governing the process by which management and other persons responsible for enterprise risk management assess and manage the Company’s exposure to risk; and
•reviews and assesses the effectiveness of the Company’s policies, procedures and resource commitment in the area of cybersecurity and data protection, as well as risks and exposures associated with cybersecurity, information security and privacy matters.
The Audit Committee has the sole authority and direct responsibility for appointing, retaining, evaluating, compensating, overseeing and, where appropriate, terminating and replacing the independent auditor. All audit services and permissible non-audit and tax services, other than de minimis non-audit services, to be provided to us by our independent auditor are approved in advance by our Audit Committee.
Compensation Committee. The current members of our Compensation Committee are Mses. Brimmer and Russell, and Messrs. Soriano, Tolson and Wolf. Ms. Brimmer is the Chairperson of the Compensation Committee. Our Board has determined that each member of our Compensation Committee meets the applicable requirements for independence of the Nasdaq Stock Market and the Securities and Exchange Commission. The purpose of our Compensation Committee is to assist our Board in determining the compensation of our executive officers and directors. The Compensation Committee held four meetings during 2024.
Among other duties, our Compensation Committee:
•establishes the corporate goals and objectives that pertain to the variable compensation of our Chief Executive Officer;
•evaluates at least annually our Chief Executive Officer’s performance;
•determines our Chief Executive Officer’s compensation, based on the Compensation Committee’s evaluation of his or her performance and other relevant criteria;
•determines, in consultation with our Chief Executive Officer, the compensation of our executive officers other than the Chief Executive Officer;
•reviews, approves and makes recommendations to our Board to approve the policies and practices concerning the compensation of members of our Board at least annually, including determining the compensation of members of our Board;
•makes recommendations to our Board regarding adopting, amending or terminating equity incentive plans (including changes in the number of shares reserved for issuance thereunder);
•establishes, administers, amends and/or terminates incentive compensation plans for our executive officers;
•administers our equity incentive plans and may delegate to another Committee of our Board the concurrent authority to make awards under our equity incentive plans to individuals other than executive officers;

•conducts a review of executive officer succession planning, as necessary, reporting its findings and recommendations to our Board and works with our Board in evaluating potential successors to these executive officer positions;
•adopts, amends or terminates, or recommends to the Board to adopt, amend or terminate, any clawback policy or provisions allowing the Company to recoup compensation paid to employees, as the Compensation Committee determines necessary or appropriate or required by applicable law, regulations or rules; and
•assesses risks relating to compensation plans and arrangements.
The Compensation Committee may, to the extent permitted under applicable law, the rules of the Nasdaq Stock Market, the Securities and Exchange Commission and the Internal Revenue Code (the “Code”), and our certificate of incorporation and bylaws, form and delegate authority to subcommittees when appropriate.
Nominating and Corporate Governance Committee. The current members of our Nominating and Corporate Governance Committee are Mses. Brooke and Brimmer and Messrs. Tolson and Wolf. Mr. Wolf is the Chairperson of the Nominating and Corporate Governance Committee. Our Board has determined that each member of our Nominating and Corporate Governance Committee meets the applicable requirements for independence of the Nasdaq Stock Market. The Nominating and Corporate Governance Committee held four meetings during 2024.
Among other duties, our Nominating and Corporate Governance Committee:
•identifies, evaluates and recommends nominees to serve on our Board and on committees of our Board;
•conducts searches for appropriate members of the Board;
•oversees the evaluation of the performance of our Board and of individual directors (including conducting annual written and/or oral evaluations with external counsel), and offering director continuing education opportunities;
•reviews developments in corporate governance practices and makes recommendations to the Board concerning corporate governance matters; and
•oversees our strategy relating to environmental, social and governance matters.
Government and Regulatory Affairs Committee. The current members of our Government and Regulatory Affairs Committee are Ms. Bhatt and Messrs. Hass, Tolson and Soriano. Mr. Hass is the Chairperson of our Government and Regulatory Affairs Committee. The Government and Regulatory Affairs Committee held four meetings during 2024.
Among other duties, our Government and Regulatory Affairs Committee:
•reviews our goals and objectives relating to the governmental affairs, regulatory, public policy and political developments impacting our business;
•provides insight and awareness to our Board on emerging issues relating to political and regulatory development at the federal and state levels, and the practical impact to us of such developments; and
•assists in the preparation of our response to any unusual situation or crisis relating to a regulatory or political development.
Equity Incentive Committee. The current members of our Equity Incentive Committee are Ms. Brimmer and Mr. Soistman. The Equity Incentive Committee has the authority to grant equity-based awards within certain guidelines approved by our Board to newly hired employees and consultants who are not our executive officers or directors. Equity awards may be granted by the Equity Incentive Committee in accordance with the terms and conditions of the Equity Award Policy (see description below) adopted by our Board. The Equity Incentive Committee did not meet during 2024.

Board Self-Assessment and Board Composition Assessment Processes
Our Board conducts periodic self-assessments to assess the effectiveness of the Board and each of its Committees. As part of this process, our Board has delegated to our Nominating and Corporate Governance Committee the responsibility to facilitate this self-assessment and to report the results to our Board.

Our periodic Board self-assessment also includes a board composition review, facilitated by outside legal counsel as appropriate. As part of this process, all Board members are interviewed to provide input on each other director, assess the Board’s effectiveness and identify opportunities to further improve performance. At completion of the evaluation, results are delivered to and reviewed by the Board.
Consideration of Director Nominees
Stockholder Recommendations and Nominations. The policy of our Board is to consider recommendations for director candidates from stockholders holding not less than one percent (1%) of the outstanding shares of our common stock continuously for at least twelve months prior to the date of submission of the recommendation. Our Board has established the following procedures by which these stockholders may submit recommendations regarding director candidates:
•To recommend a candidate for election to the Board, a stockholder meeting the criteria set forth above must notify the Nominating and Corporate Governance Committee by writing to our General Counsel at the following address:

General Counsel (Director Recommendation) eHealth, Inc. 13620 Ranch Road 620 N Suite A250 Austin, TX 78717
•The stockholder’s notice is required to set forth the following information:
•the candidate’s name and home and business contact information;
•detailed biographical data and relevant qualifications of the candidate;
•a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for Board membership set forth below;
•information regarding any relationship between the candidate and us;
•the candidate’s written consent to be named in our proxy statement and proxy if selected, and to serve on our Board if elected;
•evidence of the required ownership of our common stock by the recommending stockholder; and
•any other information that the stockholder believes is relevant in considering the candidate.
A stockholder that instead desires to nominate a person directly for election to the Board at an annual meeting of stockholders must meet applicable requirements, including the deadlines and other requirements set forth in our bylaws.
Director Qualifications. Our Board believes that it is necessary for each of our directors to possess many qualities, skills and attributes. The Nominating and Corporate Governance Committee is responsible for reviewing with the Board from time to time the appropriate qualities, skills and attributes required of members of our Board in the context of the current make-up of our Board. According to our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee will consider the following in connection with its evaluation of director candidates:
•the current size, composition and organization of the Board and the needs of the Board and its Committees;
•such factors as character, integrity, judgment, diversity of experience, race and gender, independence, area of expertise, corporate experience, length of service, potential conflicts of interest and other commitments; and
•such other factors as the Nominating and Corporate Governance Committee may consider appropriate.

The minimum qualifications and skills that each director should possess include (i) strong professional and personal ethics and values, (ii) broad experience at the policy-making level in business, government, education, technology or public interest and (iii) the ability to assist with and make significant contributions to our success. Our Board and Nominating and Corporate Governance Committee review and assess the continued relevance of and emphasis on these factors as part of the Board’s periodic self-assessment process and in connection with candidate searches to determine if they are effective in helping to satisfy our goal of creating and sustaining a Board that can appropriately support and oversee the Company’s activities.
The Nominating and Corporate Governance Committee also evaluated the skills and experience listed under the Board Skills Matrix on page 13, which though not exhaustive, are helpful in ensuring that our directors collectively possess the qualifications necessary for us to execute on our long-term strategic plan. In addition, our Board and Nominating and Corporate Governance Committee believe that it is important that our directors represent diverse viewpoints and consider diversity of experience, skills, background, race and gender in their evaluation of director candidates. During the past five years, our Board has added two women directors, including one who self-identifies as Asian, and one director who self-identifies as Asian and Hispanic.
The Nominating and Corporate Governance Committee evaluates the foregoing factors, among others, and does not assign any particular weight or priority to any of these factors.
Identification and Evaluation of Nominees for Director. The Nominating and Corporate Governance Committee is responsible for identifying, evaluating and recommending candidates for election to our Board and candidates for filling vacancies on our Board. The Nominating and Corporate Governance Committee may consider bona fide candidates from all relevant sources, including current Board members, professional search firms and other persons. The Nominating and Corporate Governance Committee will also consider bona fide director candidates recommended by stockholders pursuant to the requirements set forth above. The Nominating and Corporate Governance Committee is responsible for evaluating director candidates in light of the Board membership criteria described above, based on all relevant information and materials available to the Nominating and Corporate Governance Committee. This includes information and materials provided by stockholders recommending director candidates, professional search firms and other parties.
Stockholder Communication with Directors. The Board believes that stockholders should have an opportunity to communicate with the Board. Any communication from a stockholder to the Board generally or to a particular director should be in writing and should be delivered to our General Counsel at our principal executive offices. Each such communication should set forth (i) the name and address of the stockholder, as they appear on our books, and if the stock is held by a nominee, the name and address of the beneficial owner of the stock, and (ii) the class and number of shares of our stock that are owned of record by the record holder and beneficially by such beneficial owner. Our General Counsel will monitor these communications. The General Counsel will, in consultation with appropriate directors as necessary, generally screen out communications from stockholders that are (i) solicitations for products and services, (ii) matters of a personal nature not relevant for stockholders or (iii) matters of a type that render them improper or irrelevant to the functioning of the Board and us. Summaries of appropriate communications will be provided to the Board at each regularly scheduled meeting of the Board. The Board generally meets on at least a quarterly basis. Where the nature of a communication warrants, the General Counsel may determine, in his or her judgment, to obtain the more immediate attention of the appropriate Committee of the Board or an individual director and may consult our independent advisors or management regarding the communication. The General Counsel may decide in the exercise of his or her judgment whether a response to any stockholder communication is necessary.
The procedures described above do not apply to communications to non-employee directors from our officers or directors who are stockholders or to stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
The Board’s Role in Risk Oversight
Oversight of Businesses Strategy and Risk Management
The Board takes an active role, as a whole and at the Committee level, in overseeing management of the Company’s risks. Our management team keeps the Board apprised of significant risks facing the Company and the approach being taken to understand, manage and mitigate such risks. Specifically, strategic risks are overseen by the full Board and the ad hoc Financing Committee of the Board; regulatory risks are overseen by the Government and Regulatory Affairs Committee; enterprise risk management, financial and cybersecurity risks are overseen by the Audit Committee; risks relating to compensation plans and arrangements are overseen by the Compensation Committee; and risks associated with director independence and potential conflicts of interest, and environmental, social and governance matters are overseen by the Nominating and Corporate Governance Committee. Additional review or reporting on enterprise risks is conducted as needed or as requested by the full Board or the appropriate committee. In addition, our Chairperson of the Board promotes communication and consideration of matters presenting significant risks to us through her role in contributing to meetings of our Board and acting as a conduit between our independent directors and our Chief Executive Officer on sensitive issues.
Oversight of Human Capital Management and Succession Planning
Our Board believes that our people are our most important and asset critical to our success. Our human capital strategy focuses on building a company culture and workforce that aligns with our mission, is future-ready and is driven to make a meaningful impact. We recognize the importance of cultivating a company culture in which everyone is treated with respect and dignity, in which we can learn from one another’s unique experiences and capabilities and in which we can be our best, personally and professionally. We are committed to fostering a workplace culture that values all perspectives and human experiences, fairly provides opportunities to excel and ensures our employees feel heard and included. We are proud that our workforce represents a mix of backgrounds, skills and experiences which makes us stronger as an organization and allows us to better understand and serve the needs of our consumers who represent diverse socio-economic and demographic backgrounds.
Our Board periodically discusses management succession planning in meetings and executive sessions at both the Board and Committee level. As described in our Corporate Governance Guidelines and the Compensation Committee charter, the Compensation Committee periodically reviews succession planning for our executive officers, reporting its findings and recommendations to our Board and works with our Board in evaluating potential successors to these executive officer positions. The Compensation Committee periodically discusses and evaluates succession plans, including short-term and long-term succession plans for development, retention and replacement of senior leaders. Directors regularly interact and engage with not only senior management talent and potential successors to executive management positions, but also high-potential leaders throughout the Company. This engagement occurs in Board and Committee meetings held throughout the year, as well as through informal updates and regular one-on-one touchpoints.
Our Board also believes that developing its own succession plan is important and periodically reviews its director selection criteria and its approach to Board and Committee leadership structure and membership, with a focus on critical board skills, backgrounds, perspectives and other characteristics and independence.
Oversight of Cybersecurity
Our Audit Committee oversees our business continuity, data privacy and cybersecurity risks and provides input on our cybersecurity and information security strategies. Our Chief Digital Officer (“CDO”) and Head of Information Security report on and evaluate cybersecurity threats and risk management efforts. The CDO and Head of Information Security provide regular cybersecurity briefings to the Board and the Audit Committee as needed, with a minimum of one briefing a year.

We have processes in place that are designed to protect our information systems, data, assets, infrastructure and computing environments from cybersecurity threats and risks while maintaining confidentiality, integrity and availability. These enterprise-wide processes are based on policies, practices and standards that guide us on identifying, assessing and managing material cybersecurity risks. For additional information on our cybersecurity program, risk management, strategy and governance, see our Annual Report on Form 10-K for the year ended December 31, 2024.
Oversight of Sustainability and Governance Risk
Collaboration and communication among the Board, its Committees and our leadership are critical to maintaining our aligned direction on sustainability matters. We believe being good stewards of the public trust includes a commitment to communities that we serve. We remain focused on charting eHealth on a sustainable path as well as on our mission to help guide consumers in their life’s journey through the health insurance market. More information about our sustainability and corporate governance efforts is available on under “Governance” on the Investor Relations page of our website at ir.ehealthinsuranceservices.com, which provides information on our public commitments, policies, social and environmental programs, sustainability and strategy. The information contained or referred to on our website is not deemed to be incorporated by reference into this proxy statement unless otherwise expressly noted.
Non-Employee Director Compensation Program
Annual Retainers
Employee directors of the Company are not paid any fees for serving as members of the Board. Non-employee directors are eligible to receive compensation under our Director Compensation Program, as discussed in this section. In June 2024, the Board approved an amendment to our Director Compensation Program to provide for (i) an increase in the annual cash retainer payable for non-employee directors by $25,000, (ii) a decrease in the grant date value of initial and annual equity grants under the Director Compensation Program by $25,000, (iii) a revision to the vesting schedule applicable to initial equity grants to provide for annual vesting over three years and (iv) an increase to the limit for compensation payable to non-employee directors in their initial year of service. For their service in 2024, our non-employee directors were entitled to receive cash compensation in accordance with the amounts set forth in the table below. There are no per-meeting attendance fees for attending Board meetings or meetings of any Committee, but our non-employee directors are entitled to reimbursement of business, travel and related expenses incurred in connection with their attendance at Board and Committee meetings. Annual cash retainers are paid on a quarterly basis prospectively.

Director Cash Compensation	Fees ($)
Non-Employee Board Member Annual Retainer	75,000
Chairperson of the Board Additional Annual Retainer	50,000
Lead Independent Director Additional Annual Retainer	35,000
Committee Chairperson Annual Retainers
Audit Committee	25,000
Compensation Committee	15,000
Nominating and Corporate Governance Committee	10,000
Government and Regulatory Affairs Committee	10,000
Non-Chair Committee Member Annual Retainers
Audit Committee	10,000
Compensation Committee	7,500
Nominating and Corporate Governance Committee	5,000
Government and Regulatory Affairs Committee	5,000
Equity Compensation
Pursuant to our Director Compensation Program, non-employee directors are eligible to receive automatic equity award grants on the terms specified below. Prior to its termination on June 12, 2024, such automatic equity awards were granted under our Amended and Restated 2014 Equity Incentive Plan (the “2014 Equity Plan”). Following the termination of the 2014 Equity Plan, such automatic equity awards are granted under our 2024 Equity Incentive Plan (the “2024 Equity Plan”) that was adopted at the 2024 annual meeting of stockholders.
•Initial Equity Grants. Each non-employee director who first becomes a member of our Board will receive, automatically as of the first date of service as a non-employee director, a one-time grant of time-based restricted stock units (“RSUs”) with a value of $175,000, based on the 20-trading day volume-weighted average closing price of our common stock through and inclusive of the last trading date immediately prior to the date of grant, rounded down to the nearest share. The RSUs vest annually over three years from the date of grant, in each case subject to the director’s continued service with us through the applicable vesting dates. A director who becomes a non-employee director as a result of ceasing to be an employee of the Company is not eligible to receive this equity award grant.
•Annual Equity Grants. Each non-employee director who continues service on our Board will also receive, on the first trading day immediately prior to the date of each annual stockholders’ meeting, an annual grant of RSUs with a value of $175,000, based on the 20-trading day volume-weighted average closing price of our common stock through and inclusive of the last trading date immediately prior to the date of grant, rounded down to the nearest share. Twenty-five percent (25%) of the shares subject to the annual equity grant vest at the end of each three-month period after the applicable date of grant on the same day of the month as the date of grant (or the last day of the month, if there is no corresponding day in such month), in each case subject to the director’s continued service with us through the applicable vesting dates. However, any shares subject to the annual equity grant that remain unvested on the day immediately prior to the date of our next annual stockholder meeting shall vest in full on such date, subject to the director’s continued service through such vesting date. A new director will not receive an annual grant in the same calendar year as the initial equity grant.
•Board Chairperson Appointment Grant. A new Board Chairperson will receive, automatically as of the first date of service as a newly appointed Board Chairperson, a grant of RSUs with a value of $100,000, based on the 20-trading day volume-weighted average closing price of our common stock through and inclusive of the last trading date immediately prior to the date of approval. The RSUs vest in full approximately one year following the grant date, subject to the director’s continued service through such vesting date.
•Accelerated Vesting upon a Change in Control. Equity awards granted to non-employee directors will become fully vested as of immediately prior to the completion of a Change in Control of eHealth (as defined in the 2014 Equity Plan or 2024 Equity Plan, as applicable).
Travel Expenses
•Each non-employee director’s reasonable, customary and documented travel expenses to meetings of the Board and its Committees, as applicable, will be reimbursed by the Company. Directors are required to remit their expenses in a timely manner consistent with the Company’s reimbursement policy and by no later than 30 days after incurring such expenses.
Annual Compensation Limit
•No non-employee directors, in any fiscal year of the Company, may be granted equity awards, the value of which will be based on their grant date fair value determined in accordance with GAAP, and be provided any other compensation (including without limitation any cash retainers or fees), in amounts that, in the aggregate, exceed $750,000; provided that such amount is increased to $1,000,000 in the fiscal year of such individual’s initial service as a non-employee director. Any equity awards granted or other compensation provided to an individual for such individual’s services as an employee, or for such individual’s services as a consultant (other than as a non-employee director) will be excluded for purposes of calculating the annual compensation limit.
Our Compensation Committee works with its compensation consultant on an annual basis to review director compensation practices at companies in the same peer group used by our Compensation Committee for purposes of reviewing executive compensation (as discussed further below), and our Board takes this information into account in setting the levels of director compensation.
Stock Ownership Guidelines for Non-Employee Directors
Our Board has approved stock ownership guidelines for our non-employee directors. In September 2020 and April 2021, our Compensation Committee amended our stock ownership guidelines to simplify the stock ownership requirement so that it applies to new and existing directors equally and to permit the Compensation Committee to waive the stock ownership requirement pursuant to any agreement with any of our investors or stockholders approved by our Board. Pursuant to the amended stock ownership guidelines, each non-employee director is expected to (1) accumulate and hold a number of shares of our common stock with a value equal to five times their annual retainer for service on the Board (not including retainers for serving as members or as Chairpersons of Committees of the Board or for serving in the role of Chairperson of the Board or the lead independent director) and to (2) maintain this minimum amount of stock ownership during the director’s tenure on the Board. Based on our current Board member annual retainer, non-employee directors are expected to hold a number of shares of our common stock with a value equal to $375,000.
The following equity holdings qualify towards satisfaction of the stock ownership guidelines: (i) shares directly owned by the non-employee director or his or her immediate family members; (ii) shares held in trust, limited partnerships or similar entities for the benefit of the non-employee director or his or her immediate family members; (iii) shares subject to restricted stock units or other full-value awards that have vested, but for which the non-employee director has elected to defer settlement of the award to a date beyond the date of vesting; (iv) shares subject to restricted stock units or other full-value awards that are unvested and for which the only requirement to earn the award is continued service to the Company for which the non-employee director has elected to defer the settlement of the award to a date beyond the date of vesting and (v) shares subject to stock options and stock appreciation rights that are vested and in the money.
Non-employee directors are not required to purchase shares on the open market in order to comply with the guidelines. If the applicable guideline is not achieved with respect to any non-employee director by the applicable deadline, the non-employee director will be required to retain an amount equal to seventy-five percent (75%) of the net shares received as a result of the exercise of the Company’s stock options or stock appreciation rights or the vesting of restricted stock units or other full-value awards until the applicable guideline has been achieved. Net shares are those shares that remain after shares are sold or netted to pay the exercise price (if any) of equity awards and applicable taxes. Under certain limited circumstances, the guidelines may be waived by our Compensation Committee at its discretion.
Non-employee directors are expected to achieve the applicable level of ownership by June 30 following their fourth anniversary of joining the Board. As of the Record Date, all of our non-employee director either have met the applicable level of stock ownership under the guidelines, still have time to meet the applicable level of stock ownership, or were otherwise in compliance with the stock holding requirement described above.
Third Party Compensation of Directors
None of our directors is a party to any agreement or arrangement that would require disclosure pursuant to Rule 5250(b)(3) of the Nasdaq Stock Market.
2024 Non-Employee Director Compensation
The following table summarizes compensation that our non-employee directors earned during 2024 for service on our Board and any applicable Committee(s) thereof:

Name	Fees Earned in Cash ($)	Stock Awards ($)(1)	Total ($)
Prama Bhatt(2)	23,984	179,007	202,991
Andrea C. Brimmer(3)	81,250	160,388	241,638
Beth A. Brooke(4)	110,000	230,021	340,021
A. John Hass, III(5)	80,625	160,388	241,013
Erin L. Russell(6)	91,250	160,388	251,638
Cesar M. Soriano(7)	71,250	160,388	231,638
Aaron C. Tolson(8)	—	—	—
Dale B. Wolf(9)	104,375	160,388	264,763
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(1)Amounts shown do not reflect compensation actually received. Amounts shown reflect the grant date fair value of the RSUs granted in 2024, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”). Our accounting policies regarding equity compensation and the assumptions used to compute the fair value of our equity awards are set forth in Notes 1 and 5 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024.
(2)Ms. Bhatt earned $20,234 as a non-employee member of the Board, $2,500 for her position as a member of the Audit Committee and $1,250 for her position as a member of the Government and Regulatory Affairs Committee.

(3)Ms. Brimmer earned $62,500 as a non-employee member of the Board, $7,500 for her position as Chairperson of the Compensation Committee, $3,750 for her position as a member of the Compensation Committee, $2,500 for her position as a member of the Nominating and Corporate Governance Committee and $5,000 for her position as Chairperson of the Nominating and Corporate Governance Committee.
(4)Ms. Brooke was appointed as Chairperson of the Board effective June 12, 2024. Ms. Brooke earned $62,500 as a non-employee member of the Board, $25,000 for her position as Chairperson of the Board, $12,500 for her position as Chairperson of the Audit Committee, $5,000 for her position as a member of the Audit Committee, $3,750 for her position as a member of the Government and Regulatory Affairs Committee and $1,250 for her position as a member of the Nominating and Corporate Governance Committee.
(5)Mr. Hass earned $62,500 as a non-employee member of the Board, $10,000 for his position as Chairperson of the Government and Regulatory Affairs Committee, $5,625 for his position as a member of the Compensation Committee and $2,500 for his position as a member of the Audit Committee.
(6)Ms. Russell earned $62,500 as a non-employee member of the Board, $12,500 for her position as Chairperson of the Audit Committee, $5,000 for her position as a member of the Audit Committee, $7,500 for her position as Chairperson of the Compensation Committee and $3,750 for her position as a member of the Compensation Committee.
(7)Mr. Soriano earned $62,500 as a non-employee member of the Board, $7,500 for his position as a member of the Compensation Committee and $1,250 for his position as a member of the Government and Regulatory Affairs Committee.
(8)Since joining the Board in 2021, Mr. Tolson has waived his cash and equity compensation for his service as a non-employee member of the Board until further notice to the Company.
(9)Mr. Wolf served as Chairperson of the Board until June 12, 2024. Mr. Wolf earned $62,500 as a non-employee member of the Board, $25,000 for his position as Chairperson of the Board, $7,500 for his position as a member of the Audit Committee, $5,000 for his position as Chairperson of the Nominating and Corporate Governance Committee, $2,500 for his position as a member of the Nominating and Corporate Governance Committee and $1,875 for his position as a member of the Compensation Committee.
All of our current non-employee directors have received RSUs under our 2014 Equity Plan or our 2024 Equity Plan in connection with their service as members of our Board, other than Mr. Tolson. The table below summarizes the outstanding unvested RSUs held by our non-employee directors as of December 31, 2024. Certain of our directors have elected to defer settlement of vested RSUs pursuant to the terms of a deferral election.

			Number of Securities Underlying Equity Awards
Director	Grant Date	Type of Award	Number of Shares Subject to Restricted Stock Units Originally Granted	Shares Subject to Outstanding and Unvested Restricted Stock Units as of December 31, 2024
Prama Bhatt	9/24/2024	RSUs(1)	44,864	44,864
Andrea C. Brimmer(2)	6/11/2024	RSUs(3)	31,760	15,880
Beth A. Brooke	6/11/2024 8/7/2024	RSUs(3) RSUs(4)	31,760 18,181	15,880 18,181
A. John Hass, III(5)	3/10/2021 6/11/2024	RSUs(6) RSUs(3)	3,553 31,760	888 15,880
Erin L. Russell	7/21/2021 6/11/2024	RSUs(6) RSUs(3)	3,374 31,760	844 15,880
Cesar M. Soriano	5/6/2021 6/11/2024	RSUs(6) RSUs(3)	2,876 31,760	719 15,880
Aaron C. Tolson(5)	—	—	—	—
Dale B. Wolf	6/11/2024	RSUs(3)	31,760	15,880
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(1)RSUs vest in three equal annual installments.
(2)Number of RSUs does not include 1,611 shares of vested RSUs granted in June 2021 that have been deferred pursuant to the terms of a deferral election or 24,446 shares of vested RSUs granted in June 2023 which are subject to the same deferral.
(3)RSUs vest in four equal quarterly installments. However, any shares that remain unvested on the day immediately prior to the date of our upcoming Annual Meeting will vest in full on such date, subject to the individual’s continued service through such vesting date.
(4)Represents RSUs granted in connection with the Board chair appointment effective June 12, 2024. RSUs vest 100% on June 12, 2025.
(5)Number of RSUs does not include 24,446 shares of vested RSUs granted in June 2023 that have been deferred pursuant to the terms of a deferral election.
(6)RSUs vest in four equal annual installments.
(7)Since joining the Board in 2021, Mr. Tolson has waived his cash and equity compensation for his service as a non-employee member of the Board until further notice to the Company.

Our Corporate Governance Framework
Corporate Governance Policies
Code of Business Conduct
Our Board has adopted a code of business conduct and ethics (the “Code of Business Conduct”), which is applicable to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions, and our contractors, consultants and agents. The Code of Business Conduct is available under “Governance” on the Investor Relations page of our website at ir.ehealthinsurance.com.
Corporate Governance Guidelines
Our Board has adopted corporate governance guidelines (the “Corporate Governance Guidelines”) that address the role and composition of, and policies applicable to, the Board. The Nominating and Corporate Governance Committee annually reviews our Corporate Governance Guidelines and reports their recommendations regarding the amendment thereof to our Board. Our Corporate Governance Guidelines are available under “Governance” on the Investor Relations page of our website at ir.ehealthinsurance.com.
Equity Award Policy
Our Board has adopted an equity award policy (the “Equity Award Policy”) that provides as follows:
•Our Compensation Committee may grant equity awards to our directors, officers, employees or consultants;
•Our Equity Incentive Committee may grant equity awards to our employees or consultants, subject to the limitations that (i) the recipient has not already received an equity award from us, (ii) the recipient is not a senior executive or member of our Board, and (iii) the Equity Incentive Committee may not grant (a) options to purchase shares of our common stock or stock appreciation rights for more than a number of shares determined by dividing $1,500,000 by the closing price of our common stock on the trading date prior to the approval date of our Equity Incentive Committee per grantee, and (b) restricted stock or restricted stock units for more than a number of shares determined by dividing $900,000 by the closing price of our common stock on the trading date prior to the approval date of our Equity Incentive Committee per grantee, in each case unless the Compensation Committee approves a revised limit;
•Our Compensation Committee will approve grants of equity awards (i) to new hires or to recently promoted employees at the first Compensation Committee meeting on or after the employee’s first day of bona fide employment or the day of the employee’s promotion, or as soon as reasonably practicable after such dates via a unanimous written consent and (ii) to existing directors, officers, employees or consultants (other than recently promoted employees) at the first regularly scheduled Compensation Committee meeting in a calendar quarter or via a unanimous written consent;
•For accounting, tax and securities law purposes, all awards are effective on the “date of grant,” which is the later of (i) the 10th business day after the date when the applicable Committee approved the awards or (ii) the first business day of the following month after the applicable Committee approved the awards, with “business day” being defined as a day in which U.S. financial markets including the Nasdaq Stock Market and New York Stock Exchange are open for trading; and
•The exercise price of all options and stock appreciation rights is required to be equal to or greater than the closing price of our common stock on the date of grant.

Insider Trading Policy
Our Board has adopted an insider trading compliance program (the “Insider Trading Policy”), which prohibits trading of our securities based on material, nonpublic information regarding our Company and applies to our and our subsidiaries’ directors, employees, including our executive officers, consultants, contractors and advisors, and, in each case, members of their immediate families, other family members who live in their same household and any entity whose securities transactions they influence, direct or control (collectively, the “Insiders”). We believe the Insider Trading Policy is reasonably designed to promote compliance with applicable insider trading laws, rules and regulations and the listing standards of the Nasdaq Stock Market. A copy of the Insider Trading Policy was filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2024. In addition, with regard to the Company trading in our own securities, it is our policy to comply with the federal securities laws and the applicable exchange listing requirements.
Under the Insider Trading Policy, Insiders are generally prohibited from, among other things, trading on material, nonpublic information, holding our securities in a margin account or pledging our securities as collateral for a loan, “tipping,” with respect to our directors, officers and employees and those consultants, contractors and advisors we identify, trading during our quarterly trading blackout periods, conducting short sales of our securities, trading in derivative securities (e.g., “puts,” “calls,” or other similar hedging instruments) relating to our securities, placing open orders with brokers in violation of the Insider Trading Policy and disclosing material nonpublic information relating to our Company or our subsidiaries.

AUDIT MATTERS
PROPOSAL 2
RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed the firm of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
Required Vote and Board Recommendation
Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast affirmatively or negatively at the Annual Meeting in person or by proxy. Abstentions and broker non-votes will have no impact on the outcome of this proposal.
This ratification is not required by our bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of corporate practice. If our stockholders fail to ratify the selection, the Audit Committee may reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of us and our stockholders.

The Board recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.
Pre-Approval Policies and Procedures
The Audit Committee’s policy is to pre-approve all audit and permissible non-audit and tax services provided by our independent registered public accounting firm. All audit and permissible non-audit and tax services were pre-approved by the Audit Committee in accordance with the pre-approval policy described above.

Principal Accountant Fees and Services
The following table sets forth the aggregate fees billed by Ernst & Young LLP for audit and other services rendered in 2023 and 2024 (in thousands):

	Fiscal Year Ended December 31,
	2024	2023
Audit fees(1)	$3,965	$3,534
Audit related fees(2)	5	—
Tax fees(3)	131	183
All other fees(4)	—	—
	$4,101	$3,717
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(1)Audit fees: These fees consist of professional services rendered for the audit of our annual consolidated financial statements and internal control over financial reporting, review of our quarterly consolidated financial statements, accounting advice and consultations, as well as accounting advice and services that are normally provided by Ernst & Young LLP in connection with regulatory filings or engagements.
(2)Audit related fees: These fees consist of fees not included in audit fees that are billed by the auditor for assurance and related services that are reasonably related to the performance of the audit of the financial statements.
(3)Tax fees: These fees consist of professional services rendered for tax compliance.
(4)All other fees: These fees consist of services not captured in the audit or tax categories, including fees relating to accounting research software. There were no such fees incurred in 2023 or 2024.
The Audit Committee considered whether the provision of services other than audit services is compatible with maintaining Ernst & Young LLP’s independence.

Report of the Audit Committee of the Board
This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act, or under the Exchange Act, except to the extent we specifically incorporate this report by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.
The Audit Committee of the Board is comprised of four directors, each of whom qualifies as “independent” under the rules of the Securities and Exchange Commission and the current listing requirements of the Nasdaq Stock Market. The current members of the Audit Committee are Prama Bhatt, Beth A. Brooke (Chairperson), A. John Hass, III, and Erin L. Russell. The Audit Committee acts pursuant to a written charter that was adopted by the Board in April 2006, as amended.
In performing its functions, the Audit Committee acts in an oversight capacity and relies on the work and assurances of (i) the Company’s management, which has the primary responsibility for financial statements and reports and the Company’s internal controls, and (ii) the Company’s independent registered public accounting firm, which, in its report, expresses an opinion on the conformity of the Company’s annual financial statements with accounting principles generally accepted in the United States. It is not the duty of the Audit Committee to plan or conduct audits, to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to assess the Company’s internal controls over financial reporting.
Within this framework, the Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended December 31, 2024 and the Company’s internal control over financial reporting. The Audit Committee also has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board Auditing Standard and the Securities and Exchange Commission. In addition, the Audit Committee has received the written disclosures and letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, has discussed with the independent registered public accounting firm, Ernst & Young LLP, the independence of that firm and has considered whether the provision of non-audit services was compatible with maintaining the independence of that firm.
Based upon these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Audit Committee

Beth A. Brooke (Chairperson)
Prama Bhatt
A. John Hass, III
Erin L. Russell

EXECUTIVE COMPENSATION
PROPOSAL 3
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
As required by Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to cast a vote to approve, on an advisory basis, the compensation of our Named Executive Officers as described below and elsewhere in this proxy statement (commonly referred to as a “Say-on-Pay” vote).
The goal for our executive compensation program is to attract, motivate and retain talented and dedicated executive officers. We seek to accomplish this goal in a way that directly links compensation to measurable corporate and individual performance and focuses executive officers on achieving near- and long-term corporate objectives and strategy. We believe that our executive compensation program satisfies this goal and rewards our executives for creating stockholder value.
The Compensation Overview, beginning on page 31 of this proxy statement, describes our executive compensation program and the decisions made by our Compensation Committee relating to 2024 in more detail. We urge our stockholders to read the Summary Compensation Table and other related compensation tables and narrative, beginning on page 48 of this proxy statement, which provides detailed information on the compensation of our Named Executive Officers.
We request stockholder approval of the compensation of our Named Executive Officers as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules (which disclosure includes the Compensation Overview, the compensation tables and the narrative disclosures that accompany the compensation tables). We currently plan to hold a Say-on-Pay vote, on an advisory basis, annually and expect that the next Say-on-Pay vote will occur at the 2026 Annual Meeting of Stockholders.
As an advisory vote, this vote will neither be binding on the Company or the Board nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board. However, our Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our Named Executive Officers.
Required Vote and Board Recommendation
Approval of Proposal 3 requires the affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

The Board recommends a vote “FOR” the approval of the compensation of our Named Executive Officers.

Current Executive Officers
The following table sets forth our current executive officers and their ages and the positions they held as of the date of this proxy statement.

Name	Age	Position
Francis S. Soistman	68	Chief Executive Officer and Director
John J. Dolan	57	Senior Vice President, Chief Financial Officer
Michelle M. Barbeau	47	Chief Revenue Officer
Gavin G. Galimi	52	Senior Vice President, General Counsel and Corporate Secretary
Information pertaining to Mr. Soistman, who is both a director and an executive officer of the Company, may be found under “Corporate Governance—Nominees for Class I Directors.”
John J. Dolan. Senior Vice President, Chief Financial Officer. John Dolan has served as our senior vice president and Chief Financial Officer since August 2024 and has previously served as the Company’s senior vice president, chief accounting officer from May 2022 until August 2024. Prior to joining the Company, Mr. Dolan served as deputy controller of BNY Mellon, a global financial services company, from March 2017 to May 2022, where his responsibilities included SEC reporting and technical accounting. Prior to joining BNY Mellon, Mr. Dolan held various senior finance positions with America Express, a global financial products and travel services company, from April 2004 to March 2017, including vice president - Americas controller and global accounting policies & advisory, vice president, controller - global corporate services & enterprise growth and vice president - corporate segment & tax controller. He also held finance positions at GE Capital and Merrill Lynch and was previously a senior manager at PricewaterhouseCoopers. Mr. Dolan is a certified public accountant (inactive) and holds a B.S. in accounting from Manhattan University.
Michelle M. Barbeau. Chief Revenue Officer. Ms. Barbeau has served as our Chief Revenue Officer since January 2024 and as our Chief Marketing Officer between September 2022 and December 2023. Ms. Barbeau is a proven leader with a wealth of experience in the healthcare industry. She previously served as senior vice president, head of marketing at AbleTo Inc., a provider of virtual mental health services, from July 2020 and September 2022, where she led their marketing and communications strategy with a focus on designing personalized experiences that drive loyalty and high return on investment. Prior to that, Ms. Barbeau served as vice president of marketing, UnitedHealthcare Employee and Individual, at UnitedHealth Group, a health insurance provider, from July 2016 and July 2020, where she transformed a team focused on employer and individual member engagement. She also served in various P&L management roles at General Mills from January 2007 to June 2016. Ms. Barbeau holds a B.A. in International Business and Spanish from Gustavus Adolphus College and an M.B.A. in Marketing from University of Minnesota – Carlson School of Management.
Gavin G. Galimi. Senior Vice President, General Counsel and Corporate Secretary. Mr. Galimi has served as our Senior Vice President, General Counsel and Corporate Secretary since June 2022. Mr. Galimi has a wealth of experience in the health insurance sector, including 15 years at UnitedHealth Group, a health insurance provider. He most recently served as general counsel for UnitedHealthcare Specialty Benefits, a health insurance provider, from April 2017 to December 2021. In 2017, he co-founded Stratagem Investments, a private equity firm focused on solving society’s inequities, including disparities in access to quality care. From 2006 to 2017, Mr. Galimi held various positions with March Vision Care, a provider of vision care benefits acquired by UnitedHealth Group, including chief financial officer, chief compliance officer, general counsel, and executive vice president. He has served as an officer or director of numerous health insurance subsidiaries of UnitedHealth Group. Mr. Galimi earned his J.D., B.S. in Biological Sciences, and B.A. in International Relations at the University of Southern California.

COMPENSATION OVERVIEW
This Compensation Overview describes our executive compensation program and philosophy and the material elements of compensation awarded to, earned by, and/or paid to our principal executive officer and each of our other two most highly compensated executives during 2024 as set forth under “2024 Named Executive Officers” below (collectively, our “Named Executive Officers,” or “NEOs”). This Compensation Overview is intended to be read in conjunction with the tables following this section, which provide further historical compensation information.
Executive Summary
2024 Named Executive Officers
Our Named Executive Officers for 2024 were as follows:

Name	Title
Francis S. Soistman	Chief Executive Officer
Michelle M. Barbeau	Chief Revenue Officer
Gavin G. Galimi	Senior Vice President, General Counsel and Corporate Secretary
2024 Business Performance Highlights
In 2024, Medicare Advantage offerings experienced significant disruption as there were plan benefit and premium changes, plan cancellations and market exits due to carriers facing higher medical costs as well as regulatory pressures. This resulted in elevated consumer demand during the fourth quarter Annual Enrollment Period relative to prior years. In 2024, we made a strategic decision to take advantage of this increased consumer demand and invest in our marketing efforts to drive significant Medicare enrollment and revenue growth. We were able to accelerate the growth of our Medicare business while also improving profitability due to significant operational improvements we achieved through our business transformation plan, which we completed in 2023.
In 2024, we also benefited from the rebrand we launched in October of 2023, which was designed to communicate our differentiated value proposition as a trusted and transparent advisor. We further evolved our brand in 2024 complementing it with audience targeting strategies, expansion of our marketing channel mix and a redesign of our omnichannel platform for a seamless user experience. We believe these initiatives resulted in a significant increase in our brand awareness and in the strong performance of our direct marketing channels, including direct television, mail and paid search. As a result, we significantly improved our lead quality and drove greater telephonic and online conversion rates in 2024. We also invested in further personalizing the consumer experience on our platform including a tailored online experience for returning visitors. Combined with the scaling of our digital marketing channels, in 2024 this led to a significant increase in our online unassisted Medicare applications compared to 2023.
Our 2024 financial results and operating highlights include the following:
•Total revenue was $532.4 million for the year ended December 31, 2024, an 18% increase compared to the same period in 2023.
•GAAP net income was $10.1 million for the year ended December 31, 2024, compared to a net loss of $28.2 million for the year ended December 31, 2023.
•Adjusted EBITDA* was $69.3 million for the year ended December 31, 2024 compared to $14.1 million for the year ended December 31, 2023.
•Ended the year with $82.2 million in cash, cash equivalents & marketable securities as of December 31, 2024.
•Total commissions receivable of $1,000 million as of December 31, 2024, a record high for the Company.
•Total estimated membership of 1,293,796, including 998,685 estimated Medicare members as of December 31, 2024.

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*    Adjusted EBITDA was calculated by excluding the dividends for preferred stock and change in preferred stock redemption value (together, the “impact from preferred stock”), provision for (benefit from) income taxes, depreciation and amortization, stock-based compensation expense, impairment, restructuring and other charges, interest expense, other income (expense), net, and other non-recurring charges from GAAP net income (loss) attributable to common stockholders. Other non-recurring charges to GAAP net income (loss) attributable to common stockholders may include transaction expenses in connection with capital raising transactions (whether debt, equity or equity-linked) and acquisitions, whether or not consummated, purchase price adjustments and the cumulative effect of a change in accounting principles. A reconciliation between GAAP net income (loss) attributable to common stockholders and adjusted EBITDA is included in Appendix A to this proxy statement.
2024 Leadership Transition
In 2024, we embarked on a multistep leadership transition for business continuity, which we believe positions us for continued operational and financial excellence and drives stockholder value.
•In January 2024, Ms. Barbeau was promoted to be an executive officer and Chief Revenue Officer (having previously served as our Chief Marketing Officer) of the Company. In connection with Ms. Barbeau’s promotion, recognizing a significant increase in the scope of her responsibilities taking on overseeing the Company’s sales and sales operations in addition to her existing marketing duties and her contribution to the Company’s business, the Compensation Committee approved a promotion equity award of 75,000 RSUs.
•In August 2024, we announced Mr. Soistman’s plan to retire from his role as Chief Executive Officer by end of the second quarter of 2025. If Mr. Soistman is re-elected, he intends to remain a director on the Company's Board.
•In connection with Mr. Soistman’s retirement announcement, the Compensation Committee approved a retention incentive program consisting of the grant of (i) special cash retention bonuses and (ii) RSU awards for Mr. Galimi and Ms. Barbeau as the Compensation Committee believes that the retention of these key executives was critical to an efficient leadership transition at the Company. These retention incentives will be earned and payable subject to the applicable executive remaining in service to the Company for a specified period following the date when Mr. Soistman ceases to be the Company’s Chief Executive Officer.
2024 Compensation Program Highlights
The Compensation Committee, working closely with management and its independent compensation consultant, Aon’s Human Capital Solutions practice, a division of Aon plc (“Aon”), reviewed and approved our executive compensation program aimed at recognizing progress towards our multi-year strategic and transformation objectives developed and executed in 2022 and 2023 (as described in our proxy statement for the fiscal year ended 2023) as well as achievement of operating targets for the year while reflecting our continued commitment to pursue a compensation plan based on our pay-for-performance philosophy. The performance metrics selected also reflect the three-year financial targets that we shared at our Investor Day in May 2023. Key highlights from our 2024 executive compensation program include the following:
•2024 Bonus Program: The 2024 annual bonus program (the “2024 Bonus Program”) broadened our focus by introducing Company Operating Cash Flow(1) as a new performance goal (40% weighting), while shifting the weighting of the adjusted EBITDA performance goal (20% weighting as opposed to 60% weighting in 2023). The 2024 Bonus Program retains the total revenue (20% weighting) and select Fiscal Year 2024 operational priorities (20% weighting) performance goals at the same level as under our 2023 Bonus Program. Upon achievement of the maximum target goals, the maximum potential payout the participants could receive was 200% of the participant’s target payout (increased from 150% for the performance goals related to total revenue and fiscal year priorities). While the 2024 Bonus Program thresholds generally reflect the mid-point of our 2024 guidance range, the Compensation Committee added additional rigor to the Operating Cash Flow performance goal, by setting the target maximum goal to a breakeven point, a target that was $5 million above the top of our Fiscal Year 2024 guidance range.

•2024 Equity Incentive Program: For long-term incentives, 2024 equity awards granted to our Named Executive Officers reflected a continued shift towards a more performance-driven mix. The annual equity grant to our Chief Executive Officer was evenly weighted between PSUs and RSUs, Ms. Barbeau’s 2024 annual grant was made in the form of 100% PSUs and the annual grant to Mr. Galimi was weighted 35% in the form of PSUs and 65% in the form of RSUs. The PSUs granted to our Named Executive Officers measure performance over a two-year period, with vesting subject to an additional one-year service period following the end of the performance period to the extent PSUs become eligible to vest upon achievement of adjusted EBITDA margin goals. The RSUs granted to our Named Executive Officers vest annually over a three-year period, subject to continued service to us.
•Retention Incentive Program: Following the retirement announcement of our Chief Executive Officer, the Compensation Committee approved a retention incentive program consisting of the grant of (i) special cash retention bonuses and (ii) RSU awards for the Company’s executive officers as the Compensation Committee believes that the retention of these key executives is critical to an efficient leadership transition at the Company.
•CEO Compensation. Our Chief Executive Officer’s base salary remained unchanged in 2024. His target bonus increased from 110% to 120%, with the incremental 10% being tied to CEO-succession goals.
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(1)    “Operating Cash Flow” is calculated as the Company’s net cash provided by or used in operating activities during the performance period, as set forth in the Company’s statement of cash flows prepared in accordance with the U.S. generally accepted accounting principles and audited by the Company’s independent registered public accounting firm, subject to adjustment for effects of mergers and acquisitions closing during the performance period (if any).
2025 Compensation Highlights
Our 2025 compensation structure will continue the story of eHealth from transformation to sustainable profitability. The Compensation Committee continues to evaluate the mix of award type and other terms, including vesting period and performance metrics, in connection with making future equity grants.
Key highlights from our 2025 executive compensation program include the following:
•No base salary change for our executive officers.
•No change in target annual cash opportunities as a percentage of base salary.
•Our equity incentive program is shifting from a two-year performance period in 2024 to a three-year performance period in 2025.
•Our bonus program will continue to reflect a balanced approach to eHealth’s strategic goals, incentivizing for the Company’s Operating Cash Flow, Total Revenue, adjusted EBITDA and FY 2025 operational priorities, based on its review of the Company’s operational plan.

Executive Compensation Governance
Compensation Philosophy and Program Structure
Components of Executive Compensation
We strive to balance our need to compete for executive talent with the need to maintain a reasonable and responsible cost structure for our program, and to promote the closer alignment of our executive officers’ interests with our stockholders’ interests. In general, the objectives of our executive compensation program are to:

Compensation Components
Objective	Base Salary	Annual Incentives	Equity Awards
Attract, motivate and retain talented and dedicated executive officers	✓	✓	✓
Directly link compensation to measurable corporate and individual performance		✓	✓
Focus executive officers on achieving near- and long-term corporate objectives and strategy		✓	✓
Reward executives for creating stockholder value		✓	✓
Consistent with our philosophy of aligning executive pay with our short- and long-term performance, and to align the interests of our management and stockholders, our Compensation Committee has historically sought to design our compensation programs to provide the majority of executive compensation in the form of variable, at-risk pay that is earned based on our performance. We believe that pay should be directly linked to performance with an emphasis on creating value for our stockholders, taking a long-term view of our business by creating incentives that will drive sustainable profitable growth and long-term increase in our stock price.
We do not have any formal policies for allocating compensation among base salary, annual cash incentive awards and long-term incentive equity grants, short- and long-term compensation or among cash and non-cash compensation. Instead, our Compensation Committee and our Board exercise judgment to establish a total compensation program for each executive officer that is a mix of current, short- and long-term incentive compensation, and cash and non-cash compensation, that our Compensation Committee and Board believe is appropriate to achieve the goals of our executive compensation program and our corporate objectives. In setting the elements of compensation, our Compensation Committee considers prior compensation paid and amounts realizable from prior equity-based awards, as well as other benefits provided by the Company.
Role of the Compensation Committee
The Compensation Committee of our Board, composed entirely of non-employee independent members (as defined under Nasdaq rules) of our Board, oversees, among other things, the design and administration of our executive compensation program and our equity incentive plans (including reviewing and approving equity award grants). The Compensation Committee reviews and approves all compensation decisions relating to our executive officers. The Compensation Committee, generally on an annual basis, reviews the components of executive officer compensation for consistency with our compensation philosophy and considers changes in compensation practices among our peer group companies. The Compensation Committee also annually reviews overall compensation risk.
Role of Management
Our Chief Executive Officer, Chief Financial Officer and members of our human resources, finance and legal departments assist and support the Compensation Committee. Management does not determine executive officer compensation. However, management reviews our compensation philosophy with the Compensation Committee and develops compensation proposals for the Compensation Committee to consider. Management may provide various materials to the Compensation Committee, such as analyses of existing and proposed compensation programs and executive officer and other employee equity ownership information. Our Chief Executive Officer and our Chief Human Resources Officer participated in meetings of our Compensation Committee, and our Chief Executive Officer makes recommendations with respect to compensation proposals for executive officers other than himself. Final compensation decisions for the Chief Executive Officer were made by the Compensation Committee in executive session without the Chief Executive Officer present.
Role of the Compensation Consulting Firm
The Compensation Committee has engaged Aon, an independent compensation consultant, to provide compensation advisory services. Aon reports directly to the Compensation Committee for purposes of advising it on executive officer compensation and meets with certain members of management in conducting its reviews of various aspects of executive officer compensation. In early 2024, Aon conducted analyses of our executive officers’ base salaries, annual cash bonus awards and long-term equity incentive awards against the compensation of executive officers in similar positions with companies considered to be our “peer companies” as described below. Aon also reports on overall compensation risk, reviews equity plan usage and makes recommendations to the Compensation Committee on executive new hire packages. Aon attended Compensation Committee meetings, including executive sessions, to present its analyses and to discuss its findings with the Compensation Committee. The Compensation Committee reviewed Aon’s analyses in the context of making its decisions with respect to executive officers’ compensation for 2024.
Use of Market Data
For its 2024 compensation decisions, the Compensation Committee maintained a practical approach to attracting and retaining key executive talent in line with market data. The Compensation Committee’s goal is generally to set all elements of compensation using a balanced approach that does not use rigid percentiles to target pay levels for each compensation element, but instead is based on a variety of factors that the Compensation Committee deems appropriate. The Compensation Committee recognizes that certain elements of compensation reported from one source can be consistently higher or lower than the data collected from another, given differences in methods and samples used by each source to collect market data. Given this variability and volatility within the market data, the Compensation Committee has determined that targeting pay levels at specific percentiles of this data could result in outcomes that do not align with the internal value and strategic importance of various roles at the Company. Thus, while the Compensation Committee continues to review and reference market data, the data generally are used to inform the Compensation Committee of market practices to ensure that our executive compensation program remains within a generally competitive range of our peers, but without setting any specific targeted range for any of the Named Executive Officers’ compensation. Accordingly, as described above, the Compensation Committee takes other factors into account in setting the amount of each Named Executive Officer’s target total direct compensation opportunity in addition to the market data.
Competitive Compensation
For the 2024 executive compensation review, Aon provided an analysis of our executive officer compensation against the compensation of executive officers in similar positions with a set of peer group companies (which changed from 2023 to 2024, as described below) and also with compensation data drawn from insurance and healthcare technology companies with revenues generally from $200 million to $1.5 billion and market capitalization ranging from $100 million to $1.0 billion included in the Radford Global Technology Survey. The Compensation Committee recognizes that compensation data for some of our key positions may not always be explicitly reported by companies in our compensation peer group or survey data, which could result in limited sample sizes, and/or that any inconclusive or anomalous data can be misleading as to any specific percentile for assessing market competitive practices. The survey data used in addition to the peer group company data were intended to be reflective of companies that compete in our labor market and of companies with similar revenue levels (provided that the Compensation Committee did not separately review each individual company included in the additional survey data used). The Compensation Committee further considers internal factors, such as internal pay equity across the management team, tenure, skills and experience, individual performance and criticality of the role, including the responsibilities and functions performed or managed by the individual, as well as existing compensation and retention levels relative to estimated replacement cost with respect to the scope, responsibilities and skills required of the particular position.

2024 Peer Group
The peer group developed by Aon, approved by our Compensation Committee and used in Aon’s analysis for 2024 compensation, was based on publicly-traded, primary industries of insurance and healthcare technology business with revenues generally ranging from $200 million to $1.5 billion and market capitalization generally ranging from $100 million to $1.0 billion.
Using the above criteria, the following 18 companies were identified to comprise our 2024 peer group, which consist of seven companies in the insurance sector, seven companies in the healthcare sector and four companies in the technology sector:

Insurance Peers	Healthcare Peers	Technology Peers
BRP Group, Inc.**	Alignment Healthcare, Inc.	EverQuote, Inc.
Clover Health Investments, Corp.	Computer Programs and Systems, Inc.***	MediaAlpha, Inc.
GoHealth, Inc.	Health Catalyst, Inc.*	Priority Technology Holdings, Inc.
Hippo Holdings, Inc.*	MultiPlan, Inc.****	Quotient Technology, Inc.
Oscar Health, Inc.*	NextGen Healthcare, Inc.
SelectQuote, Inc.	Sharecare, Inc.
Vericity, Inc.*	Tabula Rasa HealthCare, Inc.

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*	New peer group companies in 2024.
**	Renamed The Baldwin Insurance Group, Inc. in May 2024.
***	Renamed TruBridge in March 2024.
****	Renamed Claritev Corp. in February 2025.
Convey Health Solutions Holdings, Inc., Evolent Health, Inc., and Payoneer Global Inc., each of which were included in our 2023 peer group, were removed from our 2024 peer group because they were acquired or merged with other companies or no longer meet the industry, revenue or market capitalization criteria for the peer group as a whole. The new companies added to our 2024 peer group, as indicated in the table above, satisfied all or substantially all of the industry, revenue and market capitalization criteria for the peer group approved by the Compensation Committee.
Compensation Governance Best Practices
Our Compensation Committee, assisted by its independent compensation consultant, stays informed of developing executive compensation best practices. In this regard, we seek to implement best practices including:
•maintaining stock ownership guidelines for executive officers and non-employee directors;
•prohibiting all employees and directors, including our Named Executive Officers, from hedging their Company common stock pursuant to our Insider Trading Policy;
•seeking recovery of excess incentive-based compensation from current and former executive officers in the event of an accounting restatement;
•prohibiting all employees and directors, including our Named Executive Officers, from pledging Company common stock as collateral for loans or holding our common stock in margin accounts, pursuant to our Insider Trading Policy;
•not providing golden parachute excise tax gross-ups;
•generally restricting our executive officers to be eligible to receive only the same benefits and perquisites as our other U.S.-based salaried employees;

•conducting an annual Say-on-Pay advisory vote as one means to receive feedback from stockholders on our executive compensation program; and
•performing a risk analysis with respect to our compensation programs and policies, including for non-executive officers.
Stockholder Engagement
We believe that long-term stockholder value is supported by ongoing dialogue with our stockholders and the broader investment community. Accordingly, we have developed an extensive stockholder engagement practice, including quarterly engagement with top stockholders and institutional investors that express interest in meeting with us. We believe these meetings ensure that management, our Board and our Compensation Committee are aware of our stockholders’ priorities and are able to address them as appropriate. At our 2024 Annual Meeting of Stockholders, we held a stockholder advisory vote on the compensation of our Named Executive Officers, commonly referred to as a “Say-on-Pay” vote. Our 2024 advisory Say-on-Pay proposal was approved by approximately 82.5% of votes cast at the meeting, which was an improvement from approximately 76.4% of votes cast received on this proposal in 2023.
Given the value we place on a continuing dialogue with our stockholders, during 2024 we continued our practice of engaging with stockholders to obtain feedback and stockholder perspectives with respect to our executive compensation program and governance matters. During 2024, we met with six of our institutional investors representing approximately 32% of our outstanding common stock as of September 30, 2024 and gave them opportunities to comment on our executive compensation program and other matters of interest to our stockholders. In addition, we engaged with H.I.G. (as defined below), the holder of all of our outstanding Series A preferred stock, and Mr. Tolson, the director nominated by H.I.G., also serves as a member of our Compensation Committee. Internal participants in all or certain of these meetings included our Senior Vice President of Strategy & Investor Relations, Kate Sidorovich, our Chief Executive Officer, Fran Soistman and our Chief Financial Officer, John Dolan.
We have generally received support from our stockholders regarding our Compensation Committee’s actions, responsiveness and intentions, and did not receive specific stockholder feedback with respect to our 2024 executive compensation program or governance matters. We believe that our robust dialogue on these and other topics demonstrates our commitment to strong corporate governance and market-based compensation programs and structures. We will continue to regularly engage with our stockholders on such matters and, as appropriate, will continue to address issues and suggestions received through these stockholder engagement efforts. As our stockholders’ views and market practices on executive compensation evolve, our Compensation Committee will continue to evaluate and, when appropriate, make changes to our executive compensation program, ensuring that the program continues to reflect our pay-for-performance compensation philosophy and objectives.
Executive Compensation Program for 2024
2024 Base Salary
The Compensation Committee intends to provide the Named Executive Officers with competitive base salaries in order to attract and retain an appropriate caliber of talent and experience for our workforce. Base salaries are also provided to reward the Named Executive Officers for their day-to-day contributions. Our Compensation Committee reviewed base salaries for our Named Executive Officers in the first quarter of 2024 using peer group and survey data supplied by Aon as a means to verify that we were providing base salaries that would help us accomplish our goals.
In April 2024, following a review of market information, the Compensation Committee recognized a significant increase in Mr. Galimi’s overall responsibility and determined to provide a merit-based increase in base salary for Mr. Galimi.

The 2024 base salaries for our Named Executive Officers as compared to their 2023 base salaries (as applicable) were as follows:

Name	2023 Base Salary ($)	2024 Base Salary ($)	Percentage Change
Francis S. Soistman	750,000	750,000	—%
Michelle M. Barbeau(1)	N/A	430,000	N/A
Gavin G. Galimi(2)	390,000	425,000	9%
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(1)    Ms. Barbeau became an executive officer on January 1, 2024.
(2)    Mr. Galimi’s merit-based salary increase was made effective March 17, 2024.
2024 Bonus Program
We provide the opportunity for our executive officers to earn an annual cash bonus. We provide this opportunity in order to attract and retain employees with a high caliber of talent and experience for our key positions and to link payments to the achievement of our annual financial and/or operational objectives.
Consistent with the Compensation Committee’s philosophy of linking pay directly to performance, the Compensation Committee determined that a significant portion of our Named Executive Officers’ total direct compensation should be variable, at-risk cash compensation. The Compensation Committee believed that the incentives provided a meaningful reward if the goals were achieved and were necessary to attract and retain our Named Executive Officers and to maintain competitiveness with similarly performing companies.
In April 2024, our Compensation Committee approved the 2024 Bonus Program under the executive bonus plan for our executives, including our Named Executive Officers. The 2024 Bonus Program provided executives with the opportunity to earn cash bonus awards based on achieving performance goals relating to Company performance established by the Compensation Committee. Under the executive bonus plan, the Compensation Committee retains authority to increase, decrease and/or eliminate awards notwithstanding any performance achievement under it. All Named Executive Officers’ payouts are based on corporate goals described herein.
The 2024 target cash bonus opportunities for our Named Executive Officers as compared to their 2023 target cash bonus opportunities (as applicable) were as follows:

Name	2023 Target Bonus Opportunity as Percent of Base Salary	2023 Target Bonus Opportunity Amount ($)	2024 Target Bonus Opportunity as Percent of Base Salary	2024 Target Bonus Opportunity Amount ($)
Francis S. Soistman(1)	110%	825,000	120%	900,000
Michelle Barbeau(2)	N/A	N/A	75%	322,500
Gavin G. Galimi(3)	60%	234,000	60%	250,627
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(1)Mr. Soistman’s target bonus percentage increased from 110% to 120%, with the incremental 10% tied to Mr. Soistman’s preparation and delivery to the Compensation Committee of a CEO succession plan.
(2)Ms. Barbeau became an executive officer on January 1, 2024.
(3)The change in the target bonus opportunity amount reflects a merit-based salary increase for Mr. Galimi.
For 2024, the Compensation Committee determined to maintain the same (on a percentage-of-base salary basis) target cash bonus opportunity for Mr. Galimi. Mr. Soistman’s target cash bonus opportunity was increased by 10% to account for additional succession plan duties.

2024 Bonus Program Design
The 2024 Bonus Program was designed to drive performance, recognize achievement of strategic and financial objectives for the year, and motivate and retain our new leadership team. The 2024 Bonus Program broadened our focus by introducing Company Operating Cash Flow as a new performance goal, while shifting the weighting of the adjusted EBITDA performance goal (20% weighting as opposed to 60% weighting in 2023). In 2023, Company Operating Cash Flow was previously used as a performance metric for performance-based equity awards. Given that the performance period used for the 2023 equity award program was only for fiscal 2023, the Compensation Committee deemed it advisable to include the Company Operating Cash Flow as a performance metric under the 2024 Bonus Program. As further discussed below, the Compensation Committee introduced adjusted EBITDA margin over a two-year performance period as a new metric for the 2024 Equity Incentive Program to continue our emphasis on efficiencies to drive profitability. The 2024 Bonus Program retains the total revenue (20% weighting) and select Fiscal Year 2024 operational priorities outlined below (20% weighting) performance goals at the same level as under our 2023 Bonus Program. Upon achievement of the maximum target goals, the maximum potential payout the participants could receive was 200% of the participant’s target payout (increased from 150% for the performance goals related to total revenue and fiscal year priorities). Our Operating Cash Flow, which was the sole performance metric used for our 2023 PSU awards, is allocated 40% weighting under the 2024 Bonus Program, reflecting our continued focus on achieving cash targets.
The specific performance goals under the 2024 Bonus Program approved by the Compensation Committee are as follows:

Threshold	Operating Cash Flow (40%)	Total Revenue (20%)	Adjusted EBITDA(1) (20%)	FY24 Priorities (20%)	Payout Curve
Maximum	$0	$475M	$20M	4/4 Goals Met	200%
Stretch	($5M)	$468.75M	$13.75M	N/A	150%
Target	($10M)	$462.5M	$7.5M	3/4 Goals Met	100%
Threshold	($15M)	$450M	($5M)	2/4 Goals Met	50%
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(1)    Note: See Appendix A for a reconciliation between GAAP net income (loss) attributable to common stockholders and adjusted EBITDA.
•The target threshold for each of the Operating Cash Flow, total revenue and adjusted EBITDA goals shown above reflected the mid-point of the 2024 guidance range for the Operating Cash Flow, total revenue and adjusted EBITDA metrics that we provided on February 27, 2024 as well as the three-year financial targets we shared at our Investor Day in May 2023.
•In setting the target achievement level for the adjusted EBITDA metric, although our actual adjusted EBITDA for fiscal year 2023 was $14.1 million, the Compensation Committee recognized that completion of the Company’s transformation plan and work towards revenue growth would require additional cash investment. Accordingly, the Compensation Committee set the 2024 adjusted EBITDA target range to ($5) million to $20 million, which is higher than the 2023 adjusted EBITDA target range of ($15) million to $15 million, and set the 2024 adjusted EBITDA target at $7.5 million, also higher than the 2023 adjusted EBITDA target of ($5) million, to account for the expected cash investment to drive growth, which in turn could adversely impact our profitability metric.
•The Compensation Committee also added additional rigor to the Operating Cash Flow performance goal, by setting the target maximum goal to a breakeven point, a target that was $5 million above the top of our 2024 guidance range.
•Our 2024 guidance included the expected impact of positive net adjustment revenue in the range of $0 to $15 million. Excluding the impact of positive net adjustment revenue in 2022 and 2023, the mid-point of our 2024 guidance reflected approximately 12% year-over-year total revenue growth and a substantial improvement in GAAP net income (loss) and adjusted EBITDA.
•Upon achievement of the maximum target goals, the maximum payout our executives may receive would be 200% of the participant’s target payout. The Compensation Committee provided for a wider range of outcomes given the uncertainties around the Medicare Advantage industry.
The Compensation Committee also selected the following four strategic and operational goals as the FY24 Priorities:

FY24 Priorities (20% Weighing)
Description	Measurement Criteria
Advance our local market focused, omni-channel enrollment engine to drive higher conversions and greater margins	Year-over-year growth in overall agency conversion rate (online and telephonic)
Launch the next phase of our member loyalty & retention strategy	Successful execution of customer retention strategy through launching ePerks Loyalty program
Drive our B2B strategy and fortify the organizational foundation that supports our strategic partners and direct-to-employer opportunities	Year-over-year growth in our ICHRA product within the Employer and Individual (“E&I”) segment and our strategic partner marketing channel
Enhance our comprehensive product portfolio beyond Medicare Advantage agency business to drive year-round growth	Year-over-year growth in diversified revenue (excluding MA agency) opportunities
The Compensation Committee believed that the achievement of these strategic performance goals would advance the Company’s near-term operational priorities and represent rigorous goals that require significant effort on the part of each participant to achieve. As a result, the Compensation Committee approved cash bonus award opportunities based on achievement of these goals. The Compensation Committee also believed that with respect to the FY24 Priorities, achievement of all four metrics would require significant effort by our Named Executive Officers and their skillful execution of the Company’s strategy.
Bonus Payouts for 2024
In March 2025, our Compensation Committee considered and determined the 2024 fiscal year performance of the Company against the previously established performance goals as follows:

Metric	2024 Company Achievement (in thousands)	Goal Achievement Payout Percentage	Goal Weighting	Percentage of Target Payout(1)
Operating Cash Flow	$(18,366)	0%	40%	0%
GAAP Annual Revenue	$532,410	200%	20%	40%
Adjusted EBITDA(2)	$69,265	200%	20%	40%
FY24 Priorities	3 of 4 Goals Met	100%	20%	20%
			Total	100%
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(1)    At management’s recommendation, the Compensation Committee used positive discretion and approved the bonus payout of 150%.
(2)    Note: See Appendix A for a reconciliation between GAAP net income (loss) attributable to common stockholders and adjusted EBITDA.

In determining the achievement of three out of the four FY24 Priorities, the Compensation Committee considered the following information: (i) the Company’s overall agency conversion rate grew for both online and telephonic enrollments; (ii) customer retention strategy including ePerks Loyalty program was launched; (iii) the Company achieved year-over-year growth in diversified revenue (excluding our Medicare Advantage agency segment); and (iv) the Company did not achieve year-over-year growth in E&I revenue (including ICHRA).
Based on achievement of such operational goals, the Compensation Committee acknowledged achievement of the performance goals under the 2024 Bonus Program at 100% of target, while noting considerable over-performance with respect to the adjusted EBITDA and total revenue performance goals above maximum targets. Actual adjusted EBITDA for the fiscal year ended December 31, 2024 was $69 million and actual total revenue for the same period was $532 million, in comparison to the maximum performance targets of $20 million for adjusted EBITDA and $475 million for total revenue, respectively. The Compensation Committee recognized the impact of the Named Executive Officers’ performance on the Company’s success, including their strategic approach in proactively investing resources to capture the benefits of increased consumer demand during the fourth quarter of 2024, which approach, while decreasing Operating Cash Flow, contributed, in part, to significant Medicare enrollment and revenue growth and a significant increase in the Company’s stock price, which rose to approximately $10 per share in early 2025. In setting the actual bonus payout amounts, the Compensation Committee used positive discretion, as permitted under the 2024 Bonus Program, to approve a bonus payout equal to 150% of each Named Executive Officer’s target in recognition of the executive team’s strategic decision-making and performance in 2024. The Compensation Committee approved this modification after careful consideration and analysis of this unusual situation where management took actions contrary to their economic interest based on the original 2024 Bonus Program metrics which contributed to a significant increase in stock price, and determined that this action was warranted, reasonable and consistent with our stockholders’ best interest. The Compensation Committee believes that this result aligns with its philosophy of linking actual pay with financial performance.
The actual bonus payments made to our Named Executive Officers in April 2025 are summarized as follows:

Name	2024 Base Salary	2024 Target Bonus Opportunity as Percent of Base Salary	2024 Actual Bonus Payout as percent of 2024 Base Salary (at 150% Achievement)	Actual Bonus Payout ($)
Francis S. Soistman	$750,000	120%	180%	1,350,000
Michelle M. Barbeau	$430,000	75%	113%	483,750
Gavin G. Galimi(1)	$425,000	60%	90%	375,941
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(1)Mr. Galimi’s actual bonus payout amount in 2024 reflects proration based on his base salary increase in March 2024.
2024 Total Cash Compensation Summary
The below table summarizes the 2024 cash compensation earned by our Named Executive Officers:

Name	2024 Actual Salary ($)(1)	2024 Actual Bonus ($)	All Other Cash Comp ($)(2)	Total Cash Compensation ($)
Francis S. Soistman	755,769	1,350,000	17,434	2,123,203
Michelle M. Barbeau	433,308	483,750	11,284	928,342
Gavin G. Galimi	420,865	375,941	10,694	807,500
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(1)The salary amounts for each NEO may differ from such NEO’s stated base salary as described elsewhere in this “Compensation Overview” section due to the timing of our payroll processes. The Company calculates salary based on a 52-week year, payable on a bi-weekly basis. For 2024, this resulted in the payment for two additional days. In addition, as described above, Mr. Galimi’s base salary increased effective March 2024.
(2)Represents Company matching 401(k) plan contributions and payment of premiums for group term life insurance.

2024 Equity Incentive Program
Equity incentive awards are an important part of our overall compensation program as they reward and incentivize performance, assist in attracting and retaining talented employees and help to align employee interests with the interests of our stockholders. The Compensation Committee reviews the equity holdings of our Named Executive Officers regularly, and grants equity awards to our Named Executive Officers informed in part by the market data provided by Aon, as discussed above. The terms of our 2024 equity awards are set forth below, and additional relevant provisions with respect to particular Named Executive Officers may be found in the “Employment Agreements, Severance Agreements and Change of Control Arrangements” section of this proxy statement. The Company grants equity awards under our 2024 Equity Plan and the inducement plan that the Company initially adopted in September 2021 (as amended, the “2021 Inducement Plan”).
In reviewing our equity award practices, we are committed to effectively rewarding, incentivizing and retaining our key employees with a competitive equity compensation program while maintaining acceptable levels of stockholder dilution. For this reason, we carefully manage both our gross burn rate and our net burn rate. Gross burn rate reflects equity awards granted during the fiscal year divided by the weighted average number of shares outstanding. We calculate net burn rate as equity awards granted during the fiscal year less equity awards cancelled and returned to the plan (net equity grants), divided by the weighted average number of shares outstanding.
We believe that equity awards are a foundational component of total compensation not only for our Named Executive Officers, but also for a broader portion of our employee population. We expect to rely on the use of employee equity awards to attract, reward and motivate our employees, and to tie their financial interests to those of our stockholders.
2024 Equity Incentive Program Design
It is our practice to make annual equity awards. We utilize equity awards to attract, reward and motivate our employees, and to tie their financial interests to those of our stockholders.
Following the launch of our multi-year transformation initiatives in 2022, our Compensation Committee temporarily reduced the total equity grants for our Named Executive Officers but granted equity awards largely in the form of RSUs to motivate our Named Executive Officers to continue their services with us and to execute our multi-year transformation initiatives. Starting in April 2023, the Compensation Committee gradually reintroduced PSUs as part of the 2023 executive compensation program to reflect a gradual shift towards performance-based equity compensation practice as we continued to execute our transformation journey. 42% of the 2023 annual equity awards for our Chief Executive Officer and 25% of the annual equity awards for all other named executive officers (other than one executive officer who had started in late 2022) were granted in the form of PSUs, with the remaining equity awards granted in the form of RSUs that vest based on continuous service over a two-year or four-year period.
Our 2024 executive equity compensation program reflects our continued shift towards a more long-term, performance-driven mix. The annual equity grant to our Chief Executive Officer was evenly weighted between PSUs and RSUs, Ms. Barbeau’s 2024 annual grant was made in the form of 100% PSUs (taking into account the fact that the Compensation Committee previously approved a promotion equity award of 75,000 RSUs to Ms. Barbeau in connection with her promotion and in recognition of a significant increase in the scope of her responsibilities taking on overseeing the Company’s sales and sales operations in addition to her existing marketing duties), and the annual grant to Mr. Galimi was weighted 35% in the form of PSUs and 65% in the form of RSUs. In addition, the Compensation Committee evaluated the mix and vesting requirements in connection with making 2024 equity grants and extended the PSU performance period applicable to PSUs granted in 2024 to two years (in comparison to the one-year performance period applicable to PSUs granted in 2023). Furthermore, the Compensation Committee granted the equity awards with a continued focus on building long-term sustainable growth and introduced an adjusted EBITDA margin at the end of the performance period as a new performance metric.
RSUs granted to our Named Executive Officers vest in equal annual installments over three years, subject to the applicable Named Executive Officer’s continued service through each applicable vesting date.

2024 PSUs were tied to achievement of Adjusted EBITDA margin performance goals for the two-year period between 2024 and 2025, as follows:

Threshold	Adjusted EBITDA Margin for 2024-2025	Percentage of Award Eligible to Vest
Maximum	10%	200.0%
Target	8%	100.0%
Threshold	7%	50.0%
Below Threshold	Less than 7%	—%
•The 2024 PSUs have a two-year performance period, and based upon achievement of the adjusted EBITDA* margin performance goal, eligible shares will vest one year later on December 31, 2026, subject to continued service to us through each applicable vesting date. The Compensation Committee selected a two-year performance period for the PSUs granted in 2024 to align with our three-year financial targets covering our performance for fiscal 2023 through 2025. These targets were presented at the May 2023 Investor Day, which delineated our plan to achieve 8-10% adjusted EBITDA margin by the end of 2025. Achievement of adjusted EBITDA margin will be calculated by dividing our adjusted EBITDA for the two-year performance period from 2024 through 2025 by our total revenue for the same period and will exclude the effects of mergers and acquisitions closing during the performance period (if any).
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* Adjusted EBITDA will be calculated by excluding the impact from preferred stock, provision for (benefit from) income taxes, depreciation and amortization, stock-based compensation expense, impairment, restructuring and other charges, interest expense, other income (expense), net, and other non-recurring charges from GAAP net income (loss) attributable to common stockholders. Other non-recurring charges to GAAP net income (loss) attributable to common stockholders may include transaction expenses in connection with capital raising transactions (whether debt, equity or equity-linked) and acquisitions, whether or not consummated, purchase price adjustments and the cumulative effect of a change in accounting principles.
2024 Retention Incentives for Ms. Barbeau and Mr. Galimi
In connection with Mr. Soistman’s retirement announcement, in October 2024, the Compensation Committee approved a retention incentive program (the “2024 Retention Incentive Program”) consisting of the grant of (i) special cash retention bonuses (each, a “Cash Retention Award”) and (ii) restricted stock unit awards (each, an “RSU Retention Award”, and together with the Cash Retention Award, the “Retention Incentives”) for three of the Company’s executive officers. The Compensation Committee determined that the Retention Incentives were critical to retaining the executive officers, who were recruited by Mr. Soistman, in order to ensure an efficient leadership transition following Mr. Soistman’s anticipated retirement.
The Retention Incentives were designed to be earned and payable by these executive officers remaining in service to the Company for a specified period following the date when Mr. Soistman ceases to be Chief Executive Officer, as further explained below. Mr. Soistman was not eligible for a Retention Incentive. With respect to our Named Executive Officers, the amount of such Retention Incentives are as follows:

Name	Cash Retention Award	RSU Retention Award (Shares)
Michelle M. Barbeau	$250,000	31,300
Gavin G. Galimi	$250,000	31,300

The Cash Retention Award is earned and payable in two installments, subject to the recipient remaining a Service Provider (as defined in the 2024 Equity Plan) through the applicable vesting date. The first 50% will be earned and payable six months following the date on which Mr. Soistman ceases to be our Chief Executive Officer (the “Transition Effective Date”) and the second 50% will be earned and payable 18 months after the Transition Effective Date. The Cash Retention Award will vest in full and become payable in the event the recipient’s status as a Service Provider is terminated (i) voluntarily by the recipient for good reason, or (ii) by the Company other than for cause but excluding by reason of the recipient’s death or disability.

The RSU Retention Awards are scheduled to vest and be paid in two installments, subject to the recipient remaining a Service Provider through the applicable vesting date. The first 50% will vest on the first anniversary of the grant date of December 10, 2024 (the “RSU Retention Award Grant Date”) and the second 50% of the RSU Retention Awards will vest on the second anniversary of the RSU Retention Award Grant Date. The RSU Retention Awards will vest in full and become payable in the event the recipient’s status as a Service Provider is terminated (i) voluntarily by the recipient for good reason, or (ii) by the Company other than for cause but excluding by reason of his or her death or Disability (as defined in the 2024 Equity Plan). The RSU Retention Awards otherwise will be subject to the terms of the 2024 Equity Plan and the Company’s standard form of RSU agreement.

The RSU and PSU awards granted to our Named Executive Officers during 2024 are summarized as follows:

	Annual Equity Award Program			Retention Incentive Program	Total 2024 Awards
Name	Time-Based RSUs	Adjusted EBITDA Margin PSUs	Weighting % (RSUs / PSUs)	Time-Based RSUs	Weighting % (RSUs / PSUs)
Francis S. Soistman	125,000	125,000	50% / 50%	—	50% / 50%
Michelle M. Barbeau(1)	75,000	35,000	68% / 32%	31,300	75% / 25%
Gavin G. Galimi	55,250	29,750	65% / 35%	31,300	74% / 26%
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(1)    As noted above, in January 2024 Ms. Barbeau received 75,000 RSUs in connection with her promotion to Chief Revenue Officer. In April 2024, she received 35,000 PSUs in connection with her annual grant, resulting in an aggregate split of 32% and 68% between PSUs and RSUs, respectively. Ms. Barbeau did not receive RSUs in connection with her annual grant.
Other Compensation; Perquisites
We provide the opportunity for our executive officers and other employees to receive general health and welfare benefits. We also maintain a retirement and deferred savings plan available to all U.S. employees, which is intended to qualify under Sections 401(a) and 401(k) of the Code. This plan allows each participant to contribute up to 100% of their pre-tax compensation, up to a statutory limit, which was $23,000 (or, including catch-up contributions, $30,500 for employees over 50 years of age) in calendar year 2024. Under the plan, each participant is fully vested in his or her own contributions. We match 100% of each participant’s contribution each pay period, up to a maximum of 3% of the employee’s base salary during that period. The plan also permits us to make discretionary profit-sharing contributions, but we have not made such contributions to date. Additionally, we paid certain amounts in respect to premiums for group term life insurance for our Named Executive Officers, as described in the Summary Compensation Table.
We generally restrict our executive officers so that they are eligible to receive only the same benefits and perquisites as our other U.S.-based salaried employees. These payments are set forth in the Summary Compensation Table under the column, “All Other Compensation.”
Our executive officers are eligible to participate in our 2020 Employee Stock Purchase Plan on the same terms as all other U.S. employees who meet the eligibility criteria.
Change in Control and Termination Arrangements
We have entered into employment or severance agreements with our Named Executive Officers that provide for certain severance benefits upon certain terminations in connection with a change of control and outside of a change of control. At the direction of the Compensation Committee, Aon conducted a study of change of control severance market practices. Informed by this data, the Compensation Committee designed agreements considering market norms. The severance and employment arrangements with our Named Executive Officers are more fully described under the section entitled “Employment Agreements, Severance Agreements and Change of Control Arrangements.”

Looking Ahead to 2025 Compensation
The Compensation Committee recognizes the importance of achievement of our multi-year strategic and annual financial objectives while reflecting our continued commitment to pursue a compensation plan based on our pay-for-performance philosophy. Our 2025 compensation structure will continue the story of eHealth from transformation to sustainable profitability. With that compensation philosophy in mind, we expect to move towards a 50/50 RSU/PSU format, which will align our executives’ performance more closely with our multi-year strategic and financial objectives. Our 2025 executive equity compensation program is expected to reflect our continued shift towards a more long-term, performance-driven mix, shifting from a two-year performance period in 2024 to a three-year performance period in 2025. In addition, the Compensation Committee is not expected to make changes to base salary or target annual cash opportunities as a percentage of base salary. Our 2025 bonus program will continue to incentivize a balanced approach to eHealth’s strategic goals incentivizing for the Company’s financial and operational goals. The Compensation Committee reviews and approves executive compensation annually based on the Company’s operational plan.
Compensation Governance Policies
Stock Ownership Guidelines for our Executive Officers
Our Compensation Committee has approved stock ownership guidelines for our executive officers to further align their interests with the interests of our stockholders.
Pursuant to our stock ownership guidelines, our Chief Executive Officer is expected to accumulate and hold a number of shares of our common stock with a value equal to six times his annual base salary as Chief Executive Officer and to maintain this minimum amount of stock ownership throughout his employment. Our Chief Executive Officer is expected to achieve the applicable level of ownership within five years of his becoming Chief Executive Officer.
Under our stock ownership guidelines, our executive officers (other than the Chief Executive Officer) are expected to accumulate and hold a number of shares of our common stock with a value equal to three times their annual base salary and to maintain this minimum amount of stock ownership throughout their employment. The executive officers (other than the Chief Executive Officer) are expected to achieve the applicable level of ownership within five years of the date of adoption of the amended stock ownership guidelines, or for future executive officers, within five years of their becoming an executive officer.
The following equity holdings qualify towards satisfaction of our stock ownership guidelines: (i) shares directly owned by the executive officer or his or her immediate family members; (ii) shares held in trust, limited partnerships or similar entities for the benefit of the executive officer or his or her immediate family members; (iii) shares subject to restricted stock units or other full-value awards that have vested, but for which an executive officer has elected to defer settlement of the award to a date beyond the date of vesting; (iv) shares subject to restricted stock units or other full-value awards that are unvested and for which the only requirement to earn the award is continued service to the Company and for which an executive has elected to defer the settlement of the award to a date beyond the date of vesting and (v) shares subject to stock options and stock appreciation rights that are vested and in the money.
In the event the applicable guideline is not achieved with respect to any executive officer by the applicable deadline, the executive officer will be required to retain an amount equal to 75% of the net shares received as a result of the exercise of stock options or stock appreciation rights or the vesting of restricted stock units or other full-value awards until the applicable guideline has been achieved. “Net shares” are those shares that remain after shares are sold or netted to pay the exercise price (if any) of equity awards and applicable taxes. Under certain limited circumstances, the guidelines may be temporarily suspended by our Compensation Committee at its discretion.
As of the Record Date, all of our executive officers still have time to meet the applicable level of stock ownership contemplated by the guidelines.

Insider Trading Policy
Our employees, including our Named Executive Officers, are prohibited from trading our securities in violation of our Insider Trading Policy, including activities such as trading on material, nonpublic information, pledging of our securities as collateral for a loan and trading in derivative securities (e.g., “puts,” “calls,” “swaps,” “caps,” “collars” or other similar hedging instruments) relating to our securities. For more information about our Insider Trading Policy, see “Corporate Governance—Corporate Governance—Our Corporate Governance Framework—Insider Trading Policy.”
Equity Grant Practices
We do not grant equity awards on a predetermined schedule, but typically approve equity awards at regularly scheduled meetings of our Board or Compensation Committee or with respect to annual awards and pursuant to information previously discussed with our Board or Compensation Committee, via unanimous written consent. We have not granted, nor do we intend to grant, stock options or other equity awards in anticipation of the release of material, nonpublic information that is likely to result in changes to the price of our common stock, such as a significant positive or negative earnings announcement, and, we have not taken, nor do we intend to take, material nonpublic information into account when determining the timing or terms of equity awards. Similarly, we have not timed, nor do we intend to time, the release of material, nonpublic information for the purpose of affecting the value of executive compensation or for any other purpose.
Compensation Recovery Policy
In September 2023, our Board adopted an executive compensation clawback policy (the “Clawback Policy”) applicable to our current and future former executive officers in accordance with the Securities and Exchange Commission and Nasdaq requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Clawback Policy provides for the non-discretionary recovery of excess incentive-based compensation from current and former executive officers in the event of an accounting restatement, whether or not the executive officer was at fault for the restatement, in accordance with the Securities and Exchange Commission and Nasdaq requirements. As described in more detail in the Clawback Policy, excess compensation generally is incentive-based compensation that exceeds the amount a covered executive otherwise would have received had the compensation been determined based on the restated amounts. Excess compensation generally is covered by the Clawback Policy if received by an individual following the effective date of the policy and during the three completed fiscal years immediately prior to the date it is determined that an accounting restatement is required, such amounts were received after the individual became an executive officer and such individual was an executive officer at any time during the applicable performance period. A copy of the Clawback Policy is available under “Governance” on the Investor Relations page of our website at ir.ehealthinsurance.com.
Risk Assessment
Our Compensation Committee retained Aon, its independent compensation consultant, to evaluate the risk inherent in our executive and non-executive compensation programs. Accordingly, Aon evaluated our executive and non-executive compensation programs and provided a report to the Compensation Committee. The report concluded that, among other things:
•Overall pay mix, among base salary, variable cash and long-term incentives, was aligned with the practices of our peers;
•Incentive plans are well-aligned with compensation design principles that generally follow best practices;
•Management incentives are capped and require a threshold level of performance that help protect against overpayment in a challenging business environment;
•Severance benefits are closely managed and are not excessive; and
•Share ownership guidelines established for executive officers and non-employee directors generally follow best practices.
Based on this analysis, the Compensation Committee was satisfied that any risks arising from our compensation programs are not reasonably likely to have a material adverse effect on the Company.

Compensation Committee Advisor Independence
We, as a company, participate in the Radford Global Technology Survey and Global Sales Survey in order to obtain market compensation information for executives and staff globally. Aon also assists us in valuing equity awards to ensure that such awards are properly expensed and for purposes of preparing our pay versus performance disclosures below. The Compensation Committee has considered the independence of Aon pursuant to Nasdaq Stock Market and Securities and Exchange Commission rules and has found no conflict of interest in Aon’s continuing to provide advice to the Compensation Committee.
Regulatory Considerations
Section 162(m) of the Code (“Section 162(m)”) generally provides that publicly held companies may not deduct compensation paid to certain of their top executive officers to the extent that such compensation exceeds $1 million per officer in any year. While the Compensation Committee considers the deductibility of awards as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the compensation is not deductible by us for tax purposes. In determining the compensation paid to covered individuals, we take into account the grant date fair value computed in accordance with FASB ASC Topic 718. Our accounting policies regarding equity compensation and the assumptions used to calculate the value of our equity awards are set forth in Notes 1 and 5 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024.

EXECUTIVE COMPENSATION TABLES
2024 Summary Compensation Table
The information below sets forth the compensation earned by our Named Executive Officers for the years ended December 31, 2024 and 2023. The total compensation presented does not reflect the actual compensation received by our Named Executive Officers. For example, the amounts in the “Stock Awards” column include the grant date fair values of RSUs and/or PSUs, granted in that applicable year and the amounts in the “Option Awards” column include the grant date fair values of time-based stock options and/or performance-based stock options granted in that applicable year.

Name and Principal Position	Year(1)	Salary ($)(2)	Bonus ($)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)

Francis S. Soistman	2024	755,769	—	1,305,000	—	1,350,000	17,434	3,428,203
Chief Executive Officer	2023	750,000	—	2,990,000	—	1,237,500	16,758	4,994,258
Michelle M. Barbeau(6)	2024	433,308	—	995,350(7)	—	483,750	11,284	1,923,692
Chief Revenue Officer
Gavin G. Galimi	2024	420,865	—	615,850(8)	—	375,941	10,694	1,423,350
Senior Vice President, General Counsel and Corporate Secretary	2023	385,769	—	460,000	—	335,495	10,147	1,191,411
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(1)Mr. Soistman became Chief Executive Officer of the Company effective November 2021. Ms. Barbeau joined the Company as Senior Vice President, Chief Marketing Officer in September 2022 and became the Company’s Chief Revenue Officer in January 2024. Mr. Galimi joined the Company as Senior Vice President, General Counsel and Corporate Secretary in June 2022.
(2)The salary amounts for each NEO may differ from such NEO’s stated base salary as described elsewhere in this “Compensation Overview” section due to the timing of our payroll processes. The Company calculates salary based on a 52-week year, payable on a bi-weekly basis. For 2024, this resulted in the payment for two additional days. In addition, as described above, Mr. Galimi’s base salary increased effective March 2024.
(3)Amounts were based on the grant date fair value computed in accordance with FASB ASC Topic 718 and assuming the probable level of achievement of the performance conditions of the PSUs. Our accounting policies regarding equity compensation and the assumptions used to calculate the value of our equity awards are set forth in Notes 1 and 5 to our consolidated financial statements included in our Annual Report on Form 10-K for the years ended December 31, 2024 and 2023. The 2024 PSUs have the following grant date fair values assuming the highest level of performance conditions will be achieved by assuming a 200% target payout at the stock price of $5.22 on the grant date: $1,305,000 for Mr. Soistman, $365,400 for Ms. Barbeau and $310,590 for Mr. Galimi. For more information regarding our Named Executive Officers’ equity awards granted in 2024, see “—Compensation Overviews—Executive Compensation Program for 2024.”
(4)Amounts are performance-based cash bonus awards earned and approved by the Compensation Committee for their respective fiscal years.
(5)The following table sets forth the component amounts presented in the “All Other Compensation” column above for the year ended December 31, 2024:

Name	Contributions Under 401(k) Plan ($)(a)	Group Term Life Insurance ($)(b)
Francis S. Soistman	10,523	6,911
Michelle M. Barbeau	10,468	816
Gavin G. Galimi	9,443	1,251
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(a)Represents 401(k) matching contributions.
(b)Represents premiums paid for group term life insurance.
(6)Because Ms. Barbeau became an executive officer in January 2024, her 2023 compensation information is not provided.
(7)For Ms. Barbeau the amount also includes 31,300 RSUs granted in connection with the 2024 Retention Incentive Program and 75,000 RSUs granted in connection with her promotion in lieu of the 2024 annual RSU award.
(8)For Mr. Galimi the amount also includes 31,300 RSUs granted in connection with the 2024 Retention Incentive Program.

2024 Grants of Plan-Based Awards
The following table provides information regarding the amount of performance-based cash bonus awards eligible to be earned in 2024 by each of the Named Executive Officers and equity awards granted in 2024 to each of the Named Executive Officers.

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Francis S. Soistman	4/5/2024	3/22/2024				62,500	125,000	250,000		652,000
	4/5/2024	3/22/2024							125,000	652,500
			450,000	900,000	1,800,000
Michelle M. Barbeau	1/2/2024	12/11/2023							75,000	640,500
	4/5/2024	3/22/2024				17,500	35,000	70,000		182,700
	12/10/2024	10/3/2024							31,300	172,150
			161,250	322,500	645,000
Gavin G. Galimi	4/5/2024	3/22/2024				14,875	29,750	59,500		155,295
	4/5/2024	3/22/2024							55,250	288,405
	12/10/2024	10/3/2024							31,300	172,150
			125,314	250,627	501,255
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(1)Represents threshold, target and maximum performance-based cash bonus payouts under the 2024 executive bonus program as described in “—Compensation Overview—Executive Compensation Program for 2024—2024 Bonus Program Design.” The actual bonus amounts paid to each Named Executive Officer are disclosed in the 2024 Summary Compensation Table set forth above.
(2)Represents PSUs granted in 2024. For PSUs granted to each Named Executive Officer, a number of PSUs may become eligible to vest based on achievement of Adjusted EBITDA Margin performance goals for the period between January 1, 2024 and December 31, 2025 and any PSUs which become eligible shares based on such achievement are subject to a time-based vesting schedule which will be satisfied in full on December 31, 2026, subject to such individual’s continued services to us through such date, as described in “—Compensation Overview—Executive Compensation Program for 2024—2024 Equity Incentive Program Design.” These columns show the number of PSUs that would become eligible to vest upon achievement at the threshold, target, and maximum levels.
(3)Represents RSUs granted in 2024. For Mr. Soistman, the amount consists of 125,000 RSUs granted in connection with the 2024 annual equity award. For Ms. Barbeau, the amount consists of 75,000 RSUs granted in connection with her promotion in lieu of the 2024 annual equity award and 31,300 RSUs granted in connection with the 2024 Retention Incentive Program, as described in “—Compensation Overview—Executive Compensation Program for 2024—2024 Retention Incentive for Ms. Barbeau and Mr. Galimi.” For Mr. Galimi, the amount consists of 55,250 RSUs granted in connection with the 2024 annual equity award and 31,300 RSUs granted in connection with the 2024 Retention Incentive Program.
(4)Amounts shown reflect the grant date fair value of RSU and PSU awards granted in 2024, computed in accordance with FASB ASC Topic 718 and assuming the probable level of achievement of the performance conditions of the PSUs, at 100% target. Our accounting policies regarding equity compensation and the assumptions used to compute the fair value of our equity awards are set forth in Notes 1 and 5 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024.

2024 Outstanding Equity Awards at Fiscal Year-End
The following table summarizes the number of equity securities underlying outstanding option awards and unvested RSUs and PSUs for each Named Executive Officer as of December 31, 2024. None of our Named Executive Officers have elected to defer settlement of vested RSUs or PSUs. Vested RSUs and PSUs are not included in the table below. Vested RSUs and PSUs are reflected in the table and related footnotes under “Other Information—Stock Ownership Information—Security Ownership of Certain Beneficial Owners and Management” and “2024 Option Exercises and Stock Vested at Fiscal Year-End” below. See “—Compensation Overview” for a description of equity awards granted in 2024.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)

Francis S. Soistman	10/6/2021(2)	81,250	18,750		41.03	10/06/2028
	10/6/2021(3)			25,000	41.03	10/06/2028
	11/2/2021(4)								17,500	164,500
	11/2/2021(5)						11,250	105,750
	11/2/2021(6)						2,344	22,034
	4/10/2023(7)						46,875	440,625
	4/5/2024(8)								250,000	2,350,000
	4/5/2024(9)						125,000	1,175,000
Michelle M. Barbeau	10/12/2022(10)						65,790	618,426
	4/10/2023(11)						10,547	99,142
	1/2/2024(12)						56,250	528,750
	4/5/2024(13)								70,000	658,000
	12/10/2024(14)						31,300	294,220
Gavin G. Galimi	8/1/2022(15)						29,792	280,045
	4/10/2023(16)						23,438	220,317
	4/5/2024(17)								59,500	559,300
	4/5/2024(18)						55,250	519,350
	12/10/2024(14)						31,300	294,220
––––––––––––––
(1)The market value of RSUs and PSUs that have not vested is calculated by multiplying the number of units that have not vested by the closing price of our common stock on December 31, 2024, which was $9.40.
(2)The equity award covers the option to purchase 100,000 shares that vests as to 1/4th of the shares on the first anniversary of September 22, 2021 and 1/48th of the shares upon completion of each month of continuous service thereafter, subject to the executive officer’s continued service with us (the “Specified Time-Based Option Award”).
(3)The equity award covers the option to purchase 100,000 shares that vest upon achievement of one or more of the stock price thresholds, subject to the executive officer’s continuing to provide services to us. The number in the table reflects the 25% threshold because performance was trending at below target. Upon achievement of one or more of the stock price thresholds, the percentage that becomes eligible to vest would vest on the earlier of the one-year anniversary of achieving the applicable stock price threshold or the fourth anniversary of the date of grant, subject to the executive officer’s continuing to provide services to us through the vesting date. As of December 31, 2024, none of the performance goals has been met.
(4)Represents an estimate of the number of shares that may be earned under the Company’s Equity Incentive Program. The equity award covers 70,000 PSUs that vest upon achievement of one or more of the stock price thresholds, subject to the executive officer’s continuing to provide services to us. The number in the table reflects the 25% threshold because performance was trending at below target. Upon achievement of one or more of the stock price thresholds, the percentage that becomes eligible to vest would vest on the earlier of the one-year anniversary of achieving the applicable stock price threshold or the fourth anniversary of the date of grant, subject to the executive officer’s continuing to provide services to us through the vesting date. As of December 31, 2024, none of the performance goals has been met.
(5)The equity award covers 60,000 RSUs that vest as to 1/4th of the shares on the first anniversary of September 22, 2021, and in 12 equal quarterly installments thereafter, subject to the executive officer’s continued service with us (the “Specified Time-Based RSU Award”).
(6)The equity award covers 12,500 RSUs that vest as to 1/16th of the shares on the grant date of November 2, 2021, and in 15 equal quarterly installments thereafter, subject to the executive officer’s continued service with us (the “Starting RSU Award”).

(7)The equity award covers 187,500 RSUs that vest as to 1/8th of the shares in equal quarterly installments after the vesting commencement date of April 10, 2023, subject to the executive officer’s continued service with us.
(8)Represents an estimate of the number of shares that may be earned under the Company’s Equity Incentive Program. The equity award covers 125,000 PSUs that vest upon achievement of adjusted EBITDA margin performance goals for the period January 1, 2024 to December 31, 2025. The number in the table reflects the 200% maximum because performance was trending at above target. Based upon achievement of the applicable performance criteria, the percentage that becomes eligible to vest would vest on December 31, 2026, subject to the executive officer’s continuing to provide services to us through the vesting date.
(9)The equity award covers 125,000 RSUs that vest as to 1/3rd of the shares in equal annual installments after the vesting commencement date of April 10, 2024, subject to the executive officer’s continued service with us.
(10)The equity award covers 150,376 RSUs that vest as to 1/4th of the shares on the first anniversary of the vesting commencement date of September 10, 2022, and in 12 equal quarterly installments thereafter, subject to the executive officer’s continued service with us.
(11)The equity award covers 16,875 RSUs that vest as to 1/16th of the shares in equal quarterly installments after the vesting commencement date of April 10, 2023, subject to the executive officer’s continued service with us.
(12)The equity award covers 75,000 RSUs that vest as to 1/16th of the shares in equal quarterly installments after the vesting commencement date of December 10, 2023, subject to the executive officer’s continued service with us.
(13)Represents an estimate of the number of shares that may be earned under the Company’s Equity Incentive Program. The equity award covers 35,000 PSUs that vest upon achievement of adjusted EBITDA margin performance goals for the period January 1, 2024 to December 31, 2025. The number in the table reflects the 200% maximum because performance was trending at above target. Based upon achievement of the applicable performance criteria, the percentage that becomes eligible to vest would vest on December 31, 2026, subject to the executive officer’s continuing to provide services to us through the vesting date.
(14)The equity award covers 31,300 RSUs that vest as to 1/2 of the shares in equal annual installments after the vesting commencement date of December 10, 2024, subject to the executive officer’s continued service with us.
(15)The equity award covers 79,444 RSUs that vest as to 1/4th of the shares on the first anniversary of the vesting commencement date of June 10, 2022, and in 12 equal quarterly installments thereafter, subject to the executive officer’s continued service with us.
(16)The equity award covers 37,500 RSUs that vest as to 1/16th of the shares in equal quarterly installments after the vesting date of April 10, 2023, subject to the executive officer’s continued service with us.
(17)Represents an estimate of the number of shares that may be earned under the Company’s Equity Incentive Program. The equity award covers 29,750 PSUs that vest upon achievement of adjusted EBITDA margin performance goals for the period January 1, 2024 to December 31, 2025. The number in the table reflects the 200% maximum because performance was trending at above target. Based upon achievement of the applicable performance criteria, the percentage that becomes eligible to vest would vest on December 31, 2026, subject to the executive officer’s continuing to provide services to us through the vesting date.
(18)The equity award covers 55,250 RSUs that vest as to 1/3rd of the shares in equal annual installments after the vesting date of April 10, 2024, subject to the executive officer’s continued service with us.
2024 Option Exercises and Stock Vested at Fiscal Year-End
The following table sets forth the number of shares acquired and value realized by each of our Named Executive Officers during the year ended December 31, 2024 upon the vesting of stock awards. None of our Named Executive Officers exercised any options during the year ended December 31, 2024.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Francis S. Soistman	399,375	2,799,728
Michelle M. Barbeau	66,188	368,565
Gavin G. Galimi	41,736	271,749
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(1)The value realized equals the fair market value of the Company’s common stock on the date of vesting, multiplied by the number of shares of stock that have vested.
Non-Qualified Deferred Compensation
None of our Named Executive Officers participates in or has account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us. However, we have adopted a restricted stock unit deferral program that allows our Named Executive Officers to elect to defer settlement of vested restricted stock units.

Employment Agreements, Severance Agreements and Change of Control Arrangements
We have entered into employment or severance agreements with our Named Executive Officers that provide for certain severance benefits upon certain terminations in connection with a change of control and outside of a change of control. See “Agreements with our Named Executive Officers—General” below for meanings of certain defined terms used in this section.
Agreement with Mr. Soistman
We entered into an employment agreement with Mr. Soistman in December 2021. Under the terms of his employment agreement, if Mr. Soistman’s employment is terminated by us without cause or if he voluntarily resigns for good reason, and provided that any such termination occurs during the period beginning with the date that is four months prior to and ending on the date 12 months following a change of control of the Company (the “Change of Control Period”), Mr. Soistman will be entitled to the following severance payments and benefits: (i) a lump sum cash payment in an amount equal to 24 months of his then-current annual base salary; (ii) a lump sum cash payment in an amount equal to two times his target cash incentive award for such year; (iii) any other earned but unpaid annual cash incentive award with respect to the prior year, based on actual performance; (iv) company‑paid COBRA premiums for up to 18 months; (v) 100% vesting of any outstanding and unvested time-based equity awards; and (vi) accelerated vesting for any performance-based equity awards that have satisfied a performance goal but for which service-based vesting has not yet been satisfied.
If Mr. Soistman’s employment is terminated by us without cause or if he voluntarily resigns for good reason and provided that any such termination occurs other than during the Change of Control Period, Mr. Soistman will be entitled to the following severance payments and benefits: (i) a lump sum cash payment in an amount equal to 24 months of his then-current annual base salary; (ii) a lump sum cash payment in an amount equal to his target cash incentive award for such year, on a pro-rated basis (provided that if actual performance for the year exceeds target and the date of termination is July 1 or later, then Mr. Soistman will be entitled to the remainder of his target cash incentive award for such year, to be paid when bonuses are paid to other executives); (iii) any other earned but unpaid annual cash incentive award with respect to the prior year, based on actual performance; (iv) company‑paid COBRA premiums for up to 18 months, (v) full vesting of the Starting RSU Award and 12 additional months of vesting credit with respect to the Specified Time-Based Option Award and the Specified Time-Based RSU Award (in each case, as defined under “2024 Outstanding Equity Awards at Fiscal Year-End” above), with such vesting being calculated as if the award had been subject to monthly vesting; (vi) in the case of a voluntary resignation for good reason, 12 additional months of vesting credit with respect to other outstanding and unvested time-based awards, with such vesting being calculated as if the award had been subject to monthly vesting; and (vii) accelerated vesting for any performance-based equity awards that have satisfied the applicable performance goal(s), but for which the service-based vesting has not yet been satisfied.
If Mr. Soistman’s employment is terminated due to death or disability, Mr. Soistman will be entitled to a lump sum cash payment in an amount equal to (i) his target cash incentive award for such year, on a pro-rated basis, but only to the extent performance goals are actually met and (ii) any other earned but unpaid annual cash incentive award with respect to the prior year, based on actual performance.
In August 2024, Mr. Soistman announced his intent to retire from his role as Chief Executive Officer by the end of the second quarter of 2025. Following the effectiveness of his resignation as Chief Executive Officer, it is expected that Mr. Soistman will continue to provide transition services to the Company and, if re-elected, services as a member of the Board. Mr. Soistman is not expected to receive severance benefits in connection with his voluntary resignation, but his Company equity awards will continue to vest, subject to his continued service to us.
Agreements with Ms. Barbeau and Mr. Galimi
We entered into a severance agreement with each of Ms. Barbeau and Mr. Galimi. Pursuant to such severance agreements, if the executive is terminated by us without cause or if the executive voluntarily resigns for good reason, the executive will be entitled to receive the following severance payment and benefits: (i) a lump sum cash payment in an amount equal to 12 months of the executive’s then-current annual base salary; and (ii) company-paid COBRA premiums for up to 12 months. In addition, if the executive is terminated by us without cause or if the executive voluntarily resigns for good reason during the 12-month period following a change in control, then the executive will be entitled to receive the following additional severance payment and benefits: (i) a lump sum cash payment in an amount equal to 100% of the executive’s then-current target annual cash bonus; and (ii) 100% vesting of any outstanding and unvested time-based equity awards granted to the executive. The severance agreements with Ms. Barbeau and Mr. Galimi do not provide for severance payments or benefits in the event the executive’s employment is terminated due to death or disability.
Agreements with our Named Executive Officers—General
Eligibility for the severance payments and benefits described above is conditioned upon the execution by the Named Executive Officer, and effectiveness within a specified period of time following termination, of a general release of claims in favor of the Company.
Any severance payments to which one of our Named Executive Officers is entitled will be paid by us on such date as necessary to avoid the imposition of additional taxes under Section 409A of the Code. We are not obligated to pay our Named Executive Officers a gross-up for taxation on their severance benefits. We have not entered into employment agreements with any of the Named Executive Officers that specify a fixed term of employment. The employment of each Named Executive Officer with us is “at will.”
For purposes of the agreements with our Named Executive Officers, “cause” generally means: (i) the executive’s commission of any act of fraud, embezzlement or dishonesty; (ii) the executive’s conviction of, or plea of nolo contendere to, a felony under the laws of the United States or any state thereof; (iii) the executive’s continued failure to perform lawfully assigned duties for 30 days after receiving written notification from the Company; (iv) the executive’s unauthorized use or disclosure of confidential information or trade secrets of the Company; or (v) any other intentional misconduct by the executive that adversely affects the business of the Company in a material manner.
For purposes of the agreements with our Named Executive Officers, “change of control” or “change in control” generally means the occurrence of any of the following, in one or a series of related transactions: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; (ii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iii) the consummation of the sale, lease or other disposition by the Company of all or substantially all the Company’s assets.
For purposes of the agreements with our Named Executive Officers, “good reason” generally means that the executive resigns his or her employment within 120 days after any of the following is undertaken by the Company (or its acquirer) without the executive’s express written consent: (i) a reduction in the executive’s title; (ii) a material reduction of the executive’s duties, authority or responsibilities; or (iii) any material reduction of the executive’s base salary or potential bonus (subject to certain exceptions); provided, however, that “good reason” shall not exist unless the executive has provided written notice to the Board of the purported grounds for the “good reason” within 90 days of its initial existence and the Company has been provided at least 30 days to remedy the condition.
Treatment of Performance-Based Awards in the Event of a Change in Control
The terms of our performance-based equity awards, including those granted to our Named Executive Officers, generally provide for acceleration in the event that the executive is terminated without cause and/or if the executive voluntarily resigns for good reason during the one-year period following a Change in Control (as defined in the 2014 Equity Plan, the 2021 Inducement Plan and 2024 Equity Plan, as applicable). The portion of the award (if any) eligible for such acceleration may vary depending on the nature of the relevant performance goal and/or the extent to which the goal was met at the time of the Change in Control.

Equity Incentive Plans
Under the 2014 Equity Plan, the 2021 Inducement Plan and the 2024 Equity Plan, the Board or its Compensation Committee, as administrators of the plan, has the authority to provide for accelerated vesting of the shares of common stock subject to outstanding options and restricted stock units held by our Named Executive Officers and any other person in connection with a Change in Control (as defined in the 2014 Equity Plan, 2021 Inducement Plan and the 2024 Equity Plan). In addition, outstanding equity awards granted to our non-employee directors become fully vested upon a Change in Control.
For purposes of our 2014 Equity Plan, 2021 Inducement Plan and the 2024 Equity Plan, “Change in Control” generally means any of the following: (a) a merger, consolidation, or other corporate reorganization, if persons who were not stockholders of the Company own immediately after such transaction 50% or more of the voting power of the outstanding securities of each of (x) the continuing or surviving entity and (y) any direct or indirect parent corporation of such continuing or surviving entity; (b) the sale, transfer or other disposition of all or substantially all of the Company’s assets; (c) a change in the effective control of the Company whereby a majority of Board members is replaced during any twelve month period by directors whose appointment is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or (d) a transaction as a result of which any person is the beneficial owner of Company securities representing at least 50% of the total voting power represented by the Company’s then outstanding voting securities.
Potential Payments and Benefits Upon Termination of Employment or Change in Control
As described above, we have entered into employment or severance agreements with our Named Executive Officers that provide for certain severance benefits upon certain terminations in connection with a change of control and outside of a change of control. The following table provides estimates of payments and benefits that each Named Executive Officer would have been entitled to upon termination at December 31, 2024.
In accordance with Securities and Exchange Commission rules, the potential payments were determined under the terms of the Company’s contracts, agreements, plans and arrangements as in effect on December 31, 2024. The tables do not include any previously vested equity awards or accrued benefits. Because the payments to be made to a Named Executive Officer depend on several factors, the actual amounts to be paid out upon a triggering event can only be determined at the time of the triggering event. Please refer to the descriptions of the employment or severance agreements with our Named Executive Officers above for explanations of payment and benefit levels, and descriptions of circumstances that trigger payments and benefits.

	Termination Due to Death or Disability ($)	Termination Without Cause or Resignation for Good Reason ($)	Termination Without Cause or Resignation for Good Reason in Connection with a Change of Control ($)
Francis S. Soistman(1)
Cash Payments(2)	900,000	2,400,000	3,300,000
Value of Accelerated Vesting(3)	—	127,784(4)	1,743,409
Health Insurance Benefits(5)	—	29,812	29,812
Total	900,000	2,557,596(4)	5,073,221
Michelle M. Barbeau
Cash Payments(2)	—	430,000	752,500
Value of Accelerated Vesting(3)	—	—	1,540,538
Health Insurance Benefits(5)	—	29,731	29,731
Total	—	459,731	2,322,769
Gavin G. Galimi
Cash Payments(2)	—	425,000	680,000
Value of Accelerated Vesting(3)	—	—	1,313,932
Health Insurance Benefits(5)	—	20,538	20,538
Total	—	445,538	2,014,470
––––––––––––––
(1)As discussed elsewhere in this Compensation Overview, in August 2024, Mr. Soistman announced his intent to retire from his role as Chief Executive Officer by the end of the second quarter of 2025. Mr. Soistman is not expected to receive severance benefits in connection with his resignation, but his Company equity awards will continue to vest, subject to his continued service to us.
(2)Includes cash severance payments calculated based on base salary and target annual cash bonus in effect on December 31, 2024 (and assuming, in the case of Mr. Soistman’s death or disability, 100% performance achievement of bonus plan goals).
(3)The value realized upon the accelerated vesting of (i) stock options is calculated by multiplying the number of “in-the-money” options subject to accelerated vesting by the difference between the closing market price of the shares on December 31, 2024 and the exercise price of such options and (ii) RSUs and PSUs is calculated by multiplying the number of RSUs or PSUs, as applicable, subject to accelerated vesting by the closing market price of the shares on December 31, 2024. The closing market price of the shares on December 31, 2024 was $9.40. Ms. Barbeau and Mr. Galimi do not hold outstanding stock options.
(4)Amount reflects the value that would be realized upon accelerated vesting in the event that Mr. Soistman’s employment is terminated by us without cause other than during the Change of Control Period. In the event that Mr. Soistman resigns for good reason other than during the Change of Control Period, the value of accelerated vesting would be $960,078, and the total amount would be $3,389,890.
(5)Represents the estimated cost to the Company of continuing health insurance premiums.
Pay Versus Performance
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officers (“PEOs”) and our non-PEO named executive officers (“Non-PEO NEOs”) and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for Mr. Soistman ($)(1)	Compensation Actually Paid to Mr. Soistman ($)(1)(2)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(1)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1)(2)(3)	Value of Initial Fixed $100 Investment based on Company Total Shareholder Return(4) ($)	Net Income (Loss) ($ Millions)
2024	3,428,203	4,825,471	1,673,521	2,270,257	36.86	10.1
2023	4,994,258	6,739,181	1,933,990	2,348,983	34.2	(28.2)
2022	6,215,508	(190,934)	1,309,990	368,831	18.98	(88.7)
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(1)Francis S. Soistman was our PEO for all of 2022 through 2024. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

Year	Non-PEO NEOs
2024	Gavin G. Galimi	Michelle M. Barbeau
2023	John J. Stelben	Roman V. Rariy	Gavin G. Galimi
2022	John J. Stelben	Christine A. Janofsky	Phillip A. Morelock	Roman V. Rariy	Gavin G. Galimi
(2)The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s PEO and Non-PEO NEOs. Instead, these amounts reflect amounts shown in the Summary Compensation Table with certain adjustments as described in footnote 3 below.
(3)Compensation Actually Paid reflects the exclusion and inclusion of certain amounts for the PEOs and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column below are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table.
Mr. Soistman:

Year	Summary Compensation Table Total Amount for Mr. Soistman ($)	Exclusion of Stock Awards and Option Awards for Mr. Soistman ($)	Inclusion of Equity Values for Mr. Soistman ($)	Compensation Actually Paid to Mr. Soistman ($)
2024	3,428,203	(1,305,000)	2,702,268	4,825,471
2023	4,994,258	(2,990,000)	4,734,923	6,739,181
2022	6,215,508	(4,624,500)	(1,781,942)	(190,934)
Non-PEO NEOs:

Year	Average Summary Compensation Table Total Amount for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2024	1,673,521	(805,600)	1,402,336	2,270,257
2023	1,933,990	(1,187,917)	1,602,910	2,348,983
2022	1,309,990	(796,276)	(144,883)	368,831
The amounts in the Inclusion of Equity Values columns in the tables above (or in the case of the Non-PEO NEOs, the Average Inclusion of Equity Values column) are derived from the amounts set forth in the following tables:
Mr. Soistman:

Year	Year-End Fair Value of Equity Awards Granted During Year that Remained Outstanding and Unvested as of Last Day of Year for Mr. Soistman ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Outstanding and Unvested Equity Awards for Mr. Soistman ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Mr. Soistman ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested during Year for Mr. Soistman ($)	Fair Value as of Last Day of Prior Year of Equity Awards Forfeited During Year for Mr. Soistman ($)	Total - Inclusion of Equity Values for Mr. Soistman ($)
2024	3,525,000	(94,716)	—	(728,016)	—	2,702,268
2023	2,425,250	846,511	373,594	1,089,568	—	4,734,923
2022	2,178,000	(3,653,520)	444,750	(751,172)	—	(1,781,942)
Non-PEO NEOs:

Year	Average Year-End Fair Value of Equity Awards Granted During Year that Remained Outstanding and Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Outstanding and Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested during Year for Non-NEO PEOs ($)	Average Fair Value as of Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2024	1,426,920	44,053	48,704	(117,341)	—	1,402,336
2023	1,332,983	64,218	259,881	78,818	(132,990)	1,602,910
2022	189,173	—	18,673	(58,256)	(294,473)	(144,883)
(4)The value assumes $100 was invested for the period starting December 31, 2021, through the end of the listed year in the Company. Historical stock performance is not necessarily indicative of future stock performance.

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return and Peer Group Total Shareholder Return
The following chart sets forth the relationship between Compensation Actually Paid to our PEO and the average of Compensation Actually Paid to our Non-PEO NEOs, and the cumulative TSRs for the Company over the three most recently completed fiscal years.
Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEO and the average of Compensation Actually Paid to our Non-PEO NEOs, and our net income during the four most recently completed fiscal years.

BOARD PROPOSAL
PROPOSAL 4
VOTE TO APPROVE AN AMENDMENT AND RESTATEMENT OF
OUR 2024 EQUITY INCENTIVE PLAN
Overview
We are seeking stockholder approval to amend and restate our 2024 Equity Incentive Plan (the “2024 Equity Plan”) to increase the maximum number of shares of common stock that may be issued thereunder by 1,500,000 shares (the 2024 Equity Plan, as amended and restated, the “2024 Amended Equity Plan”).
Our Board has determined that it is in the best interests of the Company and its stockholders to approve the 2024 Amended Equity Plan. In April 2025, our Board approved the 2024 Amended Equity Plan, subject to approval from our stockholders at our Annual Meeting. If our stockholders approve the 2024 Amended Equity Plan, the 2024 Amended Equity Plan will amend and restate the current version of the 2024 Equity Plan and will otherwise continue in effect through the current term of the 2024 Equity Plan (April 2034) unless earlier terminated by our Board. If the stockholders do not approve this Proposal 4, the 2024 Amended Equity Plan will not become effective, and the 2024 Equity Plan will continue in its current form through its current term, without the 1,500,000 additional shares becoming available for issuance under the 2024 Equity Plan, which may be insufficient for our needs. The Board believes that adopting the 2024 Amended Equity Plan is in the best interests of the Company and its stockholders because it will permit the Company to continue to provide equity-based incentive awards (including performance-based awards) to promote the continued success of the Company by aligning the interests of the plan participants with those of the Company’s stockholders, and enable the Company to continue to recruit, retain and motivate key employees, executive officers, consultants and directors of the Company and its affiliates.
Our executive officers and directors have an interest in the 2024 Amended Equity Plan because they are eligible to receive equity awards thereunder.
The 2024 Amended Equity Plan will also include certain other non-material changes to our 2024 Equity Plan, including to clarify that incentive stock options may be granted to employees of the Company (in addition to employees of a Parent or Subsidiary of the Company).
A description of the terms of the 2024 Amended Equity Plan is set forth below and a copy is attached as Appendix B to this proxy statement.
Required Vote and Board Recommendation
Approval of Proposal 4 requires the affirmative vote of a majority of the votes cast affirmatively or negatively at the Annual Meeting in person or by proxy. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
As further discussed below, stockholders are being asked to approve the 2024 Amended Equity Plan to increase the share reserve by an additional 1,500,000 shares because we believe that the approval of the 2024 Amended Equity Plan is essential to our continued success and ability to compete for the talent in the highly competitive labor markets in which we operate. Our employees are one of our most valuable assets. Equity incentive awards such as those provided under the 2024 Equity Plan are vital to our ability to attract and retain outstanding and highly skilled individuals. Such awards are also crucial to our ability to motivate employees to achieve our goals.

The Board recommends a vote “FOR” the approval of an amendment and restatement of the 2024 Equity Incentive Plan.

Proposal
The primary purpose of the 2024 Amended Equity Plan is to ensure that the Company will have a sufficient reserve of common stock thereunder to continue to grant equity awards to employees, directors and consultants. We have historically provided stock options and restricted stock units as an incentive to our employees, directors and consultants to promote increased stockholder value. Our Board and management believe that stock options, restricted stock units, and other types of equity awards are one of the primary ways to attract and retain key personnel responsible for the continued development and growth of our business, and to motivate all employees to increase stockholder value. In addition, stock options, restricted stock units, and other types of equity awards are considered a competitive necessity in the insurance and healthcare technology industries in which we compete. Without the approval of the 2024 Amended Equity Plan, our ability to continue providing competitive equity incentives to existing employees or to attract new employees in our competitive market through the issuance of additional equity awards would be materially curtailed and we would be forced to use more of our cash resources for compensation purposes. This could ultimately result in the loss of critical talent and inhibit our ability to meet our future strategic goals and growth objectives.
Our Board believes that the Company must offer a competitive equity incentive program if it is to continue to successfully attract and retain the best possible candidates for positions of substantial responsibility within the Company. Our Board believes that the 2024 Amended Equity Plan is an important factor in attracting, retaining and rewarding high caliber employees who are essential to our success and in providing incentives to these individuals to promote the success of the Company.
If our stockholders approve the 2024 Amended Equity Plan, the maximum number of shares that may be issued under the 2024 Amended Equity Plan will be (a) (i) 2,850,000 shares of our common stock, plus (ii) (A) any shares that, as of immediately prior to the termination or expiration of our 2014 Equity Plan have been reserved but not issued pursuant to any awards granted under the 2014 Equity Plan and are not subject to any awards granted thereunder, plus (B) any shares subject to awards granted under the 2014 Equity Plan that, after the 2014 Equity Plan is terminated or expired, expire or otherwise terminate without having been exercised or issued in full or are forfeited to or repurchased by the Company due to failure to vest, with the maximum number of shares to be added to the 2024 Amended Equity Plan pursuant to clause (ii) above equal to 300,000 shares. Please see below for information regarding outstanding equity awards and overhang as of April 14, 2025.
Reasons for Seeking Stockholder Approval
We believe the following are important considerations for stockholders in determining whether to approve the 2024 Amended Equity Plan:
• Equity Awards are Essential to Talent Acquisition and Retention
We are an ecommerce company and must compete for talent against other internet and technology companies. In order for us to attract and retain talent of the caliber we require, it is essential that we award equity compensation competitively as compared to these competitor companies. Equity awards are a foundational component of total compensation not only for our Named Executive Officers, but also for our general employee population. We have relied on the use of employee equity awards to attract, reward and motivate our employees, and to tie their financial interests to those of our stockholders. We currently maintain our 2021 Inducement Plan in addition to the 2024 Equity Plan, which is limited to grants made as a material inducement for new employment (or reemployment after a bona fide period of non-employment) with the Company. Therefore, although our 2021 Inducement Plan assists in our efforts to grant new hire awards that may attract talent to the Company, it is not sufficient for all of our equity compensation needs. If stockholders do not approve the 2024 Amended Equity Plan, we will not be able to grant equity awards to continuing employees, consultants and non-employee members of our Board, and as a result, we will need to shift our compensation structure away from equity and increase cash compensation to maintain competitive compensation packages. Any resultant turnover in our experienced talent could threaten our ability to meet our objectives in the future.

• We are Committed to Executing on Our Strategic Priorities and Achieving Sustainable Profitable Growth
We are committed to achieving our strategic vision and priorities, including achieving sustainable profitable growth. The use of equity awards has assisted us and will continue to assist us in ensuring that our executives are focused on long-term value creation for our stockholders and in enabling us to attract and retain the talent needed to execute on our strategic priorities, including pursing deliberate revenue diversification, evolving our brand awareness and our telesales organization and advancing our digital technology leadership, while managing our cash flow. We believe that the approval of the 2024 Amended Equity Plan as described in this proposal is instrumental to our ongoing success and our ability to provide increased value to our stockholders.

• We are Committed to Sound Equity Grant Practices
The 2024 Amended Equity Plan, consistent with the 2024 Equity Plan, includes provisions that protect the interests of stockholders and reflect sound corporate governance practices. These features are highlighted below, and are more fully described in the summary of the 2024 Amended Equity Plan further below in this proposal.
•No Evergreen. The 2024 Amended Equity Plan does not include an “evergreen” or other provision that provides for automatic increases in the number of shares available for grant thereunder; rather, all plan increases must be approved by our stockholders.
•No Repricing or Exchange of Awards. The 2024 Amended Equity Plan prohibits us from instituting a program to reduce the exercise price of outstanding awards or surrender or cancel outstanding awards for new awards and/or cash.
•Minimum Vesting Periods. The 2024 Amended Equity Plan provides that awards granted thereunder are generally subject to a minimum vesting period of one year, subject to certain limited exceptions specified in the 2024 Amended Equity Plan.
•No Discounted Options or Stock Appreciation Rights. All options and stock appreciation rights must have an exercise or measurement price that is at least equal to the fair market value of the underlying common stock on the date of grant.
•No Dividends on Unvested Awards. No dividends or other distributions will be paid with respect to any shares underlying an award before and unless the shares have vested.
•No Dividend on Unexercised Options or Stock Appreciation Rights. No dividends or other distributions will be paid with respect to shares that are subject to unexercised stock options or stock appreciation rights.
•Limit on Non-Employee Director Compensation. In any fiscal year, non-employee directors may not be granted awards and be provided cash retainers or annual or meeting fees for service as a non-employee director in amounts that collectively exceed the limits contained in the 2024 Amended Equity Plan as described in the summary of the 2024 Amended Equity Plan below.
•No Automatic Vesting of Awards in a Change in Control for Employees and Consultants. Except with respect to awards granted to a non-employee director while such individual was a non-employee director, the 2024 Amended Equity Plan does not provide for the automatic vesting of awards in connection with a change in control where a successor corporation assumes the awards. Instead, the 2024 Amended Equity Plan allows the Administrator (as defined below) to determine the treatment of awards in connection with a Change in Control, provided that if the successor corporation does not assume or substitute for an award, the awards will fully vest.
•Administered by an Independent Committee. With respect to awards granted to our executive officers, the 2024 Amended Equity Plan is exclusively administered by a committee of independent directors. Our Equity Award Policy permits our Equity Incentive Committee, a subcommittee consisting of the Chief Executive Officer and the Chairperson of the Compensation Committee, to make initial equity awards to non-executive officer new hires. However, in 2024, the Equity Incentive Committee did not administer any awards.

•Awards May Be Subject to Clawback. Each award under the 2024 Amended Equity Plan will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition under any clawback policy in effect or that we are required to adopt under the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by applicable laws. The Administrator may require a participant to forfeit, return or reimburse us all or a portion of the award and any amounts paid under the award, according to such clawback policy or in order to comply with applicable laws.
• We are Managing our Annual Burn Rate Despite Executive Turnover
Our burn rate was impacted by the turnover of our executive officers over the last few years. We promoted each of our current Chief Financial Officer and Chief Revenue Officer in 2024. In addition, we provided retention awards to all of our current executive officers following our Chief Executive Officer’s announcement of his planned retirement. Despite the large number of equity awards needed to recruit and retain this new and existing executive talent, we have managed our overall burn rate consistent with those of our peer group discussed in the Compensation Overview section of this proxy statement. We are dedicated to effectively rewarding, incentivizing and retaining our employees with a competitive equity compensation program while appropriately managing stockholder dilution.
• A Significant Portion of our Executive Equity Program is Performance-Based
The aim of our executive compensation program is to tie the pay of our Named Executive Officers to both their own and the Company’s performance. In 2022, the equity awards to our Named Executive Officers were predominantly in the form of time-based awards as we were executing transformation initiatives to turn the company around. However, starting in 2023 we have gradually moved towards shifting the annual equity awards in the form of performance-based awards, granting at least 25% and 35% of the annual equity awards to our Named Executive Officers (and 42% and 50% in the case of our Chief Executive Officer for the same periods) in the form of performance-based awards in 2023 and 2024, and in 2025, we are aiming to grant at least 50% of our annual equity incentive awards to our Named Executive Officers in the form of performance-based awards with metrics measured over a three-year performance period. The Compensation Committee believes that performance-based awards provide a meaningful incentive for our leadership team that supports our strategic priorities and further aligns our executives and stockholders.
Considerations of the Board in Making its Recommendation
After the consideration and input of our Compensation Committee, our Board approved the 2024 Amended Equity Plan (subject to approval by our stockholders), which provides for the reservation of an additional 1,500,000 shares of our common stock under the 2024 Equity Plan. The number of shares added under the 2024 Amended Equity Plan is intended to give our Board and our Compensation Committee continued flexibility to grant stock options, restricted stock units, and other types of equity awards.
Our Board and management believe that granting equity awards motivates higher levels of performance, aligns the interests of employees and stockholders by giving employees the perspective of owners with equity stakes in the Company, and provides an effective means of recognizing employee contributions to our success. Our Board and management also believe that equity awards are of great value in recruiting and retaining highly qualified technical and other key personnel who are in great demand, as well as rewarding and encouraging current employees and other service providers. Finally, our Board and management believe that the ability to continue to grant equity awards will be important to our future success by helping us to accomplish these objectives.
If our stockholders approve the 2024 Amended Equity Plan, we currently anticipate that the shares available under the 2024 Amended Equity Plan will be sufficient to meet our expected needs through the grant of our 2026 annual equity awards. Our annual grants typically are made in April of each year. We anticipate that we will be requesting additional shares under the 2024 Amended Equity Plan at our 2026 annual meeting of stockholders. However, future circumstances and business needs may dictate a different result. In determining the number of shares to be added to the 2024 Equity Plan, our Compensation Committee and our Board also considered the following:
•Peer Group/Market Practices. Our Compensation Committee considered our compensation peer group and market practices.

•Remaining Competitive by Attracting/Retaining Talent. As discussed above, our Compensation Committee and our Board considered the importance of an adequate pool of shares to attract, retain and reward our high-performing employees, especially since we compete with many insurance and health technology companies for a limited pool of talent.
•Shares Reserved for Issuance. As of April 14, 2025, we had 478,754 shares available for grant under the 2024 Equity Plan (including shares reserved for the maximum payout for the performance-based RSUs). If this proposal is approved by our stockholders at the 2025 Annual Meeting, the 2024 Amended Equity Plan providing for the additional 1,500,000 shares will become effective on the date of the 2025 Annual Meeting. The proposed share increase is expected to last approximately one year, based on a forecast that takes into account our anticipated rate of growth in hiring, an estimated range of our stock price over time, our historical forfeiture rates, as well as the number of shares we currently have available for grant. However, circumstances could alter this projection, such as a change in business conditions or our company strategy. In determining the number of shares we are asking stockholders to approve for use under the 2024 Equity Plan, we considered an estimate of our projected usage and our view of investor concerns about these types of proposals, including the following key plan metrics. As of April 14, 2025, we also had 841,052 shares available for grant under our 2021 Inducement Plan. The closing price of our common stock on the Nasdaq Stock Market as of April 14, 2025 was $6.14 per share.
•Historical Grant Practices. Our Compensation Committee and our Board considered the historical amounts of equity awards that we have granted in the past three years. In fiscal years 2024, 2023 and 2022, we granted equity awards representing 2,246,163, 1,912,822 and 1,691,814 shares, respectively, under the 2024 Equity Plan and the predecessor 2014 Equity Plan. In addition, we granted an additional 39,000, 837,564 and 731,177 shares, respectively, under our 2021 Inducement Plan in fiscal years 2024, 2023 and 2022. We have historically operated as a healthcare technology company headquartered in Silicon Valley and have in the past competed for employees with companies in Silicon Valley in the Internet, software and services industries, which tend to have put a greater emphasis in equity compensation. As part of our transformation strategy, we have gradually shifted our focus away from the Silicon Valley labor market. In the third quarter of 2022, we adopted a remote first workplace model in the United States, meaning that, except for those employees whose job responsibilities require in-office work, none of our employees are required to work at the office. In January 2024, we moved our corporate headquarters from Santa Clara, California, to Austin, Texas. As we compete for talent at a national level as a remote employer, we expect our equity incentive award grants to be more aligned with our peer healthcare, insurance and technology companies. In June 2024, the Compensation Committee removed our non-U.S. employees from the eligible pool to solely utilize our equity incentive program for the U.S. employees, consultants and non-directors. In March 2025, the Compensation Committee also generally reduced RSU award ranges for certain levels. However, in 2024, we had to issue additional grants in connection with executive succession to incentivize and retain key executives. We continue to monitor and make adjustments to our equity program to move towards a more sustainable equity compensation program.
•Forecasted Grants. As discussed above, our Compensation Committee and our Board anticipate that the proposed increase to the share reserve, based on projected share utilization, will be sufficient for our equity award usage through our 2026 annual equity awards. In determining the projected share increase, our Compensation Committee and our Board considered a forecast that included the following factors: (i) the number unissued shares remaining under the 2024 Equity Plan as of April 14, 2025, prior to the date of the action by our Board to approve the 2024 Amended Equity Plan; and (ii) the estimated cancellations and forfeitures returned back to the 2024 Equity Plan. Based on these projections, we expect to request additional shares under the 2024 Amended Equity Plan at our 2026 annual meeting of stockholders.
•Awards Outstanding Under Existing Grants and Dilutive Impact. Our Compensation Committee and our Board considered currently outstanding equity awards and the dilutive impact of such awards and forecasted grants. As of April 14, 2025, we had (i) equity awards covering 1,144,996 shares outstanding under the 2024 Equity Plan, (ii) equity awards covering 1,849,932 shares outstanding under the 2014 Equity Plan (which was the predecessor to the 2024 Equity Plan and under which no more awards may be granted) and (iii) equity awards covering 666,945 outstanding under the 2021 Inducement Plan. The approximately 3,661,873 shares subject to these outstanding equity awards (commonly referred to as the “overhang”) represent approximately

10.8% of the fully diluted number of shares of our common stock. Assuming stockholders had approved the 2024 Amended Equity Plan on that date, the dilutive impact of the additional 1,500,000 shares that would be available for issuance under the 2024 Amended Equity Plan would increase the overhang percentage by an additional 3.7% to approximately 14.5%, each based on the fully diluted number of shares of our common stock as of April 14, 2025. For this purpose, we calculated overhang as (i) the number of awards outstanding under all of our equity incentive plans as of April 14, 2025 (assuming maximum payouts for PSUs), plus the number of 1,500,000 shares that would be available for future awards if stockholders approve the 2024 Amended Equity Plan, divided by (ii) our fully diluted shares outstanding (including the outstanding and newly reserved shares in (i)) as of April 14, 2025.
•Burn rate. Our Compensation Committee and our Board considered our gross burn rate and net burn rate. Gross burn rate measures our usage of shares for our equity incentive plans as a percentage of our outstanding stock. For 2024, 2023 and 2022, our gross burn rates were 7.8%, 9.8%, and 8.9%, respectively. We calculated our gross burn rate by dividing the number of shares subject to awards granted during the year by the weighted average number of shares outstanding during the year. Our gross burn rates for 2024, 2023 and 2022 were adversely impacted by the grant of equity awards to executive officers who subsequently terminated employment with us during the three-year period as well as new executive officers who joined us during the same period. After reflecting equity awards cancelled and returned to the equity incentive plans due to employee terminations, our net burn rate in 2024 was in line with our historical levels. Net burn rate reflects equity awards granted during the fiscal year less equity awards cancelled and returned to the plan (net equity grants), divided by the weighted average number of shares outstanding. Our net burn rates for 2024, 2023, and 2022 were 5.7%, 8.4%, and 3.6%, respectively. During 2024, our net burn rate was impacted by equity awards granted in connection with the promotion of our Chief Financial Officer and our Chief Revenue Officer as well as by retention awards granted to our current executive officers following our Chief Executive Officer’s announcement of his planned retirement in August 2024. We plan to reduce our overall compensation expense and the number of grant recipients in future years, although circumstances could alter this projection.
•Burn Rates Compared to Peers. As discussed in “Historical Grant Practices” above, we have historically operated as a healthcare technology company headquartered in Silicon Valley and have in the past competed for employees with companies in Silicon Valley in the Internet, software and services industries, which tend to have put a greater emphasis in equity compensation. Although we have started to compete for talent more at a national level as a remote employer in recent years, to remain competitive so that we can attract and retain excellent talent, it is essential that we award equity compensation at a level that allows us to compete with our healthcare, insurance and technology peer companies. As a result, we evaluate our burn rate in comparison with the burn rates of the peer group that we identify in this proxy statement, and our burn rate is in line with the burn rates of that peer group. Our three-year average gross burn rate and net burn rate was 8.8% and 5.9% respectively, as compared to the peer 75th percentile three-year average gross burn rate and net burn rate of 7.5% and 5.0% of our peer group.*
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*    A number of the 2024 peer group companies have had merger and acquisition activities. For peer group companies with all three years of data, the average reflects a three-year average; for peer group companies that were acquired in 2024, the average reflects a two-year average; and peer group companies with only 2022 data are not included, as an average is not available or applicable.
Summary of the 2024 Amended Equity Plan
The following is a summary of the principal features of the 2024 Amended Equity Plan and its operation. The summary is qualified in its entirety by the full text of the 2024 Amended Equity Plan, which is attached hereto as Appendix B to this proxy statement.
Purpose of the 2024 Amended Equity Plan
The purposes of the 2024 Amended Equity Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants who perform services to the Company, and to promote the success of the Company’s business. These incentives are provided through the grant of stock options, restricted stock, restricted stock units, stock appreciation rights, performance units, and performance shares.

Authorized Shares
Subject to the adjustment provisions contained in the 2024 Equity Plan, at the 2024 annual meeting of stockholders, our stockholders approved the reservation of the following number of shares of our common stock for issuance under the 2024 Equity Plan: (i) 1,350,000 shares, plus (ii) (A) any shares that, as of immediately before the termination or expiration of the 2014 Equity Plan, have been reserved but not issued under any 2014 Equity Plan awards and are not subject to any awards granted under the 2014 Equity Plan, plus (B) any shares subject to awards granted under the 2014 Equity Plan that, after 2014 Equity Plan is terminated or expired, expire or otherwise terminate without having been exercised or issued in full or are forfeited to or repurchased by the Company due to failure to vest, with the maximum number of shares that may be added to the 2024 Equity Plan under clause (ii) above equal to 300,000 shares.
If the stockholders approve the 2024 Amended Equity Plan, there will be 1,500,000 additional shares available for issuance under the 2024 Amended Equity Plan. In addition, shares may become available for issuance under the 2024 Amended Equity Plan as described in the next paragraph. The shares may be authorized, but unissued, or reacquired common stock. As of April 14, 2025, the number of shares subject to awards outstanding under the 2024 Equity Plan was 1,144,996 shares.
If any award granted under the 2024 Amended Equity Plan expires or becomes unexercisable without having been exercised in full, or, with respect to restricted stock, restricted stock units, performance units or performance shares, is forfeited to or repurchased by the Company due to failure to vest, then the unpurchased or forfeited or repurchased shares subject to such award will become available for future grant or sale under the 2024 Amended Equity Plan (unless the 2024 Amended Equity Plan has terminated). Upon exercise of a stock appreciation right settled in shares, the gross number of shares covered by the portion of the exercised stock appreciation right (whether or not actually issued as a result of such exercise) will cease to be available under the 2024 Amended Equity Plan. If shares issued under restricted stock, restricted stock units, performance shares or performance units are repurchased by or forfeited to the Company due to failure to vest, such shares will become available for future grant under the 2024 Amended Equity Plan. Shares used to pay the exercise price or purchase price of an award or to satisfy the tax withholding obligations of an award will not become available for future grant or sale under the 2024 Amended Equity Plan. If an award is paid out in cash rather than shares, the number of shares available for issuance under the 2024 Amended Equity Plan will not be reduced.
Adjustments to Shares Subject to the 2024 Amended Equity Plan
In the event of any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of shares or other securities of the Company, or other change in the corporate structure affecting our common stock occurs (other than any ordinary dividends or other ordinary distributions), the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2024 Amended Equity Plan, will adjust the number and class of shares of stock that may be delivered under the 2024 Amended Equity Plan, and/or the number, class and price of shares of stock subject to outstanding awards, and the numerical share limits in the 2024 Amended Equity Plan.
Administration
The 2024 Amended Equity Plan may be administered by our Board, any committee of our Board, or a committee of individuals satisfying applicable laws appointed by our Board or a duly authorized committee of our Board in accordance with the terms of the 2024 Amended Equity Plan (the “Administrator”). In the case of transactions, including grants to certain officers and key employees of the Company, intended to qualify as exempt under Rule 16b-3 of the Exchange Act, the members of the committee must qualify as “non-employee directors” under Rule 16b‑3 of the Exchange Act.
Subject to the terms of the 2024 Amended Equity Plan, the Administrator has the authority to interpret and administer the 2024 Amended Equity Plan, including but not limited to, the authority, in its discretion, to select the employees, consultants, and directors who will receive awards, to determine the terms and conditions of awards, to modify or amend each award (subject to the restrictions of the 2024 Amended Equity Plan), including to accelerate vesting or waive forfeiture restrictions, to extend the post-service exercise period applicable to an award, and to interpret the provisions of the 2024 Amended Equity Plan and outstanding awards. The Administrator may allow a participant to defer the receipt of payment of cash or delivery of shares that otherwise would be due to such participant. The Administrator may make rules and regulations relating to sub-plans established for the purpose of facilitating compliance with applicable non-U.S. laws, easing administration of the 2024 Amended Equity Plan, or qualifying for favorable tax treatment under applicable non-U.S. laws and may make all other determinations deemed necessary or advisable for administering the 2024 Amended Equity Plan. The Administrator may temporarily suspend the exercisability of an award if the Administrator deems such suspension to be necessary or appropriate for administrative purposes or to comply with applicable laws, provided that such suspension must be lifted before the expiration of the maximum term and post-service exercisability period of an award, unless doing so would not comply with applicable laws.
Eligibility
Awards may be granted to U.S. employees, directors and consultants of the Company or any parent or subsidiary corporation of the Company. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company. As of April 14, 2025, approximately 1,597 U.S. employees, eight non-employee directors, and seven consultants were eligible to participate in the 2024 Equity Plan. As of the same date, the closing price of a share of our common stock as reported on The Nasdaq Global Select Market was $6.14.
Limitations
The Administrator may not institute an exchange program under which (i) outstanding awards are surrendered or cancelled in exchange for awards of the same type (which may have a higher or lower exercise price and/or different terms), awards of a different type and/or cash, (ii) which participants have the opportunity to transfer outstanding awards to a financial institution, or (iii) the exercise price of an outstanding award is reduced.
Dividends or other distributions payable with respect to shares subject to equity awards will not be paid before and unless the underlying shares vest. No dividends or other distributions will be paid with respect to shares that are subject to unexercised options or stock appreciation rights.
Subject to specified treatment in the event of a change in control of the Company in which outstanding awards are not assumed or continued by a successor corporation, no portion of an award granted under the 2024 Amended Equity Plan, other than an automatic, nondiscretionary award granted to a non-employe director under our Director Compensation Program, may vest earlier than the one-year anniversary of such award’s date of grant, unless accelerated by reason of an award holder’s death or disability, provided that awards may be granted to any service provider (or awards may be modified) without regard to such minimum vesting requirements to the extent such grants (or modifications) would not result in the issuance of an aggregate of more than 5% of the shares reserved for issuance under the 2024 Amended Equity Plan.
The 2024 Amended Equity Plan provides, in any fiscal year, that no non-employee director may be granted equity awards (the value of which will be based on their grant date fair value determined in accordance with GAAP) or be provided any cash retainers or annual or meeting fees for service as a non-employee director in amounts that, in the aggregate, exceed $750,000, except that such amount will be increased to $1,000,000 in the fiscal year of his or her initial service as a non-employee director. Any equity awards or other compensation provided to an individual while he or she was an employee, or while he or she was a consultant but not a non-employee director, will not count for purposes of these limitations.
Stock Options
Each option granted under the 2024 Amended Equity Plan is evidenced by a written or electronic agreement between the Company and a participant specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the 2024 Amended Equity Plan.
The exercise price per share of each option may not be less than the fair market value of a share of our common stock on the date of grant. However, an exception may be made for any options that are granted in substitution for options held by employees of companies that the Company acquires in a manner consistent with Section 424(a) of the Code. In addition, any incentive stock option granted to an employee who, at the time of grant, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a “Ten Percent Stockholder”) must have an exercise price per share equal to at least 110% of the fair market value of a share on the date of grant. The aggregate fair market value of the shares (determined on the grant date) covered by incentive stock options that first become exercisable by any participant during any calendar year also may not exceed $100,000. Generally, the fair market value of our common stock is the closing price of our stock on any established stock exchange or national market system on the applicable date.
The 2024 Amended Equity Plan provides that the Administrator will determine the acceptable form(s) of consideration for exercising an option. An option will be deemed exercised when the Company receives the notice of exercise and full payment for the shares to be exercised, together with any applicable tax withholdings.
Options are exercisable at such times or under such conditions as determined by the Administrator and set forth in the award agreement. The maximum term of an option will be specified in the award agreement, but an incentive stock option must have a term not exceeding 10 years (or in the case of an incentive stock option granted to a Ten Percent Stockholder, five years).
The Administrator will determine and specify in each award agreement, and solely in its discretion, the period of exercise applicable to each option following a service provider’s cessation of service. In the absence of such a determination by the Administrator, the participant generally will be able to exercise his or her option for (i) three months following his or her cessation of service for reasons other than death or disability, and (ii) 12 months following his or her cessation of service due to disability or following his or her death while holding the option. An award agreement may provide for an extension of a post-service exercise period upon a cessation of service for reasons other than death or disability if the exercise of the option following such cessation of service would result in liability under Section 16(b) of the Exchange Act or would violate the registration requirements under the Securities Act.
Restricted Stock Awards
Awards of restricted stock are rights to acquire or purchase shares, which vest in accordance with the terms and conditions established by the Administrator in its sole discretion. Each restricted stock award granted will be evidenced by a written or electronic agreement between the Company and the participant specifying the number of shares subject to the award and the other terms and conditions of the award, consistent with the requirements of the 2024 Amended Equity Plan. Restricted stock awards may be subject to vesting conditions if and as the Administrator specifies, and the shares acquired may not be transferred by the participant until vested. The Administrator may set restrictions based upon continued employment or service, the achievement of specific performance objectives (Company-wide, departmental, divisional, business unit or individual), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.
Unless otherwise provided by the Administrator, a participant will forfeit any shares of restricted stock as to which the restrictions have not lapsed before the participant’s cessation of service. Unless the Administrator provides otherwise, and subject to the general rules in the 2024 Amended Equity Plan related to dividends (described below), participants holding restricted stock will have the right to vote the underlying shares. The Administrator may, in its sole discretion, reduce or waive any restrictions and may accelerate the time at which any restrictions will lapse or be removed.
Restricted Stock Units
The Administrator may grant restricted stock units, which represent a right to receive shares at a future date as set forth in the participant’s award agreement. Each restricted stock unit granted under the 2024 Amended Equity Plan are evidenced by a written or electronic agreement between the Company and the participant specifying the number of shares subject to the award and other terms and conditions of the award, consistent with the requirements of the 2024 Amended Equity Plan. Restricted stock units may be settled, in the sole discretion of the Administrator, in shares, cash or a combination of cash and shares.
Restricted stock units will result in a payment to a participant only if the performance goals or other vesting criteria (if any) the Administrator may establish are achieved or the awards otherwise vest. The Administrator may set vesting criteria based upon continued employment or service, the achievement of specific performance objectives (Company-wide, departmental, divisional, business unit, or individual goals (including, but not limited to, continued employment or service)), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion, which, depending on the extent to which they are met, will determine the number of restricted stock units to be paid out to participants.
After the grant of a restricted stock unit award, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout and may accelerate the time at which any restrictions will lapse or be removed. A participant will forfeit any unearned restricted stock units as of the date set forth in the award agreement. The Administrator in its sole discretion may pay earned restricted stock units in cash, shares of our common stock, or a combination of cash and shares.
Stock Appreciation Rights
A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of our common stock between the date of grant of the award and the date of its exercise. Each stock appreciation right granted under the 2024 Amended Equity Plan is evidenced by a written or electronic agreement between the Company and the participant specifying the exercise price and the other terms and conditions of the award, consistent with the requirements of the 2024 Amended Equity Plan.
The exercise price per share of each stock appreciation right may not be less than the fair market value of a share on the date of grant. Upon exercise of a stock appreciation right, the holder of the award will be entitled to receive an amount determined by multiplying (i) the difference between the fair market value of a share on the date of exercise over the exercise price by (ii) the number of exercised shares. The Company may pay the appreciation in cash, in shares, or in some combination of cash and shares. The term of a stock appreciation right will be set forth in the award agreement. The terms and conditions relating to the period of exercise following a cessation of service with respect to options described above also apply to stock appreciation rights.
Performance Units and Performance Shares
Performance units and performance shares may also be granted under the 2024 Amended Equity Plan. Performance units and performance shares are awards that will result in a payment to a participant only if the performance goals or other non-time-based vesting criteria (if any) the Administrator may establish are achieved or the awards otherwise vest. Each award of performance units or shares granted under the 2024 Amended Equity Plan is evidenced by a written or electronic agreement between the Company and the participant specifying the performance period and other terms and conditions of the award, consistent with the requirements of the 2024 Amended Equity Plan. Earned performance units and performance shares will be paid, in the sole discretion of the Administrator, in the form of cash, shares (which will have an aggregate fair market value equal to the earned performance units or shares at the close of the applicable performance period), or in a combination of cash and shares. The Administrator may set vesting criteria based upon continued employment or service, the achievement of specific performance objectives (Company-wide, departmental, divisional, business unit or individuals goals (including, but not limited to, continued employment or service)), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion, and which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants.
After the grant of a performance unit or performance share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance units or shares. Performance units will have an initial value established by the Administrator on or before the date of grant. Each performance share will have an initial value equal to the fair market value of a share on the grant date. A participant will forfeit any performance shares or units that are unearned or unvested as of the date set forth in the award agreement.
Transferability of Awards
Unless determined otherwise by the Administrator and subject to the terms of the 2024 Amended Equity Plan, awards granted under the 2024 Amended Equity Plan generally are not transferable other than by will or by the laws of descent and distribution, and all rights with respect to an award granted to a participant generally will be available during a participant’s lifetime only to the participant.
Dissolution or Liquidation
In the event of the Company’s proposed dissolution or liquidation, the Administrator will notify each participant as soon as practicable before the effective date of such proposed transaction. An award will terminate immediately before consummation of such proposed action to the extent the award has not been previously exercised or vested.
Change in Control
The 2024 Amended Equity Plan provides that, in the event of a merger of the Company with or into another corporation or entity or a “Change in Control” (as defined in the 2024 Amended Equity Plan), each award will be treated as the Administrator determines without a participant’s consent, including, without limitation, that (i) awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation or its affiliate with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a participant, that the participant’s awards will terminate upon or immediately before the consummation of such merger or Change in Control; (iii) outstanding awards will vest and become exercisable, realizable or payable or restrictions applicable to an award will lapse, in whole or in part, before or upon consummation of such merger of Change in Control, and, to the extent the Administrator determines, terminate upon or immediately before the effectiveness of such merger or Change in Control; (iv) (A) the termination of an award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such award or realization of the participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such award or realization of the participant’s rights, then such award may be terminated by the Company without payment), or (B) the replacement of such award with other rights or property selected by the Administrator in its sole discretion; or (v) any combination of the above. In taking any of the actions permitted by the 2024 Amended Equity Plan, the Administrator will not be obligated to treat all awards, all awards held by a participant, all awards of the same type, or all portions of awards, similarly in the transaction.
If the successor corporation does not assume or substitute for an award (or portion of an award), the participant will fully vest in and have the right to exercise the participant’s outstanding options and stock appreciation rights (or portions of such awards) that are not assumed or substituted for, all restrictions on restricted stock, restricted stock units, performance shares and performance units (or portions of such awards) not assumed or substituted for will lapse, and, with respect to such awards with performance-based vesting (or portions of such awards), all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met, in each case, unless specifically provided otherwise by the Administrator or under the applicable award agreement or other written agreement authorized by the Administrator between the participant and the Company or any of its subsidiaries or parents. In addition, unless specifically provided otherwise by the Administrator or under the applicable award agreement or other written agreement authorized by the Administrator between the participant and the Company or any of its subsidiaries or parents, if an option or stock appreciation right (or portion of such award) is not assumed or substituted for, the Administrator will notify the participant in writing or electronically that the option or stock appreciation right (or its applicable portion) will be exercisable for a period of time determined by the Administrator in its sole discretion, and the option or stock appreciation right (or its applicable portion) will terminate upon the expiration of such period.
In addition, with respect to awards granted to a non-employee director while such individual was a non-employee director, in the event of a Change in Control, the non-employee director’s options, stock appreciation rights, restricted stock and restricted stock units, if any, will vest fully and become immediately exercisable, all restrictions on his or her restricted stock will lapse, and all performance goals or other vesting for his or her performance shares and units will be deemed achieved at one hundred percent (100%) of target levels, and all other terms and conditions met, unless specifically provided otherwise by the Administrator or under the applicable award agreement or other written agreement authorized by the Administrator between the participant and the Company or any of its subsidiaries or parents.

For purposes of the 2024 Amended Equity Plan, “Change in Control” means generally the occurrence of any of the following events:
(i)    A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control; provided, further, that any change in the ownership of the stock of the Company as a result of a private financing of the Company that is approved by the Board also will not be considered a Change in Control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event will not be considered a Change in Control under this subsection (i). For this purpose, indirect beneficial ownership will include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or
(ii)    A change in the effective control of the Company that occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
(iii)    A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
Forfeiture Events
The Administrator may specify in an award agreement that the participant’s rights, payments and benefits with respect to an award will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition upon the occurrence of certain specified events. Awards will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition under any clawback policy in effect or that we are required to adopt under the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by applicable laws. The Administrator may require a participant to forfeit, return or reimburse us all or a portion of the award and any amounts paid under the award, according to such clawback policy or in order to comply with applicable laws.
Termination or Amendment
The 2024 Amended Equity Plan will automatically terminate 10 years from the date of its initial adoption by our Board in 2024, unless terminated at an earlier time by the Administrator. The Administrator may amend, alter, suspend or terminate the 2024 Amended Equity Plan at any time, provided that the Company will obtain stockholder approval of any amendment to the extent approval is necessary and desirable to comply with any applicable laws. No amendment, alteration, suspension or termination will materially impair the rights of any participant unless mutually agreed otherwise between the participant and the Administrator.
Federal Tax Aspects
The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the 2024 Amended Equity Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or non-U.S. country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.
Incentive Stock Options
An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option normally will recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.
The difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.
Nonstatutory Stock Options
Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special U.S. tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income equal to the amount that the fair market value of the shares on such date exceeds the exercise price. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired through such grant.
Stock Appreciation Rights
In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the fair market value of any shares of our common stock received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock Awards
A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, under Section 83(b) of the Code, to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired through a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.
Restricted Stock Units
There generally are no immediate tax consequences of receiving an award of restricted stock units. A participant who is awarded restricted stock units generally will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the Administrator or a participant. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.
Performance Units and Performance Shares
A participant generally will recognize no income upon the grant of a performance share or a performance unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any cash or nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.
Section 409A
Section 409A of the Code provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2024 Amended Equity Plan with a deferral feature will be subject to the requirements of Section 409A of the Code. If an award is subject to and fails to satisfy the requirements of Section 409A of the Code, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be before the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. Certain states have enacted laws similar to Section 409A which impose additional taxes, interest and penalties on non-qualified deferred compensation arrangements. The Company will also have withholding and reporting requirements with respect to such amounts.
Medicare Surtax
A participant’s annual “net investment income”, as defined in Section 1411 of the Internal Revenue Code, may be subject to a 3.8% federal surtax (generally referred to as the “Medicare Surtax”). Net investment income may include capital gain and/or loss arising from the disposition of shares subject to a participant’s awards under the 2024 Amended Equity Plan. Whether a participant’s net investment income will be subject to the Medicare Surtax will depend on the participant’s level of annual income and other factors.
Tax Effect for the Company
The Company generally will be entitled to a tax deduction in connection with an award under the 2024 Amended Equity Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our chief executive officer and other “covered employees” as determined under Section 162(m) and applicable guidance. Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000.

Number of Awards Granted to Employees, Consultants and Directors
The number of awards that an employee, director or consultant may receive under the 2024 Amended Equity Plan is in the discretion of the Administrator and therefore cannot be determined in advance. The following table sets forth (i) the aggregate number of shares of our common stock subject to restricted stock units (in the case of performance-based restricted stock units, at target levels) granted under the 2024 Equity Plan, the 2014 Plan and the 2021 Inducement Plan to our Named Executive Officers and the below-listed groups during the fiscal year 2024 (no other types of awards were granted to such individuals during the last fiscal year), (ii) the average per share exercise price of such options, and (iii) the dollar value of such restricted stock units based on their aggregate grant date fair value determined under FASB ASC Topic 718.

Name of Individual or Group	Number Award Granted Under the 2021 Inducement Plan	Number Award Granted Under the 2014 Equity Plan	Number Award Granted Under the 2024 Equity Plan	Dollar Value of 2024 Equity Awards ($)(1)
Francis S. Soistman	—	250,000	—	1,305,000
Chief Executive Officer
Michelle M. Barbeau	—	110,000	31,300	995,350.00
Chief Revenue Officer
Gavin G. Galimi	—	85,000	31,300	615,850
Senior Vice President, General Counsel and Corporate Secretary
All executive officers, as a group	—	575,000	168,900	4,108,200
All directors who are not executive officers, as a group	—	190,560	63,045	1,210,969
All employees and consultants who are not executive officers, as a group	39,000	1,070,458	178,200	6,714,228
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(1)Reflects the aggregate grant date fair value of the equity awards computed in accordance with FASB ASC Topic 718.

OTHER INFORMATION
Stock Ownership Information
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information, as of the Record Date, as to shares of common stock and Series A preferred stock beneficially owned by:
•each person who is known by us to own beneficially more than 5% of our common stock or Series A preferred stock;
•each of our directors and nominees;
•each of our Named Executive Officers; and
•all of our directors, nominees and current executive officers as a group.
The information provided in the table is based on our records, information filed with the Securities and Exchange Commission and information furnished by the respective individuals or entities, as the case may be.
The beneficial ownership percentages shown in the table below are based on 30,326,646 shares of common stock outstanding as of the Record Date and 2,250,000 shares of Series A preferred stock outstanding as the Record Date. The voting power percentages shown in the table below are based on an aggregate of 34,498,285 votes to which the holders of our capital stock were entitled as of the Record Date, comprised of (i) an aggregate of 30,326,646 votes to which the holders of our outstanding common stock were entitled as of the Record Date and (ii) 4,171,639 votes to which the holder of all of our outstanding Series A preferred stock was entitled as of the Record Date.
In computing the number of shares of common stock beneficially owned by a person and the beneficial ownership and voting percentages of that person, we deemed outstanding (i) shares of common stock subject to options held by that person that were exercisable on or within 60 days after the Record Date and (ii) shares of common stock issuable upon the vesting of restricted stock units within 60 days after the Record Date. We did not deem these shares outstanding, however, for the purpose of computing the beneficial ownership or voting percentages of any other person.
Stockholders holding shares of our common stock or Series A preferred stock at the close of business on the Record Date vote as a single class at the Annual Meeting. For additional information regarding the voting rights of the Series A preferred stock, including the calculation of the number of votes that each holder of Series A preferred stock is entitled to, please see the Certificate of Designations previously filed as an exhibit to our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 3, 2021.
We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Except as indicated in the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock and Series A preferred stock that they beneficially own, subject to applicable community property laws.

Beneficial Ownership Table
(as of April 21, 2025)

	Common Stock		Series A Preferred Stock
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned	Percentage of Total Voting Power
Greater than 5% Stockholders
Echelon Health SPV, LP (2) 1450 Brickell Avenue, 31st Floor Miami, FL 33131	—	—	2,250,000	100.0%	12.1%
8 Knots Management, LLC(3) 4530 Woodfin Drive Dallas, TX 75220	2,396,187	7.9%	—	—	6.9%
Nantahala Capital Management, LLC(4) 130 Main St. 2nd Floor New Canaan, CT 06840	1,911,821	6.3%			5.5%
Palo Alto Investors LP(5) 470 University Avenue Palo Alto, CA 94301	1,878,127	6.2%	—	—	5.4%
Named Executive Officers, Directors and Director Nominees
Francis S. Soistman(6)	782,955	2.6%	—	—	2.3%
Michelle M. Barbeau(7)	98,188	*	—	—	*
Gavin G. Galimi(8)	97,573	*	—	—	*
Prama Bhatt	—	*	—	—	—%
Andrea C. Brimmer(9)	83,907	*	—	—	*
Beth A. Brooke(10)	98,259	*	—	—	*
A. John Hass, III(11)	87,319	*	—	—	*
Erin L. Russell(12)	79,619	*	—	—	*
Cesar M. Soriano(13)	75,642	*	—	—	*
Aaron C. Tolson	—	*	—	—	—%
Dale B. Wolf(14)	151,491	*	—	—	*
All current executive officers, directors and director nominees, as a group (12 persons)(15)	1,602,917	5.2%	—	—	4.6%
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*    Represents beneficial ownership of less than one percent of our outstanding common stock.
(1)Unless otherwise indicated, the address for each beneficial owner is c/o eHealth, Inc., 13620 Ranch Road 620 N Suite A250, Austin, TX 78717.
(2)2,250,000 shares of Series A preferred stock are held directly by Echelon Health SPV, LP (“Echelon LP”). The Series A preferred stock is convertible into common stock at the option of the holder at any time at a conversion rate equal to (i) the Accrued Value (as defined below) plus payable in kind dividends that have accrued since the most recent semi-annual dividend payment date but that have not yet been added to the Accrued Value, divided by (ii) the conversion price as of the applicable conversion date. As of the Record Date, the conversion price was equal to $79.5861. The conversion price is subject to further adjustment in the future pursuant to the terms of the Certificate of Designations. “Accrued Value” means, as of any date, with respect to any share of Series A preferred stock, the sum of (i) $100, plus (ii) on June 30 and December 31 of each year and on a cumulative basis, all payable in kind dividends that have accrued on such share but that have not previously been added to the Accrued Value. There are certain conditional share caps on the number of shares issuable upon conversion of the Series A preferred stock that are set forth in the Certificate of Designations. The Series A preferred stock is entitled to vote together with the common stock as a single class on all matters submitted to a vote of the holders of the common stock. Subject to certain voting limitations set forth in the H.I.G. Investment Agreement and in the Certificate of Designations, the Series A preferred stock is entitled to the number of votes, rounded down to the nearest whole number, equal to the quotient of (i) the aggregate

Accrued Value of the issued and outstanding shares of Series A preferred stock, divided by (ii) $69.684 (which is the “Minimum Price” computed in accordance with the Certificate of Designations). Based on this calculation, Echelon LP will be entitled to 4,171,639 votes at the Annual Meeting. Echelon Health SPV GP, LLC (“Echelon GP”) is the general partner of Echelon Health SPV, LP (“Echelon LP”). H.I.G. Echelon, LP (“Holdco”) is the sole member of Echelon LP. H.I.G. Middle Market LBO Fund III, L.P. (“Middle Market LBO III”) is the controlling interest holder of Holdco and Echelon GP. H.I.G. Middle Market Advisors III, LLC (“Middle Market Advisors III”) is the general partner of Middle Market LBO III and the manager of Echelon GP. H.I.G.-GPII, Inc. (“GPII” and together with Echelon LP, Echelon GP, Holdco, Middle Market LBO III and Middle Market Advisors III, the “HIG Funds”) is the general partner of Holdco and the manager of Middle Market Advisors III. Sami W. Mnaymneh and Anthony A. Tamer are the sole shareholders of GPII. As a result of the foregoing relationships, each of the HIG Funds and Messrs. Mnaymneh and Tamer may be deemed to beneficially own the Series A preferred stock held by Echelon LP. Messrs. Mnaymneh and Tamer disclaim beneficial ownership of the securities held by the HIG Funds except to the extent of their pecuniary interest therein. The address of each of the HIG Funds and Messrs. Mnaymneh and Tamer is 1450 Brickell Avenue, 31st Floor, Miami, FL 33131.
(3)Based on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2025 by 8 Knots Management, LLC (“8 Knots Management”), Scott Green, 8 Knots Fund, LP (“8 Knots Fund”) and 8 Knots GP, LP (“8 Knots GP”). 8 Knots Management and Scott Green reported shared voting power and shared dispositive power over 2,396,187 shares of our common stock and 8 Knots Fund and 8 Knots GP reported shared voting power and shared dispositive power over 1,369,740 shares of our common stock as of December 31, 2024. 8 Knots Management serves as investment manager to 8 Knots Fund. 8 Knots GP is the general partner of 8 Knots Fund. Mr. Green is the sole managing member of 8 Knots Management. 8 Knots Fund beneficially owns 1,369,740 shares of our common stock and 8 Knots GP, 8 Knots Management and Mr. Green may be deemed to have beneficial ownership over such shares. 8 Knots Management also serves as a sub-adviser to another private investment fund (the “Sub-Advised Fund”) which beneficially owns 119,080 shares of our common stock. 8 Knots Management and Mr. Green disclaim beneficial ownership of the shares owned by the Sub-Advised Fund. The Schedule 13G/A further reports that 8 Knots Management serves as an adviser to five separately managed accounts (“SMAs”), which beneficially own 907,367 shares of our common stock, in the aggregate, and that 8 Knots Management and Mr. Green may be deemed to be a beneficial owner of 117,067 of such 907,367 shares. The address of each of 8 Knots Fund, 8 Knots GP, 8 Knots Management and Mr. Green is c/o 8 Knots Management, 4530 Woodfin Drive, Dallas, Texas 75220.
(4)Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on November 14, 2024 by Nantahala Capital Management, LLC (“Nantahala”), Wilmot B. Harkey and Daniel Mack, Nantahala reported shared voting power and shared dispositive power over 1,911,821 shares of our common stock as of September 30, 2024. Nantahala may be deemed to be the beneficial owner of 1,911,821 shares held by funds and separately managed accounts under its control, and as the managing members of Nantahala, each of Messrs. Harkey and Mack may be deemed to be a beneficial owner of those shares. The address of each of Nantahala and Messrs. Harkey and Mack is 130 Main Street, 2nd Floor, New Canaan, Connecticut 06840.
(5)Based on information contained in a Form 13F Holdings Report filed with the Securities and Exchange Commission on February 14, 2025 by Palo Alto Investors LP (“PAI”), PAI reported sole voting authority and sole investment authority over 1,878,127 shares of our common stock as of December 31, 2024. The address of PAI is 470 University Avenue, Palo Alto, CA 94301. The Company has not relied on information contained in the Schedule 13G/A filed by PAI on February 14, 2024 because it has actual knowledge that the beneficial ownership of PAI equals 1,878,127 shares as of December 31, 2024.
(6)Includes 91,666 shares of common stock issuable upon exercise of stock options and 781 shares of common stock issuable upon vesting of RSUs.
(7)Includes 14,086 shares of common stock issuable upon vesting of RSUs.
(8)Includes 4,966 shares of common stock issuable upon vesting of RSUs.
(9)Includes 26,057 shares of vested RSUs that have been deferred pursuant to the terms of a deferral election and 7,940 shares of common stock issuable upon vesting of RSUs.
(10)Includes 26,121 shares of common stock issuable upon vesting of RSUs.
(11)Includes 24,446 shares of vested RSUs that have been deferred pursuant to the terms of a deferral election and 7,940 shares of common stock issuable upon vesting of RSUs.
(12)Includes 7,940 shares of common stock issuable upon vesting of RSUs.
(13)Includes 8,659 shares of common stock issuable upon vesting of RSUs.
(14)Includes 62,932 shares held by The Dale B. Wolf Generation Skipping Trust and 7,940 shares of common stock issuable upon vesting of RSUs.
(15)Includes an aggregate of 91,666 shares of common stock issuable upon exercise of stock options, 90,532 shares of common stock issuable upon vesting of RSUs and 50,503 shares of vested RSUs that have been deferred pursuant to the terms of a deferral election.

Securities Authorized for Issuance Under Equity Compensation Plan
The following table sets forth information regarding outstanding options and shares reserved for future issuance under our equity compensation plans as of December 31, 2024:

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights (a)	Weighted-average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	2,968,446	$26.34	1,713,750(2)
Equity compensation plans not approved by security holders(3)	740,459	41.03	851,052(4)
Total	3,708,905	$40.15	2,564,802
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(1)Consists of the 2014 Equity Plan, 2024 Equity Plan and 2020 Employee Stock Purchase Plan, and excludes the 2021 Inducement Plan. There are no outstanding options under the 2024 Equity Plan.
(2)A total of 1,000,000 shares of common stock are authorized and reserved for issuance under the 2020 Employee Stock Purchase Plan and (A) 1,350,000 shares of our common stock that are authorized and reserved for issuance under the 2024 Equity Plan, plus (B) any shares that, as of immediately prior to the termination or expiration of the 2014 Equity Plan, have been reserved but not issued pursuant to any awards granted under the 2014 Equity Plan and are not subject to any awards granted thereunder, plus any shares subject to awards granted under the 2014 Equity Plan that, after the 2014 Equity Plan is terminated or expired, expire or otherwise terminate without having been exercised or issued in full or are forfeited to or repurchased by the Company due to failure to vest, with the maximum number of shares to be added to the 2024 Equity Plan pursuant to this clause equal to 300,000 shares.
(3)Consists of the 2021 Inducement Plan, which was adopted in September 2021 and allows for the grant of equity compensation awards to individuals as an incentive for them to become employees of the Company. The 2021 Inducement Plan allows the grant of stock options, stock appreciation rights, restricted stock awards and restricted stock units. The exercise price of any stock options and stock appreciation rights must be at least 100% of the fair market value of the covered shares as of the grant date. Our Compensation Committee administers the 2021 Inducement Plan, including (but not limited to) the authority to determine the individuals who will receive awards, the amount of the awards, and the terms and conditions of the awards (including any performance goals or other vesting requirements), subject to the terms of the 2021 Inducement Plan.
(4)A total of 2,410,000 shares of our common stock have been authorized and reserved for issuance under the 2021 Inducement Plan. As of December 31, 2024, 851,052 shares of our common stock were available for issuance under the 2021 Inducement Plan.
Certain Relationships and Related Transactions
We describe below transactions and series of similar transactions, since January 1, 2023, and any currently proposed transaction, to which we were or will be a participant, in which:
•The amounts involved exceeded or will exceed the lesser of (i) $120,000 and (ii) 1% of our total assets at year-end for the last two completed fiscal years; and
•A director, director nominee, executive officer, holder of more than 5% of our common stock or Series A preferred stock or any member of any such person’s immediate family had or will have a direct or indirect material interest.
We also describe below certain other transactions with our directors, executive officers and stockholders.
Policies and Procedures with Respect to Related-Party Transactions
The charter of our Audit Committee requires that members of the Audit Committee, all of whom are independent directors, review and oversee all related-party transactions in accordance with applicable rules and regulations. In addition, the Audit Committee is responsible for reviewing, approving and monitoring our Related Person Transactions Policy. Our Related Person Transaction Policy requires that our employees obtain approval from our Chief Financial Officer prior to engaging in activity that may constitute a conflict of interest where their interests may conflict with the Company’s interests. There were no related-party transactions during 2023 and 2024 that required review, approval or ratification pursuant to our policies and procedures, or for which such policies and procedures were not followed. Except for the compensation of directors and executive officers and the transactions described earlier and as set forth above, none of our directors, director nominees, executive officers or holders of more than 5% of our common stock or Series A preferred stock was involved in any related-party transactions.
H.I.G. Investment Agreement
On February 17, 2021, we entered into an Investment Agreement with Echelon Health SPV, LP (together with its affiliated funds, “H.I.G.”), an investment vehicle of H.I.G. Capital, LLC (the “H.I.G. Investment Agreement”). On April 30, 2021, upon the terms and subject to the conditions set forth in the H.I.G. Investment Agreement, we issued and sold 2,250,000 shares of our newly designated Series A preferred stock, at an aggregate purchase price of $225,000,000, at a price of $100 per share (the “Private Placement”). We received $216.2 million in proceeds from the Private Placement, after deducting sales commissions and certain transaction fees. Under the terms of the H.I.G. Investment Agreement, H.I.G. is entitled to nominate one individual for election to our Board for so long as it continues to own at least 30% of the common stock issuable or issued upon conversion of the Series A preferred stock originally issued to it. The director designated by H.I.G. is also entitled to serve on committees of our Board, subject to applicable law and stock exchange rules.
The H.I.G. Investment Agreement and the Certificate of Designations include a number of covenants and other rights, including, but not limited to, dividends, redemption put and call rights, liquidation rights, Board nomination rights, and voting rights. The H.I.G. Investment Agreement is included as an exhibit to our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 18, 2021 and the Certificate of Designations is included as an exhibit to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 3, 2021.
Pursuant to the terms of the H.I.G. Investment Agreement, H.I.G. nominated Aaron C. Tolson to our Board. Mr. Tolson was appointed to our Board as a Class I director in August 2021, and currently serves as a member of the Compensation Committee, the Nominating and Corporate Governance Committee and the Government and Regulatory Affairs Committee of the Board. In addition, our failure to maintain certain levels of commissions receivable and liquidity entitles H.I.G., subject to the conditions and restriction specified therein, additional rights, including, the right to nominate one additional director, the right to approve our annual budget, the right to approve hiring or termination of certain key executives and the right to approve the incurrence of certain indebtedness. As of September 30, 2023, we failed to maintain the Minimum Asset Coverage Ratio (as defined in the H.I.G. Investment Agreement), which entitles H.I.G. to the additional rights set forth above. On March 13, 2024, the Nominating and Corporate Governance Committee of our Board approved the appointment of a board observer designated by H.I.G. As of November 30, 2024, we were no longer in compliance with the Minimum Liquidity Amount (as defined in the H.I.G. Investment Agreement). The non-compliance with the Minimum Asset Coverage Ratio or the Minimum Liquidity Amount does not entitle H.I.G. to accelerate the redemption of the Series A Preferred Stock.
Board Compensation
Our non-employee directors are entitled to cash compensation and equity award grants for service on our Board. For more information regarding these arrangements, see “Corporate Governance—Non-Employee Director Compensation Program” above and the related section in our definitive proxy statement filed on April 26, 2024.
We have entered into offer letters or employment-related agreements with each of our executive officers. For more information regarding these arrangements, see “Executive Compensation—Executive Compensation Tables—Employment Agreements, Severance Agreements and Change of Control Arrangements” above and the related section in our definitive proxy statement filed on April 26, 2024.
Indemnification Agreements and Limitation of Liability
Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred or suffered in connection with their service to us or on our behalf. Our bylaws provide that we shall advance the expenses incurred by a director or officer in advance of the final disposition of an action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her action in that capacity, regardless of whether Delaware law would otherwise permit indemnification. In addition, our certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper personal benefit from their actions as directors.
We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.
Equity Award Grants
We have granted restricted stock units and options to purchase shares of our common stock to our directors and executive officers. See “Corporate Governance—Non-Employee Director Compensation Program,” “Executive Compensation—Compensation Overview—Executive Compensation Program for 2024,” “Executive Compensation—Executive Compensation Tables—2024 Outstanding Equity Awards at Fiscal Year-End,” and “Executive Compensation—Executive Compensation Tables—2024 Option Exercises and Stock Vested at Fiscal Year-End.”

Stockholder Proposals for the 2026 Annual Meeting
The deadline for submitting a stockholder proposal for inclusion in our proxy statement and form of proxy for our 2026 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Exchange Act is December 29, 2025.
Our bylaws contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals. Under our bylaws, a stockholder proposal will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to our Secretary at our executive offices and otherwise complies with the provisions of our bylaws. To be timely, our bylaws provide that such stockholder’s notice must be received by our Secretary at our principal executive offices no later than 5:00 p.m., Pacific Time, on the 90th day and no earlier than 9:00 a.m., Pacific Time, on the 120th day prior to the one-year anniversary of the immediately preceding year’s annual meeting.
If no annual meeting was held in the previous year or the annual meeting is called for a date that is not within 25 days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than 5:00 p.m., Pacific Time, on the later of (i) the 90th day prior to the annual meeting or (ii) if the first public announcement (as defined in our bylaws) of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of the meeting was made.
To be timely for our 2026 Annual Meeting of Stockholders, notice by the stockholder must be received by our Secretary at our principal executive offices no earlier than 9:00 a.m., Pacific Time, on February 18, 2026 and no later than 5:00 p.m., Pacific Time, on March 20, 2026 (provided, however, that if the annual meeting is called for a date that is not within 25 days before or after the one-year anniversary date of the Annual Meeting, then notice by the stockholder to be timely must be so received not later than 5:00 p.m., Pacific Time, on the later of (i) the 90th day prior to the annual meeting or (ii) if the first public announcement (as defined in our bylaws) of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of the meeting was made).
In addition, stockholders who intend to solicit proxies in support of director nominees other than our nominees must also comply with the additional requirements of Rule 14a-19(b) of the Exchange Act. If, after complying with the provisions above, a stockholder, or such stockholder’s qualified representative, does not attend the annual meeting to present the stockholder’s proposal, we are not required to present the proposal for a vote at such meeting (unless otherwise required by law).

Annual Report
We will furnish without charge, upon written request of any person who was a stockholder or beneficial owner of capital stock at the close of business on April 21, 2025, a copy of our Annual Report on Form 10-K, including the financial statements and the financial statement schedules. The written request should be sent to: Investor Relations, eHealth, Inc., 13620 Ranch Road 620 N, Suite A250, Austin, TX 78717.
Whether you intend to be present at the Annual Meeting or not, we urge you to vote promptly by using the Internet or telephone, or, if you requested to receive printed proxy materials, by signing and mailing the proxy or voting instruction form.

By Order of the Board of Directors,

Francis S. Soistman Chief Executive Officer and Director

Austin, Texas
April 28, 2025

APPENDICES

Appendix A
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (In thousands, unaudited)

	Year Ended December 31, 2024	Year Ended December 31, 2023
GAAP net loss attributable to common stockholders	$(34,960)	$(66,515)
Dividends for preferred stock	22,249	20,965
Change in preferred stock redemption value	22,768	17,336
GAAP net income (loss)	10,057	(28,214)
Stock-based compensation expense	19,881	23,213
Depreciation and amortization	16,338	19,916
Impairment, restructuring and other charges	9,475	—
Interest expense	11,159	10,974
Other income, net	(6,900)	(9,453)
Provision for (benefit from) income taxes	9,255	(2,381)
Adjusted EBITDA	$69,265	$14,055
Adjusted EBITDA is calculated by excluding the impact from preferred stock, provision for (benefit from) income taxes, depreciation and amortization, stock-based compensation expense, impairment, restructuring and other charges, interest expense, other income (expense), net, and other non-recurring charges from GAAP net income (loss) attributable to common stockholders. Other non-recurring charges to GAAP net income (loss) attributable to common stockholders may include transaction expenses in connection with capital raising transactions (whether debt, equity or equity-linked) and acquisitions, whether or not consummated, purchase price adjustments and the cumulative effect of a change in accounting principles.
We believe that the presentation of adjusted EBITDA provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. Management believes that the use of this non-GAAP financial measure provides consistency and comparability with our past financial reports. Management also believes that adjusted EBITDA provides an additional measure of our operating results and facilitates comparisons of our core operating performance against prior periods and business model objectives. This information is provided to investors in order to facilitate additional analyses of past, present and future operating performance and as a supplemental means to evaluate our ongoing operations. We believe that this non-GAAP financial measure is useful to investors in their assessment of our operating performance.
Adjusted EBITDA is not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the revenue and costs associated with the operation of our business and do not reflect income tax as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP. As a result, you should not consider adjusted EBITDA in isolation or as a substitute for analysis of our results as reported under GAAP. eHealth expects to continue to incur the stock-based compensation costs and depreciation and amortization described above, and exclusion of these costs, and their related income tax benefits, from adjusted EBITDA should not be construed as an inference that these costs are unusual or infrequent. eHealth compensates for these limitations by prominently disclosing GAAP net income (loss) and GAAP net income (loss) attributable to common stockholders and providing investors with reconciliations from eHealth’s GAAP operating results to adjusted EBITDA for the relevant periods. The table above provides more details on the GAAP financial measure that is most directly comparable to adjusted EBITDA and the related reconciliation between these financial measures.
Appendix A - 1

Appendix B

EHEALTH, INC.
AMENDED AND RESTATED 2024 EQUITY INCENTIVE PLAN
1.Purposes of the Plan. The purposes of this Plan are:
•to attract and retain the best available personnel for positions of substantial responsibility,
•to provide additional incentive to Employees, Directors and Consultants, and
•to promote the success of the Company’s business.
The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares.
2.Definitions. As used herein, the following definitions will apply:
(a)“Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.
(b)“Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards, including without limitation the related issuance of Shares, including without limitation under U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.
(c)“Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.
(d)“Award Agreement” means the written or electronic agreement provided by the Company setting forth the terms and provisions applicable to an Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.
(e)“Affiliate” means any corporation or other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.
(f)“Board” means the Board of Directors of the Company.
(g)“Change in Control” means the occurrence of any of the following events:
(i)    Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (i), the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control; provided, further, that any change in the ownership of the stock of the Company as a result of a private financing of the Company that is approved by the Board also will not be considered a Change in Control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event will not be considered a Change in Control under this subsection (i). For this purpose, indirect beneficial ownership will include, without limitation, an interest resulting
Appendix B - 1

from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or
(ii)    Change in Effective Control of the Company. A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
(iii)    Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A.
Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (x) its primary purpose is to change the jurisdiction of the Company’s incorporation, or (y) its primary purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
(h)“Code” means the U.S. Internal Revenue Code of 1986, as amended. Any reference to a section of the Code or regulation thereunder will include such section or regulation, any valid regulation or other formal guidance of general or direct applicability promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(i)“Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or by a duly authorized committee of the Board, in accordance with Section 4 hereof.
(j)“Common Stock” means the common stock of the Company.
(k)“Company” means eHealth, Inc., a Delaware corporation, or any successor thereto.
(l)“Consultant” means any natural person, including an advisor, engaged by the Company or a Parent, a Subsidiary or an Affiliate of the Company to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the
Appendix B - 2

Securities Act, and provided, further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.
(m)“Director” means a member of the Board.
(n)“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.
(o)“Employee” means any person, including Officers and Directors, employed by the Company or any Parent, Subsidiary or Affiliate of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.
(p)“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.
(q)“Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution, and/or (iii) the exercise price of an outstanding Award is reduced. Pursuant to the provisions of Section 6(a), the Administrator may not institute an Exchange Program.
(r)“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
(i)    If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, or the New York Stock Exchange, its Fair Market Value will be the closing sales price for such stock (or, if no closing sales price was reported on that date, as applicable, on the last Trading Day such closing sales price was reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(ii)    If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last Trading Day such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(iii)    In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.
In addition, for purposes of determining the fair market value of shares for any reason other than the determination of the exercise price of Options or Stock Appreciation Rights, fair market value will be determined by the Administrator in a manner compliant with Applicable Laws and applied consistently for such purpose. The determination of fair market value for purposes of tax withholding may be made in the Administrator’s discretion subject to Applicable Laws and is not required to be consistent with the determination of Fair Market Value for other purposes.
(s)“Fiscal Year” means the fiscal year of the Company.
(t)“Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
(u)“Inside Director” means a Director who is an Employee.
Appendix B - 3

(v)“Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
(w)“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(x)“Option” means a stock option granted pursuant to the Plan.
(y)“Outside Director” means a Director who is not an Employee.
(z)“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(aa)“Participant” means the holder of an outstanding Award.
(bb) “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 11.
(cc) “Performance Unit” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 11.
(dd) “Period of Restriction” means the period (if any) during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, continued service, the achievement of target levels of performance, the achievement of performance goals, or the occurrence of other events as determined by the Administrator.
(ee) “Plan” means this 2024 Equity Incentive Plan (as may be amended from time to time).
(ff) “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.
(gg) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.
(hh) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
(ii) “Section 16(b)” means Section 16(b) of the Exchange Act.
(jj) “Section 409A” means Section 409A of the Code, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder, from time to time, or any state law equivalent.
(kk) “Securities Act” means the U.S. Securities Act of 1933, as amended, as amended, including the rules and regulations promulgated thereunder.
(ll)     “Service Provider” means an Employee, Director or Consultant.
(mm) “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.
(nn)    “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 10 is designated as a Stock Appreciation Right.
Appendix B - 4

(oo) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
(pp) “Trading Day” means a day that the primary stock exchange, national market system, or other trading platform, as applicable, upon which the Common Stock is listed (or otherwise trades regularly, as determined by the Administrator, in its sole discretion) is open for trading.
(qq) “U.S. Treasury Regulations” means the Treasury Regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code will include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.
3.Stock Subject to the Plan.
(a)Stock Subject to the Plan. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is (i) 2,850,000 Shares, plus (ii) (A) any Shares that, as of immediately prior to the termination or expiration of the Company’s 2014 Equity Incentive Plan, as amended (the “2014 Equity Plan”), have been reserved but not issued pursuant to any awards granted under the 2014 Equity Plan and are not subject to any awards granted thereunder, plus (B) any Shares subject to awards granted under the 2014 Equity Plan that, after the 2014 Equity Plan is terminated or expired, expire or otherwise terminate without having been exercised or issued in full or are forfeited to or repurchased by the Company due to failure to vest, with the maximum number of Shares to be added to the Plan pursuant to clause (ii) above equal to 300,000 Shares. In addition, Shares may become available for issuance under the Plan pursuant to Section 3(b). The Shares may be authorized, but unissued, or reacquired Common Stock.
(b)Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to or repurchased by the Company due to failure to vest, then the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights, the forfeited or repurchased Shares), which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Upon exercise of a Stock Appreciation Right settled in Shares, the gross number of Shares covered by the portion of the Award so exercised, whether or not actually issued pursuant to such exercise, will cease to be available under the Plan. Shares that actually have been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company due to failure to vest, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price or purchase price of an Award or to satisfy the tax withholding obligations related to an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 14, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to this Section 3(b).
(c)Share Reserve. The Company, at all times during the term of this Plan, will reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.
4.Administration of the Plan.
(a)Procedure.
(i)    Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.
Appendix B - 5

(ii)    Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.
(iii)    Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which Committee will be constituted to comply with Applicable Laws.
(iv)    Delegation of Authority for Day-to-Day Administration. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.
(b)Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion, to:
(i)    determine the Fair Market Value;
(ii)    select the Service Providers to whom Awards may be granted hereunder;
(iii)    to determine whether and to what extent Awards are granted hereunder;
(iv)    determine the number of Shares or dollar amounts to be covered by each Award granted hereunder;
(v)    approve forms of Award Agreement for use under the Plan;
(vi)    determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. The terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;
(vii)    construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;
(viii)    prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of facilitating compliance with applicable non‑U.S. laws, easing the administration of the Plan or for qualifying for favorable tax treatment under applicable non‑U.S. laws;
(ix)    modify or amend each Award (subject to Section 6(a) and Section 19 of the Plan), including without limitation the discretionary authority to extend the post-service exercisability period of Awards; provided, however, that in no event will the term of an Option or Stock Appreciation Right be extended beyond its original maximum term;
(x)    allow Participants to satisfy tax withholding obligations in a manner prescribed in Section 15 of the Plan;
(xi)    authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
(xii)    temporarily suspend the exercisability of an Award if the Administrator deems such suspension to be necessary or appropriate for administrative purposes or to comply with Applicable Laws, provided that such suspension must be lifted prior to the expiration of the maximum term and post-service exercisability period of an Award, unless doing so would not comply with Applicable Laws;
Appendix B - 6

(xiii)    allow a Participant, to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to the Participant under an Award, subject to Section 15(c);
(xiv)    determine whether Awards will be settled in Shares, cash or in any combination thereof;
(xv)    impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers; and
(xvi)    make all other determinations deemed necessary or advisable for administering the Plan.
(c)Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards and will be given the maximum deference permitted by Applicable Laws.
5.Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to Service Providers. Incentive Stock Options may be granted only to employees of the Company or a Parent or Subsidiary of the Company.
6.Limitations.
(a)No Exchange Program. Notwithstanding the powers of the Administrator set forth herein, the Administrator may not institute an Exchange Program.
(b)Dividends. Dividends or other distributions payable with respect to Shares subject to Awards will not be paid before and unless the underlying Shares vest. No dividends or other distributions will be paid with respect to Shares that are subject to unexercised Options or Stock Appreciation Rights.
(c)Minimum Vesting Requirements.
(i)    General. Except as specified in Section 6(c)(ii), no portion of an Award, other than an automatic, nondiscretionary Award granted to an Outside Director under the Company’s outside director compensation policy, may vest earlier than the one-year anniversary of such Award’s date of grant, except if accelerated by reason of the Participant’s death or Disability.
(ii)    Exception. Awards may be granted to any Service Provider (or Awards may be modified) without regard to the minimum vesting requirements set forth in Section 6(c)(i) to the extent such grants (or modifications) would not result in the issuance of an aggregate of more than 5% of the Shares reserved for issuance under Section 3(a) (the “5% Limit”). For purposes of clarification, an Award granted in substitution for an equity award of an acquired entity in connection with a transaction described in Section 424(a) of the Code (a “Substituted Award”) shall not count against the 5% Limit. The 5% Limit applies in the aggregate to Awards (other than Substituted Awards) that do not satisfy the minimum vesting requirements set forth in Section 6(c)(i).
(d)Outside Director Limitations. In any Fiscal Year, no Outside Director may be granted equity awards (including any Awards granted under this Plan), the value of which will be based on their grant date fair value determined in accordance with U.S. generally accepted accounting principles, and be provided any cash retainers or annual or meeting fees for service as an Outside Director in amounts that, in the aggregate, exceed $750,000, provided that such amount is increased to $1,000,000 in the Fiscal Year of his or her initial service as an Outside Director. Any Awards or other compensation provided to an individual for his or her services as an Employee, or for his or her services as a Consultant other than as an Outside Director, will be excluded for purposes of this Section 6(d).
7.Stock Options.
Appendix B - 7

(a)Grant of Options. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Options to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.
(b)Stock Option Agreement. Each Award of an Option will be evidenced by an Award Agreement that will specify the exercise price, the number of Shares subject to the Option, the exercise restrictions, if any, applicable to the Option, and such other terms and conditions as the Administrator, in its sole discretion, will determine.
(c)$100,000 Limitation for Incentive Stock Options. Notwithstanding any designation of an Option as an Incentive Stock Option, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 7(c), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.
(d)Term of Option. The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.
(e)Option Exercise Price and Consideration.
(i)    Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:
(1)In the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.
(2)In the case of any other Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(3)Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.
(ii)    Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.
(iii)    Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of, without limitation: (1) cash (including cash equivalents); (2) check; (3) promissory note, to the extent permitted by Applicable Laws; (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided further that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) by reduction in the amount of any Company liability to the Participant; (7) by net exercise; (8) such
Appendix B - 8

other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (9) any combination of the foregoing methods of payment.
(f)Exercise of Option.
(i)    Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.
An Option will be deemed exercised when the Company receives: (i) notice of exercise (in accordance with the procedures that the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with any applicable tax withholdings). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.
Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
(ii)    Cessation of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the cessation of the Participant’s Service Provider status as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of cessation of the Participant’s Service Provider status (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following cessation of the Participant’s Service Provider status. Unless otherwise provided by the Administrator, if on the date of cessation of the Participant’s Service Provider status the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If, after cessation of the Participant’s Service Provider status, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(iii)    Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of cessation of the Participant’s Service Provider status (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following cessation of the Participant’s Service Provider status. Unless otherwise provided by the Administrator, if on the date of cessation of the Participant’s Service Provider status the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If, after cessation of the Participant’s Service Provider status, the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(iv)    Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to the Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the
Appendix B - 9

Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s death. Unless otherwise provided by the Administrator, if at the time of death, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(v)    Tolling Expiration. A Participant’s Award Agreement may also provide that:
(1)if the exercise of the Option following the cessation of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16(b), then the Option will terminate on the earlier of (A) the expiration of the term of the Option set forth in the Award Agreement, or (B) the tenth (10th) day after the last date on which such exercise would result in liability under Section 16(b); or
(2)if the exercise of the Option following the cessation of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (A) the expiration of the term of the Option or (B) the expiration of a period of thirty (30) days after the cessation of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.
8.Restricted Stock.
(a)Grant of Restricted Stock. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.
(b)Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction (if any), the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.
(c)Transferability. Except as provided in this Section 8 or as the Administrator determines, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of any applicable Period of Restriction.
(d)Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate. The Administrator may set restrictions based upon continued employment or service, the achievement of specific performance objectives (Company-wide, departmental, divisional, business unit, or individual), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.
(e)Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of any applicable Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.
(f)Voting Rights. During any applicable Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.
(g)Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and, subject to Section 3, again will become available for grant under the Plan.
Appendix B - 10

9.    Restricted Stock Units.
(a)Grant. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Restricted Stock Units to Service Providers in such amounts as the Administrator, in its sole discretion, will determine. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.
(b)Vesting Criteria and Other Terms. The Administrator will set vesting criteria (if any) in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon continued employment or service, the achievement of specific performance objectives (Company-wide, departmental, divisional, business unit, or individual goals (including, but not limited to, continued employment or service)), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.
(c)Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.
(d)Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable at the time(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Restricted Stock Units in cash, Shares, or a combination of both.
(e)Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company and, subject to Section 3, again will become available for grant under the Plan.
10.    Stock Appreciation Rights.
(a)Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.
(b)Number of Shares. Subject to the terms and conditions of the Plan, the Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider.
(c)Exercise Price and Other Terms. The per Share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.
(d)Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise (if any), and such other terms and conditions as the Administrator, in its sole discretion, will determine.
(e)Term and Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date as determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 7(f) relating to exercise also will apply to Stock Appreciation Rights.
(f)Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined as the product of:
Appendix B - 11

(i)    The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; and
(ii)    The number of Shares with respect to which the Stock Appreciation Right is exercised.
At the discretion of the Administrator, the payment upon exercise of a Stock Appreciation Right may be in cash, in Shares of equivalent value, or in some combination of both.
11.    Performance Units and Performance Shares.
(a) Grant of Performance Units/Shares. Subject to the terms and conditions of the Plan, Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. Subject to the terms and conditions of the Plan, the Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.
(b) Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.
(c) Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) (if any) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set vesting criteria based upon continued employment or service, the achievement of specific performance objectives (Company-wide, departmental, divisional, business unit, or individual goals (including, but not limited to, continued employment or service)), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.
(d) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.
(e) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.
(f)Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and, subject to Section 3, again will be available for grant under the Plan.
12. Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise or as otherwise required by Applicable Laws, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any of its Subsidiaries or Affiliates. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such
Appendix B - 12

leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.
13.Transferability of Awards. Unless determined otherwise by the Administrator (and subject to the provisions of Section 6(a)), an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.
14.Adjustments; Dissolution or Liquidation; Merger or Change in Control.
(a)Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs (other than any ordinary dividends or other ordinary distributions), the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares of stock that may be delivered under the Plan and/or the number, class, and price of shares of stock covered by each outstanding Award and the numerical Share limits in Section 3 of the Plan. Notwithstanding the preceding, the number of Shares subject to any Award always will be a whole number.
(b)Dissolution or Liquidation. In the event of a proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised (with respect to an Option or a Stock Appreciation Right) or vested (with respect to an Award other than an Option or a Stock Appreciation Right), an Award will terminate immediately prior to the consummation of such proposed action.
(c)Merger or Change in Control. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines (subject to the provisions of the following paragraph) without a Participant’s consent, including, without limitation, that (i) Awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such merger or Change in Control; (iii) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (iv) (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (v) any combination of the foregoing. In taking any of the actions permitted under this Section 14(c), the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, all Awards of the same type, or all portions of Awards, similarly.
In the event that the successor corporation does not assume or substitute for the Award (or portion thereof), the Participant will fully vest in and have the right to exercise the Participant’s outstanding Option and Stock Appreciation Right (or portion thereof) that is not assumed or substituted for, including Shares as to which such Award would not otherwise be vested or exercisable, all restrictions on Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units (or portions thereof) not assumed or substituted for will lapse, and, with respect to such Awards with performance-based vesting (or portions thereof) not assumed or substituted for, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, in each case, unless specifically provided otherwise by the Administrator or under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any
Appendix B - 13

of its Subsidiaries or Parents, as applicable. In addition, unless specifically provided otherwise by the Administrator or under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if an Option or Stock Appreciation Right (or portion thereof) is not assumed or substituted for in the event of a merger or Change in Control, the Administrator will notify the Participant in writing or electronically that such Option or Stock Appreciation Right (or its applicable portion) will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right (or its applicable portion) will terminate upon the expiration of such period.
For the purposes of this Section 14(c), an Award will be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control. For the avoidance of doubt, the Administrator may determine that, for purposes of this Section 14(c), the Company is the successor corporation with respect to some or all Awards.
Notwithstanding anything in this Section 14(c) to the contrary, and unless otherwise provided by the Administrator or under an Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries, Affiliates or Parents, as applicable, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.
Notwithstanding anything in this Section 14(c) to the contrary, if a payment under an Award Agreement is subject to Section 409A and if the change in control definition contained in the Award Agreement or other written agreement related to the Award does not comply with the definition of “change in control” for purposes of a distribution under Section 409A, then any payment of an amount that otherwise is accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Section 409A without triggering any penalties applicable under Section 409A.
(d)Outside Director Awards in Connection with Change in Control. With respect to Awards granted to an Outside Director while such individual was an Outside Director, in the event of a Change in Control, the Outside Director will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, in each case, unless specifically provided otherwise by the Administrator or under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries, Affiliates or Parents, as applicable.
15.Tax.
(a)Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholding obligations are due, the Company (or any of its Subsidiaries, Parents or Affiliates employing or retaining the services of a Participant, as applicable) will have the power and the right to deduct or withhold, or require a Participant to remit to the Company (or any of its Subsidiaries, Parents or Affiliates, as applicable), an amount sufficient to satisfy U.S. federal, state, and local, non-U.S., and other
Appendix B - 14

taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).
(b)Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, check or other cash equivalents; (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion; (iii) delivering to the Company already-owned Shares having a fair market value equal to the statutory amount required to be withheld or such greater amount as the Administrator may determine, in each case, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion; (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld or such greater amount as the Administrator may determine, in each case, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion; (v) such other consideration and method of payment for the meeting of tax withholding obligations as the Administrator may determine to the extent permitted by Applicable Laws; or (vi) any combination of the foregoing methods of payment. The withholding amount will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion. The fair market value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.
(c)Compliance With Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Administrator. Each payment or benefit under this Plan and under each Award Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. The Plan, each Award and each Award Agreement under the Plan is intended to be exempt from or otherwise meet the requirements of Section 409A and will be construed and interpreted including but not limited with respect to ambiguities and/or ambiguous terms, in accordance with such intent, in accordance with such intent, except as otherwise specifically determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A. In no event will the Company or any of its Subsidiaries or Parents have any responsibility, obligation or liability under the terms of this Plan to reimburse, indemnify, or hold harmless any Participant or any other person in respect of Awards, for any taxes, interest or penalties imposed, or other costs incurred, as a result of Section 409A.
16.No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider, nor interfere in any way with the Participant’s right or the right of the Company and its Subsidiaries, Affiliates or Parents, as applicable, to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.
17.Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.
18.Term of Plan. Subject to Section 23 of the Plan, the Plan was established effective as of June 12, 2024 (the “Effective Date”), the date of its original approval by the Company’s stockholders, and was amended and restated as of June __. 2025. It will continue in effect for a term of ten (10) years from the date of the initial Board (or its designated Committee) action to adopt the Plan unless terminated earlier under Section 19 of the Plan.
Appendix B - 15

19.Amendment and Termination of the Plan.
(a)Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.
(b)Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.
(c)Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
20.Conditions Upon Issuance of Shares.
(a)Legal Compliance. Shares will not be issued pursuant to an Award, including without limitation upon exercise or vesting thereof, as applicable, unless the issuance and delivery of such Shares and exercise or vesting of the Award, as applicable, will comply with Applicable Laws. If required by the Administrator, issuance will be further subject to the approval of counsel for the Company with respect to such compliance. If the Company determines it to be impossible or impractical to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any Applicable Laws, registration or other qualification of the Shares under any state, federal or foreign law or under the rules and regulations of the U.S. Securities and Exchange Commission, the stock or share exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, the Company will be relieved of any liability regarding the failure to issue or sell such Shares as to which such authority, registration, qualification or rule compliance was not obtained and the Administrator reserves the authority, without the consent of a Participant, to terminate or cancel Awards with or without consideration in such a situation.
(b)Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
21.Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any U.S. state or federal law or non-U.S. law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.
22.Forfeiture Events. The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Notwithstanding any provisions to the contrary under this Plan, each Award granted under the Plan will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition under the Company’s clawback policy in effect as of the date such Award is granted or any other clawback policy of the Company as may be established and/or amended from time to time to comply with Applicable Laws (including, without limitation, pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Laws) (in each case, a “Clawback Policy”). The Administrator may require a Participant to forfeit, return, or reimburse the Company all or a portion of the Award and any amounts paid
Appendix B - 16

thereunder pursuant to the terms of any applicable Clawback Policy or as necessary or appropriate to comply with Applicable Laws. Unless this Section 22 specifically is mentioned and waived in an Award Agreement or other document, no recovery of compensation under a Clawback Policy or otherwise will constitute an event that triggers or contributes to any right of a Participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any Parent, Affiliates or Subsidiary of the Company.

Appendix B - 17

EHEALTH, INC.
ATTN: GAVIN GALIMI
13620 RANCH ROAD 620 N, SUITE A250
AUSTIN, TX 78717

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 17, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/EHTH2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

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Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 17, 2025. Have your proxy card in hand when you call and then follow the instructions.

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V73237-P22168 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

EHEALTH, INC.

The Board of Directors recommends you vote FOR ALL of the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) A. John Hass, III
02) Francis S. Soistman
03) Aaron C. Tolson

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of eHealth, Inc. for the fiscal year ending December 31, 2025.	☐	☐	☐
3. Approval, on an advisory basis, of the compensation of the Named Executive Officers of eHealth, Inc.	☐	☐	☐
4. Approval of an amendment and restatement of the eHealth, Inc. 2024 Equity Incentive Plan to increase the maximum number of shares of common stock that may be issued thereunder by 1,500,000 shares.	☐	☐	☐

NOTE: In their discretion, each proxy may also vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V73238-P22168

eHealth, Inc.
Annual Meeting of Stockholders
June 18, 2025 9:00 a.m. ET
Via the Internet at www.virtualshareholdermeeting.com/EHTH2025
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Francis S. Soistman and John J. Dolan, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, all of the shares of capital stock of eHealth, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders of eHealth, Inc. to be held at 9:00 a.m. Eastern Time on June 18, 2025 or at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is given, this proxy will be voted "FOR" the election of each of the director nominees named in proposal 1, "FOR" proposals 2-4 and in the discretion of each of the proxies on any other matter that properly comes before the meeting.

Continued and to be signed on reverse side